UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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CHEVRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2021 proxy statement

notice of 2021 annual meeting of stockholders to be held on may 26, 2021

2021 notice of the chevron corporation

annual meeting of stockholders

wednesday, may 26, 2021

8:00 a.m. PDT

Online by live audio webcast (www.virtualshareholdermeeting.com/CVX2021)

record date

Monday, March 29, 2021

agenda

•	Elect 12 Directors named in this Proxy Statement;

•	Vote on a Board proposal to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2021;

•	Vote on a Board proposal to approve, on an advisory basis, Named Executive Officer (“NEO”) compensation;

•	Vote on six stockholder proposals, each if properly presented at the meeting; and

•	Transact any other business that is properly presented at the meeting by or at the direction of the Board.

admission

Stockholders or their legal proxy holders may attend the 2021 Annual Meeting of Stockholders.

important notice regarding admission to the 2021 annual meeting

Virtual Annual Meeting

We are pleased to announce that the Company will conduct its 2021 Annual Meeting of Stockholders (“Annual Meeting”) on the above date and time solely by live audio webcast in lieu of an in-person meeting. Your Board believes this format will enhance and facilitate attendance by providing convenient access for all of our stockholders. In addition, this meeting format will eliminate public health concerns around the COVID-19 pandemic and the significant costs associated with holding an in-person meeting. We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency.

We encourage participation

Stockholders of record owning Chevron common stock at the close of business on Monday, March 29, 2021, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered stockholders as of the record date during the meeting, stockholders should go to the meeting website at www.virtualshareholdermeeting.com/CVX2021, enter the 16-digit control number found on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials, and follow the instructions on the website. If your voting instruction form or Notice Regarding the Availability of Proxy Materials does not indicate that you may vote those shares through the www.proxyvote.com website and it does not include a 16-digit control number, you should contact your bank, broker, or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The Annual Meeting will be opened for access beginning at 7:45 a.m. PDT on May 26, 2021. Proponents of the stockholder proposals included in this Proxy Statement will be given the option to prerecord or call in live through a dedicated line to ensure their ability to present their proposals.

We welcome questions from stockholders

Questions may be submitted in advance of the meeting at www.proxyvote.com or live during the meeting at www.virtualshareholdermeeting.com/CVX2021. If we are not able to get to every question submitted, we will post a summary of the remaining questions and answers on www.chevron.com/investors/stockholder-services.

Technical difficulties and additional questions

If you have difficulty accessing the Annual Meeting, please call 844-976-0738 (toll free) or 303-562-9301 (international). Technicians will be available to assist you. Please submit any additional questions, comments, or suggestions by email at corpgov@chevron.com or by telephone by calling 1-877-259-1501.

In the event of a technical malfunction or other situation that the meeting Chair determines may affect the ability of the meeting to satisfy the requirements for a stockholder meeting to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the Chair will convene the Annual Meeting at 8:30 a.m. PDT on the date specified above at the Company’s headquarters in San Ramon, California, solely for the purpose of adjourning the meeting to reconvene at a date, time, and physical or virtual location announced by the meeting Chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the investor relations page of the Company’s website at www.chevron.com/investors/stockholder-services.

voting

Stockholders owning Chevron common stock at the close of business on Monday, March 29, 2021, or their legal proxy holders, are entitled to vote at the Annual Meeting. Please refer to pages 93 through 94 of this Proxy Statement for information about voting at the Annual Meeting.

distribution of proxy materials

On Thursday, April 8, 2021, we will commence distributing to our stockholders (1) a copy of this Proxy Statement, a proxy card or voting instruction form, and our Annual Report (the “Proxy Materials”), (2) a Notice Regarding the Availability of Proxy Materials, with instructions to access the Proxy Materials and vote on the internet, or (3) for stockholders who receive materials electronically, an email with instructions to access the Proxy Materials and vote on the internet.

By Order of the Board of Directors,

Mary A. Francis

Corporate Secretary and Chief Governance Officer

April 8, 2021

Dear Stockholder,

A year ago, we knew 2020 was going to present a unique challenge. Chevron demonstrated both agility and resilience in adjusting to extreme market conditions, balancing short-term cash flow and long-term value. We intend to build on our track record of capital and cost discipline to deliver higher returns and lower carbon.

Our focus on higher returns is underpinned by a strong balance sheet, a dividend that is our first financial priority, and the transformation of our business to work more efficiently and effectively. This is built upon an advantaged portfolio that was further enhanced by the Noble Energy acquisition.

We recognize the need to deliver value for our stockholders and, at the same time, to help the world move toward a lower-carbon energy system. So we are focused on lowering our carbon intensity cost efficiently, increasing renewables and offsets in support of our business, and investing in low-carbon technologies that enable commercial solutions.

Chevron’s latest Climate Change Resilience Report released last month lays out our perspective, strategy, actions and policy positions for a lower-carbon future. We are dedicated to leading the industry on transparent carbon emissions reporting, providing data and facts so stakeholders can see our progress toward the ambitions of the Paris Agreement. Having already exceeded our 2023 metrics, we now expect to achieve a 35 percent carbon intensity reduction by 2028 from 2016. We have also committed to zero routine flaring by 2030. In May 2021, we will release our Corporate Sustainability Report that further details our environmental, social, and governance priorities.

We believe investing in our people and our culture is essential for success. Our human capital management objectives are focused on hiring, developing and retaining critical talent, while fostering a culture that values diversity and inclusion and employee engagement. We believe innovative solutions to the most complex challenges emerge when diverse people, ideas, and experiences come together in an inclusive environment.

We take pride in providing the affordable, reliable, ever-cleaner energy that billions of people rely on every day. As the world emerges from a year of unprecedented challenges, we intend to continue to demonstrate Chevron’s consistent, prepared, and adaptive strengths as we move into the future.

We appreciate your investment in Chevron.

Sincerely,

Michael K. Wirth Chairman and CEO	Ronald D. Sugar Lead Director

Chevron Corporation

6001 Bollinger Canyon Road, San Ramon, CA 94583

cautionary statements relevant to forward-looking information for the purpose of “safe harbor” provisions of the private securities litigation reform act of 1995

The statements in this Proxy Statement, including without limitation those relating to the action areas of Chevron’s energy transition strategy in the “Chevron’s Approach to the Energy Transition” section, are forward-looking statements based on management’s current expectations, estimates and projections and, accordingly, involve risks and uncertainties that could cause actual outcomes and results to differ materially from those expressed or forecasted herein. Words or phrases such as “advances,” “intends,” “plans,” “targets,” “forecasts,” “progress,” “commits,” “believes,” “improves,” “seeks,” “aims,” “sets,” “strives,” “helps,” “estimates,” “positions,” “pursues,” “may,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “approaches,” “goals,” “objectives,” “strategies,” “opportunities,” “potential” and similar expressions are intended to identify such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K filed with the SEC and in the Quarterly Reports on Form 10-Q that we will subsequently file under the headings “Risk Factors” and “Cautionary Statements Relevant to Forward-Looking Information for the Purpose of ‘Safe Harbor’ Provisions of the Private Securities Litigation Reform Act of 1995.” The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

proxy statement

Chevron Corporation

6001 Bollinger Canyon Road

San Ramon, CA 94583-2324

Your Board of Directors is providing you with these Proxy Materials in connection with its solicitation of proxies to be voted at Chevron Corporation’s 2021 Annual Meeting of Stockholders to be held by live audio webcast (www.virtualshareholdermeeting.com/CVX2021) on Wednesday, May 26, 2021, at 8:00 a.m. PDT, and at any postponement or adjournment of the Annual Meeting.

In this Proxy Statement, Chevron and its subsidiaries may also be referred to as “we,” “our,” “the Company,” “the Corporation,” or “Chevron.”

virtual annual meeting

We are pleased to announce that the Company will conduct its Annual Meeting on the above date and time solely by live audio webcast in lieu of an in-person meeting. Your Board believes this meeting format will enhance and facilitate attendance by providing convenient access for all of our stockholders. In addition, this meeting format will help eliminate public health concerns around the COVID-19 pandemic and the significant costs associated with holding an in-person meeting. We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency.

items of business

Your Board is asking you to take the following actions at the Annual Meeting:

Item(s)	Your Board’s recommendation	Vote required
Item 1: Elect 12 Directors named in this Proxy Statement	Vote FOR

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election.

Item 2: Vote to ratify the appointment of the independent registered public accounting firm	Vote FOR	These items are approved if the number of shares voted FOR exceeds the number of shares voted AGAINST.
Item 3: Vote to approve, on an advisory basis, Named Executive Officer compensation	Vote FOR
Items 4–9: Vote on six stockholder proposals, if properly presented	Vote AGAINST

If you are a street name stockholder (i.e., you own your shares through a bank, broker, or other holder of record) and do not vote your shares, your bank, broker, or other holder of record can vote your shares at its discretion ONLY on Item 2. If you do not give your bank, broker, or other holder of record instructions on how to vote your shares on Item 1 or Items 3 through 9, your shares will not be voted on those matters. If you have shares in an employee stock or retirement benefit plan and do not vote those shares, the plan trustee or fiduciary may or may not vote your shares, in accordance with the terms of the plan. Any shares not voted on Item 1 or Items 3 through 9 (whether by abstention, broker nonvote, or otherwise) will have no impact on that particular item.

We are not aware of any matters that are expected to be presented for a vote at the Annual Meeting other than those described above. If any other matter is properly brought before the Annual Meeting by or at the direction of the Board, the proxy holders identified in the “Voting and Additional Information—Appointment of Proxy Holders” section of this Proxy Statement intend to vote the proxies in accordance with their best judgment. When conducting the Annual Meeting, the Chairman or his designee may refuse to allow a vote on any matter not made in compliance with our By-Laws and the procedures described in the “Voting and Additional Information—Submission of Stockholder Proposals for 2021 Annual Meeting” section of the 2020 Proxy Statement.

Chevron Corporation—2021 Proxy Statement	1

election of directors

(item 1 on the proxy card)

The Board Nominating and Governance Committee (the “Governance Committee”) recommended, and the Board set, a current Board size of 12 Directors. On September 8, 2020, the Board elected Jon Huntsman Jr. as a member of the Board effective September 15, 2020. In addition, on December 2, 2020, the Board elected Marillyn Hewson as a member of the Board effective January 1, 2021. Each of the nominees is a current Director and, other than Gov. Huntsman and Ms. Hewson, was previously elected at Chevron’s 2020 Annual Meeting of Stockholders.

Directors are elected annually and serve for a one-year term or until their successors are elected. If any nominee is unable to serve as a Director—a circumstance we do not anticipate—the Board by resolution may reduce the number of Directors or choose a substitute. Your Board has determined that each non-employee Director is independent in accordance with the New York Stock Exchange (“NYSE”) Corporate Governance Standards and has no material relationship with Chevron other than as a Director.

director election requirements

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election.

Under Chevron’s By-Laws, in an uncontested election, any Director nominated for re-election who receives more AGAINST votes than FOR votes must submit an offer of resignation to the Board. The Governance

Committee must then consider all relevant facts and circumstances, including the Director’s qualifications, past and expected future contributions, the overall composition of the Board, and whether Chevron would meet regulatory or similar requirements without the Director, and make a recommendation to the Board on the action to take with respect to the offer of resignation.

director qualifications and nomination processes

The Governance Committee is responsible for recommending to the Board the qualifications for Board membership and for identifying, assessing, and recommending qualified Director candidates for the Board’s consideration. The Board membership qualifications and nomination procedures are set forth in Chevron’s Corporate Governance Guidelines, which are available on our website at www.chevron.com/investors/corporate-governance.

All Directors should have the following attributes:

•	the highest professional and personal ethics and values, consistent with The Chevron Way and our Business Conduct and Ethics Code, both of which are available on Chevron’s website at www.chevron.com;

•	a commitment to building stockholder value;

•	business acumen and broad experience and expertise at the policy-making level in one or more of the skills, qualifications, and experiences delineated below;

•	the ability to provide insights and practical wisdom based on the individual’s experience or expertise;

•	sufficient time to effectively carry out duties as a Director; and

•	independence (at least a majority of the Board must consist of independent Directors, as defined by the NYSE Corporate Governance Standards).

The Governance Committee regularly reviews the skills and characteristics required of Directors in the context of the current composition of the Board, the changing operating requirements of the Company, and the long-term interests of stockholders.

When conducting its review of the appropriate skills and qualifications desired of Directors, the Governance Committee particularly considers:

•	leadership experience in business as a chief executive officer, senior executive, or leader of significant business operations;

•	expertise in science, technology, engineering, research, or academia;

•	extensive knowledge of governmental, regulatory, legal, or public policy issues;

•	expertise in finance, financial disclosure, or financial accounting;

•	experience in global business or international affairs;

•	experience in environmental affairs (including with respect to climate change issues);

•	service as a public company director;

•	diversity of age, gender, and ethnicity; and

•

such other factors as the Governance Committee deems appropriate, given the current and anticipated needs of the Board and the Company, to maintain a balance of knowledge, experience, background, and capability.

2	Chevron Corporation—2021 Proxy Statement

election of directors

These skills, experiences, and expertise are critical to the Board’s ability to provide effective oversight of the Company and are directly relevant to Chevron’s business, strategy, and operations.

CEO / Senior Executive / Leader of Significant Operations	Chevron employs approximately 47,000[1] people in business units throughout the world. Chevron’s operations involve complex organizations and processes, strategic planning, and risk management.
Science / Technology / Engineering / Research / Academia

Technology and engineering are at the core of Chevron’s business and are key to finding, developing, producing, processing, and refining oil and natural gas, as well as assessing new energy sources. Our business processes are complex and highly technical.

Government / Regulatory / Legal / Public Policy

Chevron’s operations require compliance with a variety of regulatory requirements in numerous countries and involve relationships with various governmental entities and nongovernmental organizations throughout the world.

Finance / Financial Disclosure / Financial Accounting	Chevron’s business is multifaceted and requires complex financial management, capital allocation, and financial reporting processes.
Global Business / International Affairs

Chevron conducts business around the globe. Our business success is derived from an understanding of diverse business environments, economic conditions, and cultures and a broad perspective on global business opportunities.

Environmental

We place the highest priority on the health and safety of our workforce and the protection of our assets, the communities where we operate, and the environment. We are committed to continuously improving our environmental performance and reducing the potential impacts of our operations.

1	As of February 28, 2021.

The following matrix displays the most significant skills and qualifications that each Director possesses. The Governance Committee reviews the composition of the Board as a whole periodically to ensure that the Board maintains a balance of knowledge and experience and to assess the skills and characteristics that the Board may find valuable in the future in light of current and anticipated strategic plans and operating requirements and the long-term interest of stockholders.

Director	Independent	Skills, Experiences, and Expertise: CEO/ Senior Executive/ Leader of Significant Operations	Science/ Technology/ Engineering/ Research/ Academia	Government/ Regulatory/ Legal/ Public Policy	Finance / Financial Disclosure/ Financial Accounting	Global Business/ International Affairs	Environmental
Wanda M. Austin	●	●	●	●	●	●	
John B. Frank	●	●		●	●	●	
Alice P. Gast	●		●	●	●	●	●
Enrique Hernandez, Jr.	●	●		●	●	●	
Marillyn A. Hewson	●	●	●	●	●	●	●
Jon M. Huntsman Jr.	●	●		●	●	●	●
Charles W. Moorman IV	●	●	●	●	●		●
Dambisa F. Moyo	●		●	●	●	●	●
Debra Reed-Klages	●	●	●	●	●	●	●
Ronald D. Sugar	●	●	●	●	●	●	●
D. James Umpleby III	●	●	●		●	●	●
Michael K. Wirth		●	●	●	●	●	●
Board Composition (%)	92%	83%	75%	92%	100%	92%	75%

Chevron Corporation—2021 Proxy Statement	3

election of directors

The Board seeks to achieve diversity of age, gender, and ethnicity and recognizes the importance of Board refreshment to ensure that it benefits from fresh ideas and perspectives. The following charts demonstrate the Board’s commitment to diversity of backgrounds and Board refreshment.

strong board diversity	strong board refreshment

6 New Directors since 2016*

	Date of Change	Director	Reason for Nomination/ Departure
+	January 2021	Marillyn A. Hewson	Brings valuable global business experience as well as decades of perspective on international commerce and geopolitics
+	September 2020	Jon M. Huntsman Jr.*	Strong international and public policy experience, knowledge of Chevron’s business, and leadership experience
-	January 2020	Inge G. Thulin	Time and logistics conflict
+	December 2018	Debra Reed-Klages	Depth of business leadership and experience with regulated utilities in California
-	May 2018	Linnet F. Deily	Mandatory Director Retirement Policy
-	May 2018	Robert E. Denham	Mandatory Director Retirement Policy
-	February 2018	John S. Watson	Retirement from Chevron
+	March 2018	D. James Umpleby III	Strong background in international/environmental policy, heavy equipment engineering, and global workforce development
+	November 2017	John B. Frank	Legal and finance experience, and capital markets and risk management knowledge
-	September 2017	Jon M. Huntsman Jr.	Nominated as the U.S. Ambassador to Russia
+	February 2017	Michael K. Wirth	CEO succession planning

*	Jon M. Huntsman Jr. previously served on Chevron’s Board but resigned to serve as U.S. Ambassador to Russia. For purposes of calculating tenure going forward, we include only his current term.

The Governance Committee considers Director candidates suggested for nomination to the Board from stockholders, Directors, and other sources. Directors periodically suggest possible candidates, and, from time to time, the Governance Committee may engage a third-party consultant to assist in identifying potential candidates. The Governance Committee has retained director search firms to assist with identifying potential candidates. Ms. Hewson was recommended by a search firm, and Gov. Huntsman was contacted by members of our Board upon his departure from his service as U.S. Ambassador to Russia. Both were reviewed and recommended by our independent Governance Committee.

The Governance Committee considers all potential nominees recommended by our stockholders.

•

Stockholders may recommend potential nominees by writing to the Corporate Secretary at 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324, stating the candidate’s name and qualifications for Board membership.

•

When considering potential nominees recommended by stockholders, the Governance Committee follows the same Board membership qualifications evaluation and nomination procedures discussed in this section.

In addition, a qualifying stockholder (or stockholders) may nominate director nominees by satisfying the requirements specified in our By-Laws, which are described in the “Voting and Additional Information—Submission of Stockholder Proposals for 2022 Annual Meeting” section of this Proxy Statement.

4	Chevron Corporation—2021 Proxy Statement

election of directors

nominees for director

The Governance Committee recommended, and the Board set, a current Board size of 12 Directors. Each of the Director nominees is a current Director.

Director Summary

					Committee Composition(1)
Director	Director Age(1)	Director Since	Principal Occupation	IND(2)	AC(3)	BN&GC(4)	MCC(5)	PP&SC(6)	Other Current Public Company Directorships
Wanda M. Austin	66	2016	Retired President and CEO, The Aerospace Corporation	●		M		C	• Amgen, Inc. • Virgin Galactic Holdings, Inc.
John B. Frank	64	2017	Vice Chairman, Oaktree Capital Group, LLC	●	M				• Oaktree Capital Group, LLC ¡ Oaktree Acquisition Corporation II ¡ Oaktree Specialty Lending Corporation
Alice P. Gast	62	2012	President, Imperial College London	●		M		M	• None
Enrique Hernandez, Jr.	65	2008	Chairman and CEO, Inter-Con Security Systems, Inc.	●			C	M	• McDonald’s Corporation
Marillyn A. Hewson	67	2021	Retired Chairman, CEO, and President of Lockheed Martin Corporation	●	M				• Johnson & Johnson
Jon M. Huntsman Jr.(7)	61	2020	Former U.S. Ambassador to Russia and China and former Governor of Utah	●			M	M	• Ford Motor Company
Charles W. Moorman IV	69	2012	Senior advisor to Amtrak Retired Chairman and CEO, Norfolk Southern Corporation	●	C				• Oracle Corporation
Dambisa F. Moyo	52	2016	CEO, Mildstorm LLC	●	M				• 3M Company
Debra Reed-Klages	64	2018	Retired Chairman, CEO, and President, Sempra Energy	●	M				• Caterpillar Inc. • Lockheed Martin Corporation
Ronald D. Sugar	72	2005	Retired Chairman and CEO, Northrop Grumman Corporation	L		C	M		• Amgen Inc. • Apple Inc. • Uber Technologies, Inc.
D. James Umpleby III	63	2018	Chairman and CEO, Caterpillar Inc.	●		M	M		• Caterpillar Inc.
Michael K. Wirth	60	2017	Chairman and CEO, Chevron Corporation						• None

(1)	As of April 8, 2021.

(2)	Independent in accordance with the NYSE Corporate Governance Standards. No material relationship exists with Chevron other than as a Director.

(3)	Audit Committee

(4)	Board Nominating and Governance Committee

(5)	Management Compensation Committee

(6)	Public Policy and Sustainability Committee

(7)	Previously served as a Director of the Company from January 15, 2014 to September 28, 2017.

L	Lead Director (Independent)
C	Committee Chair
M	Committee Member

Your Board recommends that you vote FOR each of these Director nominees.

Chevron Corporation—2021 Proxy Statement	5

election of directors

Wanda M. Austin

Retired President and Chief Executive
Officer, The Aerospace Corporation

Age: 66

Director Since: December 2016

Independent: Yes

Chevron Committees:

•  Board Nominating and Governance

•  Public Policy and Sustainability (Chair)

Current Public Company Directorships:

•  Amgen Inc.

•  Virgin Galactic Holdings, Inc.

Prior Public Company Directorships

(within last five years):

•  None

Other Directorships and Memberships:

•  Horatio Alger Association

•  National Academy of Engineering

•  University of Southern California (transitions to Life Trustee as of May 15, 2021)

Dr. Austin has held an adjunct Research Professor appointment at the University of Southern California’s Viterbi School’s Department of Industrial and Systems Engineering since 2007. She has been Co-founder and Chief Executive Officer of MakingSpace, Inc., a leadership and STEM (science, technology, engineering, and math) consulting firm, since December 2017. She is a World 50 executive advisor, fostering peer-to-peer discussions among senior executives from some of the world’s largest companies. She served as Interim President of the University of Southern California from August 2018 until July 2019. She served as President and Chief Executive Officer of The Aerospace Corporation (“Aerospace”), a leading architect for the United States’ national security space programs, from 2008 until her retirement in 2016. From 2004 to 2007, she was Senior Vice President, National Systems Group, at Aerospace. Dr. Austin joined Aerospace in 1979.

skills and qualifications

Business Leadership / Operations: Eight years as CEO of Aerospace. Thirty-seven-year career with Aerospace included numerous senior management and executive positions. CEO of MakingSpace, Inc., since December 2017.

Finance: More than a decade of financial responsibility and experience at Aerospace. Audit Committee member at Amgen Inc.

Global Business / International Affairs: Internationally recognized for her work in satellite and payload system acquisition, systems engineering, and system simulation. Former CEO of a company that provides space systems expertise to international organizations. Director of companies with international operations.

Government / Regulatory / Public Policy: Served on the President’s Council of Advisors on Science and Technology and the President’s Review of U.S. Human Space Flight Plans Committee. Appointed to the Defense Policy Board, the Defense Science Board, and the NASA Advisory Council.

Science / Technology / Engineering: Ph.D. in Industrial and Systems Engineering from the University of Southern California, Master of Science in both Systems Engineering and Mathematics from the University of Pittsburgh. Thirty-seven-year career in national security space programs. Director at Amgen Inc., a biotechnology company, and Virgin Galactic Holdings, Inc., the world’s first commercial space line and vertically integrated aerospace company. Fellow of the American Institute of Aeronautics and Astronautics. Member of the National Academy of Engineering.

Research / Academia: Adjunct Research Professor at the University of Southern California’s Viterbi School of Engineering. Former Interim President of the University of Southern California.

6	Chevron Corporation—2021 Proxy Statement

election of directors

John B. Frank

Vice Chairman, Oaktree Capital Group, LLC

Age: 64

Director Since: November 2017

Independent: Yes

Chevron Committees:

•  Audit – audit committee financial expert

Current Public Company Directorships:

•  Oaktree Capital Group, LLC

¡   Oaktree Acquisition Corporation II

¡  Oaktree Specialty Lending Corporation

Prior Public Company Directorships (within last five years): • None Other Directorships and Memberships: • The James Irvine Foundation • Wesleyan University • XPRIZE Foundation

Mr. Frank has been Vice Chairman since 2014, and Director since 2007, of Oaktree Capital Group, LLC (“Oaktree Capital”), a global investment management company with expertise in credit strategies. He is one of four members of Oaktree Capital’s Executive Committee and was previously the firm’s principal executive officer. Mr. Frank was Oaktree Capital’s Managing Principal from 2005 until 2014, having joined Oaktree Capital in 2001 as General Counsel. Prior to that, he served as a Partner of the Los Angeles law firm of Munger, Tolles & Olson LLP, where his practice focused on mergers and acquisitions and general corporate counseling.

skills and qualifications

Business Leadership / Operations: Over 20 years of service as senior executive of Oaktree Capital, a global investment management company, including service as principal executive officer, Vice Chairman, Director, Managing Principal, and General Counsel.

Finance: More than 21 years of financial responsibility and experience as a senior executive at Oaktree Capital, and as the partner responsible for financial affairs at the law firm of Munger, Tolles and Olson LLP.

Global Business / International Affairs: Senior executive of Oaktree Capital, which conducts business worldwide from 18 offices around the globe. Travels around the world to meet with Oaktree Capital’s institutional clients and speak at international investment forums. Director of companies with international operations.

Government / Regulatory / Public Policy: Two decades of experience working with government officials regarding regulatory and public policy issues, including testimony before the U.S. Senate Finance Committee and as a senior executive of Oaktree Capital. Served as a Legislative Assistant to the Honorable Robert F. Drinan, Member of Congress, and as a law clerk to the Honorable Frank M. Coffin of the U.S. Court of Appeals for the First Circuit.

Legal: Served as General Counsel of Oaktree Capital. Former Partner of Munger, Tolles & Olson LLP. Extensive experience with mergers and acquisitions and strategic, financial, and corporate governance issues. Law degree from the University of Michigan.

Chevron Corporation—2021 Proxy Statement	7

election of directors

Alice P. Gast

President, Imperial College London

Age: 62

Director Since: December 2012

Independent: Yes

Chevron Committees:

•  Board Nominating and Governance

•  Public Policy and Sustainability

Current Public Company Directorships:

•  None

Prior Public Company Directorships (within last five years): • None Other Directorships and Memberships: • National Academy of Engineering • Royal Academy of Engineering

Dr. Gast has been President of Imperial College London, a public research university specializing in science, engineering, medicine, and business, since 2014. She was President of Lehigh University, a private research university, from 2006 until 2014 and Vice President for Research, Associate Provost, and Robert T. Haslam Chair in Chemical Engineering at Massachusetts Institute of Technology from 2001 until 2006. Dr. Gast was professor of chemical engineering at Stanford and the Stanford Synchrotron Radiation Laboratory from 1985 until 2001.

skills and qualifications

Environmental Affairs: At Imperial College London, oversees environmental institutes and centers and leads the university crisis management group. At Lehigh University, presided over environmental centers, advisory groups, and crisis management. Expertise in chemical and biological terrorism issues gained through service on several governmental committees.

Finance: Fifteen years of service as president of leading educational institutions, with ultimate responsibility for finance, fundraising, and endowment management.

Global Business / International Affairs: Served as a U.S. Science Envoy for the U.S. Department of State to advise on ways to foster and deepen relationships with the Caucasus and Central Asia. Serves on the Singapore Ministry of Education’s Academic Research Council and on the Global Federation of Competitiveness Councils. Served on the Board of Trustees for the King Abdullah University of Science and Technology in Saudi Arabia.

Government / Regulatory / Public Policy: Served on the Homeland Security Science and Technology Advisory Committee. Chaired the scientific review committee empaneled by the National Research Council at the request of the FBI to conduct an independent review of the investigatory methods used by the FBI in the criminal case involving the mailing of anthrax spores. Served on the Board of UKRI, the UK Research and Innovation funding and policy body.

Research / Academia: More than three decades of service in academia and research at leading educational institutions.

Science / Technology / Engineering: M.A. and Ph.D. in chemical engineering from Princeton University. Former Vice President for Research, Associate Provost, and Robert T. Haslam Chair in Chemical Engineering at Massachusetts Institute of Technology and professor of chemical engineering at Stanford University and the Stanford Synchrotron Radiation Laboratory. Member of the National Academy of Engineering and the Royal Academy of Engineering.

8	Chevron Corporation—2021 Proxy Statement

election of directors

Enrique Hernandez, Jr.

Chairman and Chief Executive Officer, Inter-Con Security Systems, Inc.

Age: 65

Director Since: December 2008

Independent: Yes

Chevron Committees:

•  Management Compensation (Chair)

•  Public Policy and Sustainability

Current Public Company Directorships:

•  McDonald’s Corporation

Prior Public Company Directorships

(within last five years):

•  Nordstrom, Inc.

•  Wells Fargo & Company

Other Directorships and Memberships:

•  Catalyst

•  Harvard College Visiting Committee

•  Harvard University Resources Committee

•  John Randolph Haynes and Dora Haynes Foundation

•  Ronald McDonald House Charities

Mr. Hernandez has been Chairman and Chief Executive Officer of Inter-Con Security Systems, Inc. (“Inter-Con”), a global provider of security and facility support services to governments, utilities, and industrial customers, since 1986. He was President of Inter-Con from 1986 until 2018 and was previously Executive Vice President and Assistant General Counsel from 1984 until 1986. He was an associate of the law firm of Brobeck, Phleger & Harrison from 1980 until 1984.

skills and qualifications

Business Leadership / Operations: More than three decades as Chairman and CEO of Inter-Con. Co-founder of Interspan Communications, a television broadcasting company. Chairman of the Board of McDonald’s Corporation.

Finance: More than three decades of financial responsibility and experience at Inter-Con. Chaired the Audit Committee at McDonald’s Corporation. Former Chair of the Finance Committee and the Risk Committee at Wells Fargo & Company. Former Audit Committee member at Great Western Financial Corporation, Nordstrom, Inc., Washington Mutual, Inc., and Wells Fargo & Company.

Global Business / International Affairs: CEO of a company that conducts business worldwide. Current and former director of companies with international operations.

Government / Regulatory / Public Policy: Trustee of the John Randolph Haynes Foundation, which has funded hundreds of important urban studies in education, transportation, local government elections, public safety, and other public issues. Former appointee and Commissioner and President of the Los Angeles Police Commission. Served on the U.S. National Infrastructure Advisory Committee.

Legal: Served as Executive Vice President and Assistant General Counsel of Inter-Con. Former litigation associate of the law firm of Brobeck, Phleger & Harrison. Law degree from Harvard Law School.

Chevron Corporation—2021 Proxy Statement	9

election of directors

Marillyn A. Hewson

Retired Chairman, President, and Chief Executive Officer of Lockheed Martin Corporation

Age: 67

Director Since: January 2021

Independent: Yes

Chevron Committees:

•  Audit – audit committee financial expert

Current Public Company Directorships:

•  Johnson & Johnson

Prior Public Company Directorships

(within last five years):

•  DuPont, DowDuPont Inc.

•  Lockheed Martin Corporation

Other Directorships and Memberships:

•  Catalyst (Chair)

•  United Service Organizations (USO)

•  Culverhouse College of Commerce & Business Administration, University of Alabama Board of Visitors

•  University of Alabama’s President’s Cabinet

Ms. Hewson has been strategic advisor to the CEO of Lockheed Martin Corporation (“Lockheed Martin”), a security and aerospace company principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products, and services since March 2021. She served as Executive Chairman from June 2020 to March 2021, and as Lockheed Martin’s Chairman, President and Chief Executive Officer from January 2014 to June 2020 and held the positions of President and Chief Executive Officer from January 2013 to December 2013. Ms. Hewson joined Lockheed Martin in 1983 as an industrial engineer and has held leadership positions across Lockheed Martin, including President and Chief Operating Officer and Executive Vice President of Lockheed Martin’s Electronic Systems business area.

skills and qualifications

Business Leadership / Operations: Served six years as Chairman, President, and CEO of Fortune 100 company. Thirty-eight-year career with Lockheed Martin included numerous senior management and executive positions, including over seven years as President and CEO.

Environmental Affairs: As Chairman, CEO, and President of Lockheed Martin, oversaw initiatives for energy and environmental stewardship, including Go Green, carbon and energy reduction, and water use reduction, and partnered with the United States Department of Energy’s Better Plants Program, and the Environmental Protection Agency’s ENERGY STAR Program and Green Power Partnerships.

Finance: Former Chairman, President, and CEO of Fortune 100 company. More than three decades of financial responsibility and experience at Lockheed Martin.

Global Business / International Affairs: Former Chairman, President and CEO of Fortune 100 company with extensive international operations. Served on the Board of Trustees for the King Abdullah University Science and Technology in Saudi Arabia and Khalifa University in the United Arab Emirates. Current and former director of companies with international operations.

Government / Regulatory / Public Policy: At Lockheed Martin, a government contractor, oversaw development and production of military and rotary-wing aircraft for all five branches of the U.S. armed forces along with military services and commercial operations. Serves on the American Workforce Policy Advisory Board. Appointed by the President of the United States to the President’s Export Council.

Science / Technology / Engineering: Served in a variety of senior management and executive positions at Lockheed Martin, a leading aerospace and advanced technology company, which positions required expertise in engineering and technology. Former director of DowDuPont, a global chemical company, and Chair of Sandia National Laboratories, one of three National Nuclear Security Administration research and development laboratories in the United States. Former Chair of the Aerospace Industries Association, Fellow of the Royal Aeronautical Society, and Associate Fellow of the American Institute of Aeronautics and Astronautics.

10	Chevron Corporation—2021 Proxy Statement

election of directors

Jon M. Huntsman Jr.

Former U.S. Ambassador to Russia and China and former Governor of Utah

Age: 61

Director Since: September 2020

Independent: Yes

Chevron Committees:

•  Management Compensation

•  Public Policy and Sustainability

Current Public Company Directorships:

•  Ford Motor Company

Prior Public Company Directorships (within last five years): • Caterpillar, Inc. • Hilton Worldwide Holdings Inc.

Governor Huntsman is an American businessman, diplomat, and politician who served as U.S. Ambassador to Russia from 2017 to 2019. He served as Chairman of the Atlantic Council, a nonprofit that promotes leadership and engagement in international affairs from 2014 until 2017. He has served in the administrations of five Presidents and was a candidate for the Republican nomination for president of the United States in 2011. He was Chairman of the Huntsman Cancer Foundation, a nonprofit organization that financially supports research, education and patient care initiatives at Huntsman Cancer Institute at the University of Utah from 2012 until 2017. Governor Huntsman served as U.S. Ambassador to China from 2009 until 2011 and two consecutive terms as Governor of Utah from 2005 until 2009. Prior to his service as Governor, he served as U.S. Ambassador to Singapore, Deputy U.S. Trade Representative, and Deputy Assistant Secretary of Commerce for Asia.

skills and qualifications

Business Leadership / Operations: Served eight years as Vice Chairman of Huntsman Corporation and Chairman and CEO of Huntsman Holdings Corporation.

Environmental Affairs: As Governor of Utah, oversaw environmental policy, including signing the Western Climate Initiative, by which Utah joined with other U.S. state governments to pursue targets for reduced greenhouse gas emissions. Significant experience overseeing environmental practices and related matters as Vice Chairman of Huntsman Corporation and Chairman and CEO of Huntsman Holdings Corporation. Sustainability and Innovation Committee member at Ford Motor Company.

Finance: Former executive officer of Huntsman Corporation and Huntsman Holdings Corporation.

Global Business / International Affairs: Former U.S. Ambassador to Russia. Former Chairman of the Atlantic Council. Former Trustee of the National Committee on US-China Relations and of the Carnegie Endowment for International Peace. Former U.S. Ambassador to China. Former U.S. Ambassador to Singapore, Deputy U.S. Trade Representative, and Deputy Assistant Secretary of Commerce for Asia. Founding director of the Pacific Council on International Policy. Current and former director of companies with international operations.

Government / Regulatory / Public Policy: Former two-term Governor of Utah. Former Deputy U.S. Trade Representative and Deputy Assistant Secretary of Commerce for Asia. Former Co-Chair of No-Labels, a nonprofit organization that works across political party lines to reduce gridlock and create policy solutions.

Chevron Corporation—2021 Proxy Statement	11

election of directors

Charles W. Moorman IV

Senior advisor to Amtrak and Retired Chairman and Chief Executive Officer, Norfolk Southern Corporation

Age: 69

Director Since: May 2012

Independent: Yes

Chevron Committees:

•  Audit (Chair) – audit committee financial expert

Current Public Company Directorships:

•  Oracle Corporation

Prior Public Company Directorships

(within last five years):

•  Duke Energy Corporation

Other Directorships and Memberships:

•  Focused Ultrasound Foundation

•  Georgia Tech Foundation Inc.

•  National Academy of Engineering

•  Nature Conservancy of Virginia

•  Smithsonian National Board

Mr. Moorman has been senior advisor to Amtrak, a passenger rail provider since 2018. He previously served as Amtrak’s co–Chief Executive Officer from July 2017 until his retirement in December 2017, and as President and Chief Executive Officer from September 2016 until July 2017. He was Chairman from 2006, and Chief Executive Officer from 2004, of Norfolk Southern Corporation (“Norfolk Southern”), a freight and transportation company, until his retirement in 2015. He served as President of Norfolk Southern from 2004 until 2013. Prior to that, Mr. Moorman was Senior Vice President of Corporate Planning and Services from 2003 until 2004 and Senior Vice President of Corporate Services in 2003. Mr. Moorman joined Norfolk Southern in 1975.

skills and qualifications

Business Leadership / Operations: Served more than a decade as CEO of Norfolk Southern. Forty-year career with Norfolk Southern included numerous senior management and executive positions, with emphasis on operations. Senior advisor and former CEO of Amtrak.

Environmental Affairs: At Norfolk Southern, gained experience with environmental issues related to transportation of coal, automotive, and industrial products. Former Virginia chapter chair and current Virginia chapter director of The Nature Conservancy, a global conservation organization. Served as a trustee of the Chesapeake Bay Foundation, whose mission is to protect the environmental integrity of the bay.

Finance: Former Chairman and CEO of Fortune 500 company. More than three decades of financial responsibility and experience at Norfolk Southern.

Government / Regulatory / Public Policy: More than four decades of experience in the highly regulated freight and transportation industry.

Science / Technology / Engineering: Forty-year career with Norfolk Southern included numerous senior management and executive positions requiring expertise in engineering and technology. Norfolk Southern builds and maintains track and bridges, operates trains and equipment, and designs and manages complex information technology systems. Member of the National Academy of Engineering.

12	Chevron Corporation—2021 Proxy Statement

election of directors

Dambisa F. Moyo

Chief Executive Officer, Mildstorm LLC

Age: 52

Director Since: October 2016

Independent: Yes

Chevron Committees:

•  Audit – audit committee financial expert

Current Public Company Directorships:

•  3M Company

Prior Public Company Directorships

(within last five years):

•  Barclays plc

•  Barrick Gold Corporation

•  Seagate Technology

Other Directorships and Memberships:

•  Condé Naste

•  Department for International Trade Board

Dr. Moyo has been Chief Executive Officer of Mildstorm LLC, a financial and economics firm, since she founded it in 2015. She is a global economist and commentator analyzing the macroeconomy and international affairs. Since 2008, Dr. Moyo has been engaged in researching, speaking, and writing about international macroeconomics. From 2001 to 2008, she worked at Goldman Sachs, a multinational investment bank and financial services company, in various roles, including as an economist. Prior to that she worked at the World Bank, an international financial institution in Washington, D.C., from 1993 until 1995.

skills and qualifications

Environmental Affairs: As director at Barrick Gold Corporation, served on the committee that considered and provided oversight on environmental matters.

Finance: Ten years of experience at Goldman Sachs and the World Bank. Ph.D. in economics from the University of Oxford and MBA in finance from the American University. Audit Committee member at 3M Company. Former Audit Committee and Risk Committee member at Barrick Gold Corporation.

Global Business / International Affairs: Traveled to more than 80 countries, with a particular focus on the interplay of international business and the global economy, while highlighting key opportunities for investment. Current and former director of companies with international operations.

Government / Regulatory / Public Policy: Ten years of experience in the highly regulated banking and financial services industry. MPA in Public Administration from John F. Kennedy School of Government, Harvard University.

Research / Academia: Author of four New York Times bestsellers. Dr. Moyo’s writing regularly appears in economics and finance-related publications.

Chevron Corporation—2021 Proxy Statement	13

election of directors

Debra Reed-Klages

Retired Chairman, Chief Executive Officer and President,

Sempra Energy

Age: 64

Director Since: December 2018

Independent: Yes

Chevron Committees:

•  Audit – audit committee financial expert

Current Public Company Directorships:

•  Caterpillar Inc.

•  Lockheed Martin Corporation

Prior Public Company Directorships

(within last five years):

•  Halliburton Company

•  Oncor Electric Delivery Company LLC

•  Sempra Energy

Other Directorships and Memberships:

•  The Trusteeship, International Women’s Forum

•  Rady Children’s Hospital and Health Center

•  Rady Children’s Hospital – San Diego, CA

•  State Farm Mutual Board of Directors

•  University of Southern California Viterbi School of Engineering, Board of Councilors

Ms. Reed-Klages served as Chairman from 2012, Chief Executive Officer from 2011, and President from 2017 until her retirement in 2018 from Sempra Energy (“Sempra”), an energy services holding company whose operating units invest in, develop, and operate energy infrastructure and provide electric and gas services to customers in North and South America. Prior to that, she was Executive Vice President of Sempra from 2010 to 2011. From 2006 to 2010, she served as President and Chief Executive Officer of San Diego Gas and Electric and Southern California Gas Co. (“SoCalGas”), Sempra’s regulated California utilities. She joined SoCalGas in 1978 as an energy systems engineer.

skills and qualifications

Business Leadership / Operations: Served seven years as CEO of Sempra. Over three decades of experience in senior management and executive positions at Sempra, including responsibility for utility and infrastructure operations.

Environmental Affairs: As Chairman and CEO of Sempra, oversaw all aspects of Sempra’s environmental and sustainability policies and strategies, which include initiatives to address challenges like limiting water use, improving the quality and efficiency of operations, infrastructure development and access to energy, human health, and environmental safety.

Finance: Former Chairman and CEO of Fortune 500 company. More than a decade of financial responsibility and experience at Sempra. Former CFO of San Diego Gas & Electric and SoCalGas.

Global Business / International Affairs: Former Chairman and CEO of Fortune 500 company that conducts business in Mexico and South America. Current and former director of companies with international operations.

Government / Regulatory / Public Policy: At Sempra, worked with and adhered to the rules established by the California Public Utilities Commission, the principal regulator of Sempra’s California utilities. Served four years on the National Petroleum Council, a federally chartered advisory committee to the U.S. Secretary of Energy.

Science / Technology / Engineering: B.S. in civil engineering from the University of Southern California. Served in a variety of senior management and executive positions at Sempra, requiring expertise in engineering and technology. Director at Caterpillar, a manufacturer of construction and mining equipment, and Lockheed Martin, a global security and aerospace company.

14	Chevron Corporation—2021 Proxy Statement

election of directors

Ronald D. Sugar

Retired Chairman and Chief Executive Officer, Northrop Grumman Corporation

Lead Director Since: 2015

Age: 72

Director Since: April 2005

Independent: Yes

Chevron Committees:

•  Board Nominating and Governance (Chair)

•  Management Compensation

Current Public Company Directorships:

•  Amgen Inc.

•  Apple Inc.

•  Uber Technologies, Inc.

Prior Public Company Directorships

(within last five years):

•  Air Lease Corporation

Other Directorships and Memberships:

•  Los Angeles Philharmonic Association

•  National Academy of Engineering

•  Nexli Building Solutions, Inc.

•  UCLA Anderson School of Management Board of Visitors

•  University of Southern California

Dr. Sugar is a senior advisor to various businesses and organizations, including Ares Management LLC, a private investment firm; Bain & Company, a global consulting firm; Temasek Americas Advisory Panel, a private investment company based in Singapore; and the G100 and World 50 peer-to-peer exchanges for current and former senior executives and directors from some of the world’s largest companies. He is also an advisor to Northrop Grumman Corporation (“Northrop Grumman”), a global aerospace and defense company, and was previously Northrop Grumman’s Chairman and Chief Executive Officer, from 2003 until his retirement in 2010, and President and Chief Operating Officer, from 2001 until 2003. He joined Northrop Grumman in 2001, having previously served as President and Chief Operating Officer of Litton Industries, Inc., a developer of military products, and earlier as an executive of TRW Inc., a developer of missile systems and spacecraft.

skills and qualifications

Business Leadership / Operations: Served seven years as CEO of Northrop Grumman. Held senior management and executive positions, including service as COO, at Northrop Grumman, Litton Industries, Inc., and TRW Inc.

Environmental Affairs: As Chairman, CEO, and President of Northrop Grumman, oversaw environmental assessments and remediations at shipyards and aircraft and electronics factories.

Finance: Former CFO of Fortune 500 company. More than three decades of financial responsibility and experience at Northrop Grumman, Litton Industries, Inc., and TRW Inc. Current Audit Committee Chair at Apple Inc. and former Audit Committee Chair at Chevron.

Global Business / International Affairs: Former CEO of Fortune 500 company with extensive international operations. Current and former director of companies with international operations.

Government / Regulatory / Public Policy: At Northrop Grumman, a key government contractor, oversaw development of weapons and other technologies. Appointed by the President of the United States to the National Security Telecommunications Advisory Committee. Former director of the World Affairs Council of Los Angeles.

Science / Technology / Engineering: B.S., M.S., and Ph.D. in engineering from the University of California at Los Angeles. Served in a variety of senior management and executive positions at Northrop Grumman, Litton Industries, Inc., and TRW Inc., requiring expertise in engineering and technology. Director at Amgen Inc., a biotechnology company; Apple Inc., a designer, manufacturer, and marketer of, among other things, personal computers and mobile communication and media devices; Uber Technologies, Inc., a technology company; and former director at BeyondTrust, a global cybersecurity company. Member of National Academy of Engineering.

Chevron Corporation—2021 Proxy Statement	15

election of directors

D. James Umpleby III

Chairman and Chief Executive Officer, Caterpillar Inc.

Age: 63

Director Since: March 2018

Independent: Yes

Chevron Committees:

•  Board Nominating and Governance

•  Management Compensation

Current Public Company Directorships:

•  Caterpillar Inc.

Prior Public Company Directorships

(within last five years):

•  None

Other Directorships and Memberships:

•  Business Roundtable

•  The Business Council

•  National Petroleum Council

•  Peterson Institute for International Economics

•  Rose-Hulman Institute of Technology

•  U.S.-China Business Council

•  U.S.-India Strategic Partnership Forum

Mr. Umpleby has been Chairman since 2018, and Chief Executive Officer since 2017, of Caterpillar Inc. (“Caterpillar”), a leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines, and diesel-electric locomotives. He was Group President of Caterpillar from 2013 until 2016, with responsibility for Caterpillar’s energy and transportation business segment, and Vice President from 2010 to 2013. He joined Solar Turbines Incorporated, now a Caterpillar subsidiary, in 1980 as an associate engineer.

skills and qualifications

Business Leadership / Operations: Chairman and CEO of Fortune 100 company. More than three decades of experience in senior management and executive positions at Caterpillar, including responsibility for engineering, manufacturing, marketing, sales, and services.

Environmental Affairs: As Chairman and CEO of Caterpillar, oversees all aspects of Caterpillar’s environmental and sustainability policies and strategies, which include initiatives to address challenges like preventing waste, improving the quality and efficiency of operations, developing infrastructure, and ensuring access to energy, human health, and environmental safety. Served as a member of the Latin America Conservation Council, in partnership with The Nature Conservancy, a global conservation organization. Former director of the World Resources Institute, an international research nonprofit organization working to secure a sustainable future.

Finance: Chairman and CEO of Fortune 100 company. More than a decade of financial responsibility and experience at Caterpillar.

Global Business / International Affairs: Chairman and CEO of Fortune 100 company with extensive international operations. Served in assignments at Caterpillar in Singapore and Kuala Lumpur from 1984 to 1990. Director of the Peterson Institute for International Economics, the U.S.-China Business Council, and the U.S.-India Business Strategic Partnership Forum and a former member of the U.S.-India CEO Forum.

Science / Technology / Engineering: B.S. in Mechanical Engineering from the Rose-Hulman Institute of Technology. Has served in a variety of senior management and executive positions at Caterpillar, requiring expertise in engineering and technology.

16	Chevron Corporation—2021 Proxy Statement

election of directors

Michael K. Wirth Chairman and Chief Executive Officer, Chevron Corporation Age: 60 Director Since: February 2017 Independent: No Chevron Committees: • None Current Public Company Directorships: • None

Prior Public Company Directorships

(within last five years):

•  None

Other Directorships and Memberships:

•  American Heart Association CEO Roundtable

•  American Petroleum Institute

•  American Society of Corporate Executives

•  The Business Council

•  Business Roundtable

•  Catalyst

•  International Business Council of the World Economic Forum

•  National Petroleum Council

Mr. Wirth has been Chairman and Chief Executive Officer of Chevron since February 2018. He was Vice Chairman in 2017 and Executive Vice President of Midstream & Development from 2016 until 2018, where he was responsible for supply and trading, shipping, pipeline, and power operating units; corporate strategy; business development; and policy, government, and public affairs. He served as Executive Vice President of Downstream & Chemicals from 2006 to 2015. From 2003 until 2006, Mr. Wirth was President of Global Supply & Trading. Mr. Wirth joined Chevron in 1982.

skills and qualifications

Business Leadership / Operations: Chairman and CEO of Chevron. Twelve years as Executive Vice President of Chevron. More than three decades of experience in senior management and executive positions at Chevron.

Environmental Affairs: As Chairman and CEO of Chevron, oversees all aspects of Chevron’s environmental policies and strategies. Oversaw environmental policies and strategies of Chevron’s Downstream & Chemicals and shipping and pipeline operations.

Finance: CEO of Fortune 100 company. More than a decade of financial responsibility and experience at Chevron.

Global Business / International Affairs: Chairman and CEO of Fortune 100 company with extensive international operations. Served as President of Marketing for Chevron’s Asia/Middle East/Africa marketing business based in Singapore and served as director of Caltex Australia Ltd. and GS Caltex in South Korea.

Government / Regulatory / Public Policy: More than three decades of experience in highly regulated industry. As Chairman and CEO of Chevron, oversees all aspects of Chevron’s government, regulatory, and public policy affairs.

Science / Technology / Engineering: B.S. in Chemical Engineering from the University of Colorado. More than three decades of experience at Chevron. Joined as a design engineer and advanced through a number of engineering, construction, marketing, and operations roles.

vote required

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election. Any shares not voted (whether by abstention or otherwise) will have no impact on the elections. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion in these elections.

If the number of Director nominees exceeds the number of Directors to be elected—a circumstance we do not anticipate—the Directors shall be elected by a plurality of the shares present in person or by proxy at the Annual Meeting, or any adjournment or postponement thereof, and entitled to vote on the election of Directors.

your board’s recommendation

Your Board recommends that you vote FOR the 12 Director nominees named in this Proxy Statement.

Chevron Corporation—2021 Proxy Statement	17

director compensation

overview

Our compensation for non-employee Directors is designed to be competitive with compensation for directors of other large, global energy companies and other large, capital-intensive, international companies; to link rewards to business results and stockholder returns; and to align stockholder and Director interests through increased Director ownership of Chevron common stock. We do not have a retirement plan for non-employee Directors. Our Chief Executive Officer is not paid additional compensation for service as a Director.

The Governance Committee evaluates and recommends to the non-employee Directors of the Board the compensation for non-employee Directors, and the non-employee Directors of the Board approve the compensation. Our executive officers have no role in determining the amount or form of non-employee Director compensation.

In 2020, the Governance Committee retained the services of an independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to assist the Governance Committee with its periodic review of Chevron’s non-employee Director compensation program relative to Chevron’s 2020 Oil Industry Peer Group and 2020 Non-Oil Industry Peer Group (excluding Devon for the 2020 Oil Industry Peer Group and DuPont de Nemours for the 2020 Non-Oil Industry Peer Group), as identified in “use of peer groups” in the “compensation discussion and analysis” section of this Proxy Statement.

Based on this review, the Governance Committee recommended, and the non-employee Directors of the Board agreed, that no changes should be made to Director compensation in 2021.

Pearl Meyer and its lead consultant report directly to the Governance Committee under the terms of the engagement, but they may work cooperatively with management to develop analyses and proposals when requested to do so by the Governance Committee. Pearl Meyer does not provide any services to the Company.

non-employee director compensation

In 2020, each non-employee Director received annual compensation of $375,000, with 40 percent paid in cash (or stock options at the Director’s election) and 60 percent paid in restricted stock units (“RSUs”). An additional cash retainer, in the amounts described below, is paid to the Lead Director and each Committee Chair. Directors do not receive fees for attending Board or Board Committee meetings, nor do they receive fees for meeting with stockholders. Under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan, as amended, and Plan Rules, as amended (together, the “NED Plan”), Chevron’s Annual Compensation Cycle for its non-employee Directors is the period commencing on the day of the Annual Meeting at which the Director is elected through the day immediately preceding the next Annual Meeting.

Position	Cash Retainer(1)	RSUs(2)
Non-Employee Director	$150,000	$225,000
Lead Director	$30,000	–
Audit Committee Chair	$30,000	–
Board Nominating and Governance Committee Chair	$20,000	–
Management Compensation Committee Chair	$25,000	–
Public Policy and Sustainability Committee Chair	$20,000	–

(1)

Each cash retainer is paid in monthly installments beginning with the date the Director is elected to the Board. Under the NED Plan, Directors can elect to receive nonstatutory/nonqualified stock options instead of any portion of their cash compensation. Directors can also elect to defer receipt of any portion of their cash compensation. Deferral elections must be made by December 31 in the year preceding the year in which the cash to be deferred is earned. Deferrals are credited, at the Director’s election, into accounts tracked with reference to the same investment fund options available to participants in the Chevron Deferred Compensation Plan, including a Chevron Common Stock Fund. Distribution of deferred amounts is in cash except for amounts valued with reference to the Chevron Common Stock Fund, which are distributed in shares of Chevron common stock.

(2)

RSUs are granted on the date of the Annual Meeting at which the Director is elected. If a Director is elected to the Board between annual meetings, a prorated grant is made. RSUs are paid out in shares of Chevron common stock unless the Director has elected to defer the payout until retirement. RSUs are subject to forfeiture (except when the Director dies, reaches mandatory retirement age of 74, becomes disabled, changes primary occupation, or enters government service) until the earlier of 12 months or the day preceding the first Annual Meeting following the date of the grant.

expenses and charitable matching gift program

Non-employee Directors are reimbursed for out-of-pocket expenses incurred in connection with the business and affairs of Chevron. Non-employee Directors are eligible to participate in Chevron Humankind, our charitable matching gift and community involvement program, which is available to any employee, retiree, or Director. For active employees and Directors, we match contributions to eligible entities and grants for volunteer time, up to a maximum of $10,000 per year.

18	Chevron Corporation—2021 Proxy Statement

director compensation

compensation during the fiscal year ended december 31, 2020

The following table sets forth the compensation of our non-employee Directors for the fiscal year ended December 31, 2020.

Name	Fees earned or paid in cash ($)(1)		Stock awards ($)(2)	Option awards ($)(3)		All other compensation ($)(4)	Total ($)
Wanda M. Austin	—		$225,000	$170,000	(5)	$10,654	$405,654
John B. Frank	$93,750	(6)(7)	$225,000	$37,500		$10,654	$366,904
Alice P. Gast	$150,000	(6)	$225,000	—		$654	$375,654
Enrique Hernandez, Jr.	$87,500	(5)(7)(8)	$225,000	—		$10,654	$323,154
Marillyn A. Hewson(9)	—		—	—		—	—
Jon M. Huntsman Jr.(10)	$29,258		$156,387	—		$179	$185,824
Charles W. Moorman IV	$45,000	(5)(6)(7)	$225,000	$90,000	(5)	$10,654	$370,654
Dambisa F. Moyo	$150,000		$225,000	—		$654	$375,654
Debra Reed-Klages	$150,000	(6)	$225,000	—		$654	$375,654
Ronald D. Sugar	$200,000	(5)(6)(11)	$225,000	—		$10,654	$435,654
Inge G. Thulin	$12,500	(12)	—	—		—	$12,500
D. James Umpleby III	$150,000	(6)	$225,000	—		$654	$375,654

(1)	Form of compensation elected by a Director, as described above, can result in differences in reportable compensation.

(2)

Amounts reflect the aggregate grant date fair value for RSUs granted in 2020 under the NED Plan. We calculate the grant date fair value of these awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), for financial reporting purposes. The grant date fair value of these RSUs was $93.30 per unit, the closing price of Chevron common stock on May 26, 2020, except for the prorated award for Gov. Huntsman. For Gov. Huntsman, the grant date fair value of these RSUs was $76.35 per unit, the closing price of Chevron common stock on September 15, 2020, the day he joined the Board. Gov. Huntsman received a prorated grant of 2,048 RSUs for the compensation period covering September 15, 2020, through May 25, 2021. RSUs accrue dividend equivalents, the value of which is factored into the grant date fair value. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions have been disregarded. RSUs are payable in Chevron common stock.

At December 31, 2020, the following Directors had the following number of shares subject to outstanding stock awards or deferrals:

Name	Restricted stock(a)	Stock units(a)	RSUs(a)	Stock units from Director’s deferral of cash retainer(b)	Total
Wanda M. Austin	–	–	2,485	–	2,485
John B. Frank	–	–	7,906	–	7,906
Alice P. Gast	–	–	17,062	–	17,062
Enrique Hernandez, Jr.	–	–	19,586	1,369	20,955
Marillyn A. Hewson	–	–	–	–	–
Jon M. Huntsman Jr.	–	–	2,076	–	2,076
Charles W. Moorman IV	–	–	22,089	11,095	33,184
Dambisa F. Moyo	–	–	2,485	–	2,485
Debra Reed-Klages	–	–	5,564	1,099	6,663
Ronald D. Sugar	2,811	8,603	39,526	17,710	68,650
Inge G. Thulin	–	–	11,016	648	11,664
D. James Umpleby III	–	–	2,485	–	2,485

(a)

Represents awards of restricted stock and dividends and stock units and dividend equivalents from 2005 through 2006, and awards of RSUs and dividend equivalents beginning in 2007, rounded to whole units. Awards of restricted stock are fully vested and are settled in shares of Chevron common stock upon retirement. Awards of stock units and RSUs are settled in shares of Chevron common stock in either one or 10 annual installments following the Director’s retirement, resignation, or death. The terms of awards of RSUs are described above.

(b)

Represents deferred compensation and dividend equivalents, rounded to whole units. Distribution will be made in either one or 10 annual installments. Any deferred amounts unpaid at the time of a Director’s death are distributed to the Director’s beneficiary.

(3)

For Directors electing to receive stock options in lieu of all or a portion of the annual cash retainer, the stock options are granted on the date of the Annual Meeting at which the Director is elected, with 50 percent vested on November 27, 2020, and 50 percent vesting on May 25, 2021. The aggregate grant date fair value is being reported as compensation in 2020, the year of grant, notwithstanding the Annual Compensation Cycle covering the period from May 27, 2020, through May 25, 2021. The stock options are exercisable for that number of shares of Chevron common stock determined by dividing the amount of the cash retainer subject to the election by the Black-Scholes value of a stock option on the date of grant. Elections to receive stock options in lieu of any portion of cash compensation must be made by December 31 in the year preceding the year in which the stock options are granted. The stock options have an exercise price based on the closing price of Chevron common stock on the date of grant.

Amounts reported here reflect the aggregate grant date fair value for stock options granted on May 27, 2020. The grant date fair value was determined in accordance with ASC Topic 718 for financial reporting purposes. The grant date fair value of each option is calculated using the Black-Scholes model. Stock options granted on May 27, 2020, have an exercise

Chevron Corporation—2021 Proxy Statement	19

director compensation

price of $93.90 and a grant date fair value of $14.12. The assumptions used in the Black-Scholes model to calculate this grant date fair value were: an expected life of 6.6 years, a volatility rate of 29.3 percent, a risk-free interest rate of 0.48 percent, and a dividend yield of 4.71 percent. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions have been disregarded.

Dr. Austin and Messrs. Frank and Moorman each elected to receive all or a part of their 2020 annual cash compensation in the form of stock options. The number of stock options granted in 2020 was 12,039 to Dr. Austin, 2,655 to Mr. Frank, and 6,373 to Mr. Moorman. One-half of the stock options vested on November 27, 2020, and the remaining half vests on May 25, 2021. Stock options expire after 10 years.

At December 31, 2020, Dr. Austin had 23,471, Mr. Frank had 12,003, and Mr. Moorman had 28,809 outstanding, vested and unvested stock options. Under the NED Plan, Directors who retire in accordance with Chevron’s Director Retirement Policy have until 10 years from the date of grant to exercise any outstanding options.

(4)	All Other Compensation for 2020 includes the following items:

Name	Insurance(a)	Perquisites(b)	Charitable(c)
Wanda M. Austin	$ 654	–	$ 10,000
John B. Frank	$ 654	–	$ 10,000
Alice P. Gast	$ 654	–	–
Enrique Hernandez, Jr.	$ 654	–	$ 10,000
Marillyn A. Hewson	–	–	–
Jon M. Huntsman Jr.	$ 179	–	–
Charles W. Moorman IV	$ 654	–	$ 10,000
Dambisa F. Moyo	$ 654	–	–
Debra Reed-Klages	$ 654	–	–
Ronald D. Sugar	$ 654	–	$ 10,000
Inge G. Thulin	–	–	–
D. James Umpleby III	$ 654	–	–

(a)	Amounts reflect the annualized premium for accidental death and dismemberment insurance coverage paid by Chevron.

(b)	Perquisites and personal benefits did not equal or exceed $10,000 for any Director in 2020.

(c)	Amounts reflect payments made to charitable organizations under Chevron Humankind, our charitable matching gift and community involvement program, to match donations made by the Directors in 2020.

(5)	Amount includes the additional retainer paid for serving as a Board Committee Chair during 2020.

(6)	Director has elected to defer all or a portion of the cash retainer under the NED Plan in 2020. None of the earnings under the NED Plan are above market or preferential.

(7)

Messrs. Frank, Hernandez, and Moorman each elected to receive all or a portion of his 2020 cash retainer covering the period from January 1, 2020, through May 26, 2020, in the 2019 Annual Compensation Cycle in stock options in lieu of cash. Accordingly, all or a portion of the cash retainer was reported as compensation in 2019.

(8)	Reflects Mr. Hernandez’s cash retainer covering the period from May 27, 2020, through December 31, 2020.

(9)	Ms. Hewson joined the Board on January 1, 2021; therefore, she received no compensation in 2020.

(10)	Gov. Huntsman joined the Board on September 15, 2020.

(11)	Amount includes the additional cash retainer paid for serving as Lead Director during 2020.

(12)

Mr. Thulin resigned from the Board effective January 1, 2020. Reflects Mr. Thulin’s cash retainer paid in January 2020 for his service as a Director for the period December 1, 2019, through December 31, 2019.

20	Chevron Corporation—2021 Proxy Statement

corporate governance

overview

Chevron is governed by a Board of Directors and Board Committees that meet throughout the year. Directors discharge their responsibilities at Board and Committee meetings and through other communications with management. Your Board is committed to strong corporate governance structures and practices that help Chevron compete more effectively, sustain its success, and build long-term stockholder value.

role of the board of directors

Your Board oversees and provides guidance for Chevron’s business and affairs. The Board oversees management’s development and implementation of Chevron’s strategy and business planning process. The Board monitors corporate performance, the integrity of Chevron’s financial controls, and the effectiveness of its legal compliance and enterprise risk management programs. This is generally a year-round process, culminating in Board reviews of Chevron’s strategic plan, its business plan, the next year’s capital expenditures budget, and key financial and operational indicators. Your Board also oversees management and the succession of key executives.

board leadership structure

Under Chevron’s By-Laws, the positions of Chairman of the Board and Chief Executive Officer are separate positions that may be occupied by the same person at the discretion of the Board. Chevron’s independent Directors select the Chairman of the Board annually. Thus, the Board has great flexibility to choose its optimal leadership structure depending upon Chevron’s particular needs and circumstances and to organize its functions and conduct its business in the most effective manner.

Annually, the Governance Committee conducts an assessment of Chevron’s corporate governance structures and processes, which includes a review of Chevron’s Board leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interests of Chevron’s stockholders. At present, Chevron’s Board believes that it is in the stockholders’ best interests for the CEO, Michael K. Wirth, to also serve as Chairman of the Board. The Board believes that having Mr. Wirth serve as Chairman fosters an important unity of leadership between the Board and management that is subject to effective oversight by the independent Lead Director and the other independent Directors. The Board believes that it benefits from the significant knowledge, insight, and perspective of Chevron and the energy industry that Mr. Wirth has gained throughout his 38 years with Chevron. Our business is highly complex, and our projects often have long lead times, with many of our major capital projects taking more than 10 years from the exploration phase to first production. The Board believes that Mr. Wirth’s in-depth knowledge of the Company, coupled with his extensive industry expertise, makes him particularly qualified to lead discussions of the Board. Having Mr. Wirth serve as Chairman also promotes better alignment of Chevron’s long-term strategic development with its operational execution. Also, as a global energy company that negotiates concessions and leases with host-country governments around the world, it is advantageous to the Company for the CEO to represent the Chevron Board in such dialogues as its Chairman.

Significantly, the Board does not believe that combining the roles creates ambiguity about reporting relationships. Given the role of the independent Lead Director discussed below and the fact that the independent Directors, pursuant to their powers under the By-Laws, have affirmatively selected Mr. Wirth for the positions of Chairman and CEO, annually set his compensation, and regularly evaluate his performance, the Board believes it is clear that Mr. Wirth reports and is accountable to the independent Directors. Moreover, the Board does not believe that having the CEO also serve as Chairman inhibits the flow of information and interactions between the Board, management, and other Company personnel. To the contrary, the Board has unfettered access to management and other Company employees, and the Board believes that having Mr. Wirth in the roles of both Chairman and CEO facilitates the flow of information and communications between the Board and management, which enhances the Board’s ability to obtain information and to monitor management.

Chevron Corporation—2021 Proxy Statement	21

corporate governance

independent lead director

Your Board recognizes the importance of independent Board oversight of the CEO and management and has developed policies and procedures designed to ensure independent oversight. In addition to conducting an annual review of the CEO’s performance, the independent Directors meet in executive session at each regular Board meeting and discuss management’s performance and routinely formulate guidance and feedback, which the independent Lead Director provides to the CEO and other members of management.

Further, when the Board selects the CEO to also serve as Chairman, the independent Directors annually select an independent Lead Director, currently Dr. Sugar. The Board routinely reviews the Lead Director’s responsibilities to ensure that these responsibilities enhance its independent oversight of the CEO and management and the flow of information and interactions between the Board, management, and other Company personnel. Annually the Lead Director leads the independent Directors’ review of candidates for all senior management positions. This succession planning process includes consideration of both ordinary course succession, in the event of planned promotions and retirements, and planning for situations where the CEO or another member of senior management unexpectedly becomes unable to perform the duties of their positions.

The Lead Director and Chairman collaborate closely on Board meeting schedules and agendas and information provided to the Board. These consultations and agendas and the information provided to the Board frequently reflect input and suggestions from other members of the Board and management. You can read more about these particular processes in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines.

Any stockholder can communicate with the Lead Director or any of the other Directors in the manner described in the “Communicating with the Board” section of this Proxy Statement.

Also, as discussed in more detail in the “Environmental, Social, and Governance Engagement” section of this Proxy Statement, the Board encourages a robust investor engagement program. During these engagements, Board leadership is a frequent topic of discussion. In general, investors, including those who are philosophically opposed to combining the positions of Chairman and CEO, have overwhelmingly communicated to Chevron that they have minimal, if any, concerns about your Board or individual Directors or about Chevron’s policies and leadership structure. More specifically, these investors have voiced confidence in the strong counterbalancing structure of the robust independent Lead Director role.

As described in the “Board Leadership and Lead Director” section of Chevron’s Corporate Governance Guidelines, the Lead Director’s responsibilities are to:

•  chair all meetings of the Board in the Chairman’s absence;

•  chair the executive sessions;

•  lead non-management Directors in an annual discussion of the performance evaluation of the CEO as well as communicate that evaluation to the CEO;

•  oversee the process for CEO succession planning;

•  lead the Board’s review of the Governance Committee’s assessment and recommendations from the Board self-evaluation process;

•  lead the individual Director evaluation process;

•  serve as liaison between the Chairman and the independent Directors;

•  consult with the Chairman on and approve agendas and schedules for Board meetings and other matters pertinent to the Corporation and the Board;

•  be available to advise the Committee Chairs of the Board in fulfilling their designated roles and responsibilities;

•  participate in the interview process for prospective directors with the Governance Committee;

•  call meetings of the independent Directors and special meetings of the Board; and

•  be available as appropriate for consultation and direct communication with major stockholders.

22	Chevron Corporation—2021 Proxy Statement

corporate governance

human capital management

Chevron sits at the epicenter of the future of energy. In an ever-changing energy landscape, human capital management is essential to ensuring we can build a better tomorrow. Our approach is linked to the future of energy with a focus on higher returns and lower carbon. We believe human ingenuity fuels innovation and that the imagination and perseverance of people will deliver solutions to energy’s greatest challenges.

Our key human capital management objectives are focused on investing in our people and our culture. We hire, develop, and strive to retain critical talent, and foster a culture that values diversity and inclusion and employee engagement, all of which support our overall objective to deliver industry-leading performance. Our leadership reinforces and monitors our investment in people and our culture to ensure we foster a workplace that enables the ingenuity of our employees to solve any challenge and overcome any obstacle.

Hiring, Development, and Retention

Our approach to attracting, developing, and retaining our employees is anchored in a career-oriented employment model to build a workforce prepared to meet the energy needs of the future. We recruit new employees through partnerships with universities and diversity associations. In 2020, more than 500 students participated in our first-ever virtual internship program. In addition, we recruit experienced hires to target critical skills. Our talent acquisition efforts ensure we attract the next generation of problem solvers.

Development programs are designed to build leadership capabilities at all levels and ensure our workforce has the technical and operating capabilities to produce energy safely and reliably. Our leadership regularly reviews metrics on employee training and development programs, which are continually evolving to better meet the needs of the business. For instance, we recently launched learning initiatives focused on digital innovation, including new Digital Academy and Digital Scholars programs. In addition, to ensure business continuity, management regularly reviews the talent pipeline, identifies, and develops succession candidates, and builds succession plans for leadership positions. The

Board is actively involved in reviewing and approving executive compensation, personnel selections, and succession plans to ensure we have leadership in place with the requisite skills and experience. In addition to the annual review of the CEO led by the Lead Director, the CEO periodically provides the Board with an assessment of senior executives and their potential as successors for the CEO position, as well as perspectives on potential candidates for other senior management positions. Members of the Board also meet directly with potential candidates for senior management positions. Our development programs and succession planning practices prepare us to continue providing the energy that enables human progress around the world.

Our 2020 annual voluntary attrition was 4.1 percent, in line with our historical rates. The voluntary attrition rate generally excludes employee departures under enterprise-wide restructuring programs. We believe our low voluntary attrition rate is in part a result of our commitment to employee development and career advancement.

Chevron Corporation—2021 Proxy Statement	23

corporate governance

Diversity and Inclusion

We are committed to advancing diversity and inclusion in the workplace so that employees are enabled to contribute to their full potential. We believe innovative solutions to our most complex challenges emerge when diverse people, ideas, and experiences come together in an inclusive environment. We reinforce the value of diversity and inclusion through accountability, communication, training, and personnel selection processes. Examples of initiatives to further advance diversity and inclusion include our Neurodiversity program through which we employ neurodiverse individuals and leverage their talents, our Elevate program, which focuses on learning opportunities to promote a deeper understanding of employees in underrepresented groups, and our Returnship initiative, which provides support for women re-entering the workforce. In addition, we have 12 employee networks (voluntary groups of employees that come together based on shared identity or interests) and more than 15 diversity councils across our business units that help align diversity and inclusion efforts with business strategies. Through these programs, and others, we foster a culture that values the uniqueness and diversity of individual talents, experiences, and ideas.

Employee Engagement

Employee engagement is an indicator of employee well-being and commitment to our values, purpose, and strategies. We conduct annual employee surveys to assess the health of our culture. Recent surveys have indicated a high degree of employee engagement. In 2020, our employee survey focused on the COVID-19 impact on employee well-being and our response to the pandemic. The survey results positively reinforced actions taken by Chevron, and helped inform further actions to address the impact on employees and their families through enhanced mental health and wellness support and financial assistance for unplanned childcare needs and remote learning resources, among other efforts. We also have long-standing programs such as Ombuds, an independent resource designed to equip employees with options to address and resolve workplace issues; a Company hotline, where employees can report concerns to the Corporate Compliance department; and our Employee Assistance Program, a confidential consulting service that can help employees resolve a broad range of personal, family, and work-related concerns or problems.

24	Chevron Corporation—2021 Proxy Statement

corporate governance

board oversight of strategy

The Board of Directors and the Board Committees provide guidance to and oversight of management with respect to Chevron’s business strategy throughout the year. The Board dedicates at least one meeting each year to focus on Chevron’s strategic planning. In two of the past three years, the Board participated in expanded offsite strategy sessions that included presentations by third-party experts to discuss energy transition issues. In 2020, the Board held two special meetings to discuss strategic matters, resulting in the acquisition of Noble Energy, Inc. In addition, various elements of strategy are discussed at every Board meeting, as well as at many meetings of the Board’s Committees. The Board also dedicates one meeting each year to review

Chevron’s five-year business plan and to endorse the business plan, performance objectives, and capital and exploratory budget for the coming year. Our strategic plan sets direction, aligns our organization, and differentiates us from the competition. It guides our actions to successfully manage risk and deliver stockholder value. The Board of Directors and the Board Committees oversee fundamental components of our strategic plan, and management is charged with executing the business strategy. In order to assess performance against our strategic plans, the Board receives regular updates on progress and execution and provides guidance and direction throughout the year.

board oversight of risk

The Board of Directors and the Board Committees oversee Chevron’s risk management policies, processes, and practices for the risk management systems throughout the Company. Chevron faces a broad array of risks, including without limitation market, operational, strategic, legal, regulatory, political, financial, cybersecurity, sustainability, and climate change risks. The Board exercises its role of risk oversight in a variety of ways, including the following:

Board of Directors

•  Monitors overall corporate performance, the integrity of financial and other controls, and the effectiveness of the Company’s legal compliance and enterprise risk management programs, risk governance practices, and risk mitigation efforts, particularly with regard to those risks specified by the Company as “Risk Factors” in its Annual Report on Form 10-K

•  Oversees management’s implementation and utilization of appropriate risk management systems at all levels of the Company, including operating companies, business units, corporate departments, and service companies

•  Reviews specific facilities and operational risks as part of visits to Company operations

•  Reviews portfolio, capital allocation, and geopolitical risks in the context of the Board’s annual strategy session and the annual business plan and capital budget review and approval process

•  Receives reports from management on and considers risk matters in the context of the Company’s strategic, business, and operational planning and decision making

•  Receives reports from management on, and routinely considers, critical risk topics such as operational, financial, geopolitical/legislative, strategic, geological, security, commodity trading, skilled personnel/human capital, capital project execution, civil unrest, legal, technology/cybersecurity risk, and climate change risks

Audit Committee

•  Assists the Board in fulfilling its oversight of accounting and financial reporting processes, including the audits and integrity of the Corporation’s financial statements, financial risk exposures as part of Chevron’s broad enterprise management program, the qualifications, performance and independence of the independent auditor, the effectiveness of internal controls over financial reporting, and the implementation and effectiveness of Chevron’s compliance programs and Internal Audit function

•  Meets with and reviews reports from Chevron’s independent registered public accounting firm and internal auditors

•  Discusses Chevron’s policies with respect to financial risk assessment and financial risk management including, but not limited to, cybersecurity and sustainability and climate change risks

•  Meets with Chevron’s Chief Compliance Officer and certain members of Chevron’s Compliance Policy Committee to receive information regarding compliance policies and procedures and internal controls

•  Meets with Chevron’s Chief Information Officer to review cybersecurity implications and risk management on financial exposures

•  Reports its discussions to the full Board for consideration and action when appropriate

Chevron Corporation—2021 Proxy Statement	25

corporate governance

Board Nominating and Governance Committee

•  Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s governance practices and processes

•  Conducts an annual evaluation of Chevron’s governance practices with the help of the Corporate Governance Department

•  Discusses risk management in the context of general governance matters, including topics such as Board succession planning to ensure desired skills and attributes are represented, including but not limited to diversity, business leadership, finance, policy, and environmental and climate change experience; Board and individual Director assessment; delegations of authority and internal approval processes; stockholder proposals and activism; and Director and officer liability insurance

•  In conjunction with the Public Policy and Sustainability Committee, oversees Chevron’s stockholder engagement program and makes recommendations regarding stockholder engagement

•  Reports its discussions to the full Board for consideration and action when appropriate

Management Compensation Committee

•  Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s compensation programs and practices

•  Reviews the design and goals of Chevron’s compensation programs and practices in the context of possible risks to Chevron’s financial and reputational well-being, and alignment with stockholders’ interests, including those related to sustainability and climate change risks and opportunities.

•  Reviews Chevron’s strategies and supporting processes for executive retention and diversity

•  Reports its discussions to the full Board for consideration and action when appropriate

Public Policy and Sustainability Committee

•  Assists the Board in fulfilling its oversight of risks that may arise in connection with the social, political, environmental, human rights, and public policy aspects of Chevron’s business and the communities in which it operates

•  Provides oversight and guidance on and receives reports regarding environmental matters, including those related to sustainability and climate change, in connection with Chevron’s projects and operations

•  Discusses risk management in the context of, among other things, legislative and regulatory initiatives (including political activities such as political contributions and lobbying), safety and environmental stewardship, community relations, government and nongovernmental organization relations, and Chevron’s global reputation

•  In conjunction with the Governance Committee, oversees Chevron’s stockholder engagement program and makes recommendations regarding stockholder engagement

•  Reports its discussions to the full Board for consideration and action when appropriate

26	Chevron Corporation—2021 Proxy Statement

corporate governance

board oversight of sustainability

Chevron’s sustainability efforts and environmental, social, and governance (“ESG”) priorities are focused on protecting the environment, empowering people, and getting results the right way. The Board oversees Chevron’s performance and management of various ESG issues, including climate change, ESG reporting, lobbying practices, human capital management, cybersecurity, and human rights. The Board also offers guidance on Chevron’s Corporate Sustainability Report and on climate change reports aligned with the Financial Stability Board’s Task Force on Climate-related Financial Disclosures (“TCFD”). The Board’s four standing committees provide oversight and guidance over different aspects of ESG issues. For example, the Public Policy and Sustainability Committee assesses and advises on risks that may arise in connection with social, political, environmental, and public policy aspects of Chevron’s business and helps management evaluate trends and potential implications. The Public Policy and Sustainability Committee is briefed on the work of the Chevron Global Issues Committee, an executive-level committee that is regularly updated on various sustainability issues as well as ESG engagements with stockholders and other stakeholders. The Audit Committee discusses potential financial risk exposures related to sustainability. The Governance Committee discusses maintaining appropriate Board composition to oversee various sustainability and ESG issues and reviews stockholder proposals, many of which are ESG focused. The Management Compensation Committee (“MCC”) discusses how to align incentive program design with Chevron’s sustainability strategy. In addition to providing oversight, the Board is committed to fostering long-term and institutionwide relationships with stockholders and listening to their input on sustainability and ESG issues.

board oversight of environmental issues

Chevron operates using four environmental principles that define how we develop energy in an environmentally responsible manner: include environmental impact in decision making, reduce our environmental footprint, operate responsibly, and steward our sites. A description of these principles can be found at www.chevron.com/corporate-responsibility/environment. The Board of Directors, and the Public Policy and Sustainability Committee in particular, provide oversight and guidance on environmental matters in connection with Chevron’s projects and operations and are regularly briefed by professionals whose focus is on environmental protection and stewardship. Members of the Board regularly visit Chevron operations across the globe and discuss environmental matters specific and relevant to these locations. Significant environmental and process safety issues are reviewed by the Board to ensure compliance with the Company’s rigorous processes. The Public Policy and Sustainability Committee assists the Board in identifying, evaluating, and monitoring public policy trends and environmental issues that could impact the Company’s business activities and performance. It also reviews and makes recommendations for Chevron’s strategies related to corporate responsibility and reputation management. The Board of Directors and the Public Policy and Sustainability Committee regularly receive reports of stockholder engagements related to environmental issues and incorporate these into the direction they provide to management.

Chevron Corporation—2021 Proxy Statement	27

corporate governance

director independence

Your Board has determined that each non-employee Director who served in 2020 and non-employee Director nominee is independent in accordance with the NYSE Corporate Governance Standards and that no material relationship exists with Chevron other than as a Director.

For a Director to be considered independent, the Board must determine that the Director does not have any material relationship with Chevron, other than as a Director. In making its determinations, the Board adheres to the specific tests for independence included in the NYSE Corporate Governance Standards. In addition, the Board has determined that the following relationships of Chevron Directors occurring within the last fiscal year are categorically immaterial to a determination of independence if the relevant transaction was conducted in the ordinary course of business:

•	a director of another entity if business transactions between Chevron and that entity do not exceed $5 million or 5 percent of the receiving entity’s consolidated gross revenues, whichever is greater;

•

a director of another entity if Chevron’s discretionary charitable contributions to that entity do not exceed $1 million or 2 percent of that entity’s gross revenues, whichever is greater, and if the charitable contributions are consistent with Chevron’s philanthropic practices; and

•

a relationship arising solely from a Director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Chevron as long as the Director’s ownership interest does not exceed 2 percent of the total equity or partnership interest in that other party.

These categorical standards are contained in our Corporate Governance Guidelines, which are available on our website at www.chevron.com/investors/corporate-governance and are available in print upon request.

Drs. Moyo and Sugar, Ms. Hewson and Ms. Reed-Klages, and Messrs. Hernandez, Huntsman, Moorman, and Umpleby are directors of for-profit entities with which Chevron conducts business in the ordinary course. Other than Dr. Moyo, they and Drs. Austin and Gast, and Mr. Frank are also directors or trustees of, or similar advisors to, not-for-profit entities to which Chevron makes contributions. The Board has determined that all of these transactions and contributions were below the thresholds set forth in the first and second categorical standards described above (except as noted below) and are, therefore, categorically immaterial to the particular Director’s independence.

The Board reviewed the following relationships and transactions that existed or occurred in 2020 that are not covered by the categorical standards described above:

•

For Dr. Gast, the Board considered that, in 2020, Chevron made payments to Imperial College London amounting to less than 0.006 percent of Imperial College’s most recently reported annual gross revenues. Dr. Gast is the President of Imperial College London. The Board concluded that these transactions would not impair Dr. Gast’s independence.

•

For Mr. Hernandez, the Board considered that, in 2020, Chevron purchased services from two subsidiaries of Inter-Con Security Systems, Inc., in the ordinary course of business, amounting to less than 1 percent of Inter-Con’s most recent annual consolidated gross revenues. Mr. Hernandez is Chairman and Chief Executive Officer and a significant stockholder of Inter-Con, a privately held business. Mr. Hernandez’s adult son is President of Inter-Con. The Board concluded that these transactions would not impair Mr. Hernandez’s independence.

•

For Mr. Hernandez and Ms. Hewson, the Board considered that, in 2020, Chevron made contributions to Catalyst Inc., in the ordinary course of business, amounting to less than 6 percent of Catalyst’s most recently reported annual consolidated gross revenues. They are directors of Catalyst, a 501(c)(3) nonprofit organization, and Ms. Hewson is Chairman of the Board of Catalyst. The Board concluded that these transactions would not impair their independence.

•

For Mr. Umpleby, the Board considered that, in 2020, Chevron purchased products and services from Caterpillar Inc., in the ordinary course of business, amounting to less than 0.198 percent of Caterpillar’s most recently reported annual consolidated gross revenues, and Caterpillar purchased products and services from Chevron, in the ordinary course of business, amounting to less than 0.023 percent of Chevron’s most recently reported annual consolidated gross revenues. Mr. Umpleby is the Chairman and Chief Executive Officer of Caterpillar Inc. The Board concluded that these transactions would not impair Mr. Umpleby’s independence.

28	Chevron Corporation—2021 Proxy Statement

corporate governance

board committees

Chevron’s Board of Directors has four standing Committees: Audit; Board Nominating and Governance; Management Compensation; and Public Policy and Sustainability. The Audit, Board Nominating and Governance, and Management Compensation Committees are each constituted and operated according to the independence and other requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the NYSE Corporate Governance Standards. Each independent Director, including each member of the MCC, is an “outside” Director for purposes of ensuring that certain pre-2019 grants meet the grandfather rule in Section 162(m) of the Internal Revenue Code of 1986, as amended. In addition, each member of the Audit Committee is financially literate and an “audit committee financial expert,” as such terms are defined under the Exchange Act and related rules and the NYSE Corporate Governance Standards.

Each Committee is chaired by an independent Director who determines the agenda, the frequency, and the length of the meetings and who has unlimited access to management, information, and outside advisors, as necessary. Each non-employee Director generally serves on one or two Committees. Committee members serve staggered terms, enabling Directors to rotate periodically to different Committees. Four- to six-year terms for Committee Chairs facilitate rotation of Committee Chairs while preserving experienced leadership.

Each Committee operates under a written charter that sets forth the purposes and responsibilities of the Committee as well as qualifications for Committee membership. Each Committee assesses the adequacy of its charter periodically and recommends changes to the Governance Committee. All Committees report regularly to the full Board of Directors with respect to their activities. Committee charters can be viewed on Chevron’s website at www.chevron.com/investors/corporate-governance.

board and committee meetings and attendance

In 2020, your Board held six regular Board meetings and two special Board meetings, with each regular meeting including an executive session of independent Directors led by our independent Lead Director. In addition, 23 Board Committee meetings were held in 2020, which included nine Audit Committee, five Governance Committee, four MCC, three Public Policy and Sustainability Committee and two joint meetings of the Governance and the Public Policy and Sustainability Committees. All incumbent Directors attended 100 percent of their Board and

Committee meetings during 2020. Chevron’s policy regarding Directors’ attendance at the Annual Meeting, as described in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines (available at www.chevron.com/investors/corporate-governance), is that all Directors are expected to attend the Annual Meeting, absent extenuating circumstances. All Directors serving on the Board at the time attended the 2020 Annual Meeting.

board and committee evaluations

Each year, your Board and its Committees perform a rigorous self-evaluation. As required by Chevron’s Corporate Governance Guidelines, the Governance Committee oversees this process. The performance evaluations solicit anonymous input from Directors regarding the performance and effectiveness of the Board, the Board Committees, and individual Directors and provide an opportunity for Directors to identify areas for improvement. In addition, the independent Lead Director has individual conversations with each member of the Board, providing further opportunity for dialogue and improvement. In 2018, the Governance Committee augmented the individual Director evaluation by adding an individual Director performance evaluation questionnaire to more rigorously evaluate individual Director performance. Under this part of the process, each Director sends a confidential individual Director performance evaluation for each independent Director to outside counsel retained by the Company at the Governance Committee’s request. Outside counsel compiles the results of the evaluations into reports, which are sent to the Lead Director for consideration and used by the Lead Director during individual conversations with each independent Director (the Chair of the Audit Committee receives the report on the Lead Director and meets with the Lead Director regarding that report). The Governance Committee reviews the results and feedback from the evaluation process and makes recommendations for improvements as appropriate. The independent Lead Director leads a discussion of the evaluation results during an executive session of the Board and communicates relevant feedback to the CEO. Your Board has successfully used this process to evaluate Board, Committee, and individual Director effectiveness, and identify opportunities to strengthen the Board.

Chevron Corporation—2021 Proxy Statement	29

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Committees and membership	Committee functions
Audit Charles W. Moorman IV, Chair* John B. Frank Marillyn A. Hewson Dambisa F. Moyo Debra Reed-Klages*

•  Selects the independent registered public accounting firm for endorsement by the Board and ratification by the stockholders

•  Reviews reports of the independent registered public accounting firm and internal auditors

•  Reviews and approves the scope and cost of all services (including non-audit services) provided by the independent registered public accounting firm

•  Monitors the effectiveness of the audit process and financial reporting

•  Monitors the maintenance of an effective internal audit function

•  Reviews the adequacy of accounting, internal control, auditing, and financial reporting matters

•  Monitors implementation and effectiveness of Chevron’s compliance policies and procedures

•  Assists the Board in fulfilling its oversight of enterprise risk management, particularly financial risks, including, but not limited to, cybersecurity and sustainability and climate change risks as they relate to financial risk exposures

•  Evaluates the effectiveness of the Audit Committee

Board Nominating and Governance Ronald D. Sugar, Chair Wanda M. Austin* Alice P. Gast D. James Umpleby III

•  Evaluates the effectiveness of the Board and its Committees and recommends changes to improve Board, Board Committee, and individual Director effectiveness

•  Assesses the size and composition of the Board to evaluate the skills and experience that are currently represented, as well as the skills and characteristics that the Board may find valuable in the future, including but not limited to diversity, business leadership, finance, policy, and environmental and climate change experience

•  Engages in succession planning for the Board and key leadership roles on the Board and its Committees

•  Recommends prospective Director nominees

•  Oversees the orientation process for new Directors and ongoing education for Directors

•  Reviews and approves non-employee Director compensation

•  Evaluates and recommends changes as appropriate in Chevron’s Corporate Governance Guidelines, Restated Certificate of Incorporation, By-Laws, and other Board-adopted governance provisions

•  Assesses stock ownership guidelines for Directors and the Directors’ ownership relative to the guidelines

•  Reviews stockholder proposals and recommends (in conjunction with the Public Policy and Sustainability Committee) Board responses to proposals

•  Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s corporate governance practices and processes

•  Evaluates the effectiveness of the Governance Committee

Management Compensation Enrique Hernandez, Jr., Chair* Jon M. Huntsman Jr. Ronald D. Sugar D. James Umpleby III*

•  Conducts an annual review of the CEO’s performance

•  Reviews and recommends to the independent Directors salary and the short-term and long-term incentive compensation for the CEO

•  Reviews and approves salaries and short-term and long-term incentive compensation for executive officers other than the CEO

•  Reviews the annual Compensation Discussion and Analysis (“CD&A”) and recommends to the independent Directors to include in the Proxy Statement.

•  Administers Chevron’s executive incentive and equity-based compensation plans

•  Reviews Chevron’s strategies and supporting processes for executive retention and diversity

•  Reviews and approves executive compensation philosophy that aligns with Chevron’s strategy and stockholder interests, including those related to sustainability and climate change risks and opportunities

•  Reviews and approves peer group(s) used to benchmark executive compensation levels, program design and practices, and relative performance

•  Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s compensation programs

•  Evaluates the effectiveness of the MCC

Public Policy and Sustainability Wanda M. Austin, Chair* Alice P. Gast Enrique Hernandez, Jr.* Jon M. Huntsman Jr.

•  Identifies, monitors, and evaluates domestic and international environmental, social, human rights, political, and public policy matters, including those related to sustainability and climate change, that are relevant to Chevron’s activities and performance

•  Assists the Board in devoting appropriate attention and effective response to stockholder concerns regarding such issues

•  Recommends to the Board policies, programs, and practices concerning support of charitable, political, and educational organizations

•  Reviews annually the policies, procedures, expenditures, and public disclosure practices related to Chevron’s political activities, including political contributions and direct and indirect lobbying

•  Reviews stockholder proposals and recommends (in conjunction with the Governance Committee) Board responses to proposals

•  Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with the environmental, social, human rights, political, and public policy aspects of Chevron’s activities, and in doing so direct that the Company consider a broad range of perspectives

•  Evaluates the effectiveness of the Public Policy and Sustainability Committee

*

Effective May 26, 2021, Ms. Reed-Klages will be the Chair of the Audit Committee; Ms. Austin will be the Chair of the Governance Committee, rotate off of the Public Policy and Sustainability Committee, and join the MCC; Mr. Moorman will be the Chair of the MCC, rotate off of the Audit Committee and join the Governance Committee; Mr. Hernandez will be the Chair of the Public Policy and Sustainability Committee; and Mr. Umpleby will rotate off of the MCC and join the Public Policy and Sustainability Committee.

30	Chevron Corporation—2021 Proxy Statement

corporate governance

corporate governance guidelines

Your Board has adopted Corporate Governance Guidelines to provide a transparent framework for the effective governance of Chevron. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines can be found on our website at www.chevron.com/investors/corporate-governance. The guidelines address, among other topics:

•	the role of the Board

•	Board succession planning and membership criteria

•	Director independence

•	Board size

•	Director terms of office

•	the election of Directors

•	other Board memberships

•	Director retirement policy

•	number and composition of Board Committees

•	Board leadership and Lead Director

•	executive sessions
•	Business Conduct and Ethics Code

•	confidentiality

•	succession planning

•	Board compensation

•	Board access to management and other employees

•	Director orientation and education

•	evaluation of Board performance

•	Chief Executive Officer performance review

•	Director and officer stock ownership guidelines

•	access to outside advisors

•	Board agenda and meetings

business conduct and ethics code

We have adopted a code of business conduct and ethics for Directors, officers (including the Company’s Chief Executive Officer, Chief Financial Officer, and Controller), and employees, known as the Business Conduct and Ethics Code, which is available on our website at www.chevron.com and is available in print upon request. We will post any amendments to the code on our website. Directors, officers, and employees certify biennially that they will comply with the code.

hedging, pledging, and other transactions

Members of the Board and members of Chevron’s Global Leadership Forum are prohibited from:

•

engaging in hedging transactions or speculative transactions involving Chevron securities, including, but not limited to, short sales and trading in options, puts, calls, straddles, swaps, or other derivative securities;

•	purchasing Chevron securities on margin;
•	engaging in monetization transactions, such as forward sale contracts involving Chevron securities; and

•	pledging Chevron securities as collateral for a loan or any other purpose.

Employees, other than those listed above, are generally permitted to engage in transactions involving Chevron securities that are designed to hedge or offset market risk.

Chevron Corporation—2021 Proxy Statement	31

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environmental, social, and governance engagement

Your Board believes that fostering long-term and institutionwide relationships with stockholders and other stakeholders and maintaining their trust and goodwill is a core Chevron objective. Chevron conducts extensive engagements with stockholders as an essential part of our commitment to sustainability. These engagements routinely cover governance, compensation, social, safety, environmental, climate change, culture, human rights, human capital management, and other current and emerging issues.

In addition, we have an extensive investor relations outreach effort, in which members of senior management routinely meet with major investors to review Company strategies, financial and operating performance, capital allocation priorities, and near-term outlook. We use all of these sessions to ensure that the Board and management understand and address the issues that are important to our stockholders.

In order to continuously improve Chevron’s governance processes and communications, Chevron follows an Annual Engagement Plan and Process. Through this program, we are able to identify and address environmental, social, and governance topics that are raised by our stockholders. The Governance Committee and the Public Policy and Sustainability Committee oversee the stockholder engagement program and make recommendations regarding stockholder engagement.

Since Chevron’s last Annual Meeting, an engagement team consisting of senior executives, subject matter experts on governance, compensation, and environmental and social issues (“ESG Engagement Team”), and, when appropriate, our independent Lead Director and our Public Policy and Sustainability Committee Chair have continued to lead our robust stockholder outreach program.

•

The ESG Engagement Team had 84 substantive engagements with stockholders representing more than 38 percent of Chevron’s outstanding common stock. Our Chairman and Board members attended several of these meetings.

•

In addition, the team reached out to every stockholder or their representative who submitted proposals for inclusion in our Proxy Statement and met with each one to discuss their concerns and areas of agreement and disagreement.

During our engagements, Chevron gained valuable feedback on several topics, including:

•	our response to the COVID-19 crisis;

•	our approach to the energy transition, greenhouse gas (“GHG”) metrics, and climate change lobbying;

•	the increased focus on diversity and inclusion;

•	expectations about executive compensation and alignment with performance; and

•	governance trends, such as growing demands for transparency and increasing scrutiny of company cultures.

This feedback was shared with the Board and its relevant Committees. For more information about these engagements, see the “Independent Lead Director,” and “Compensation Discussion and Analysis” sections of this Proxy Statement.

our response to stockholders

As noted above, Chevron engages regularly with key stockholders and has a robust process to systemically plan engagements and proactively address issues of importance to stockholders. In response to 2020 vote results and engagement feedback on several topics, Chevron worked to continue to enhance our performance and meet the expectations of our stockholders.

For example, on the issue of climate change lobbying, 54 percent of votes cast supported a 2020 stockholder proposal requesting for a report on if and how Chevron’s lobbying activities aligned with the Paris Agreement. After extensive engagement with stockholders to understand what further disclosure would be most helpful, and with oversight by the Public Policy and Sustainability Committee of the Board, in December 2020, Chevron published a special report on climate lobbying that describes (1) our energy transition strategy and policy framework; (2) how the Board and management provide oversight on climate lobbying; (3) our direct climate lobbying and trade associations process; and (4) how our key trade associations contribute to and advance the dialogue regarding the energy transition. We believe that our analysis shows that our memberships help advance, to varying degrees, Chevron’s view on the energy transition. We value continued feedback on the report and appreciate investors’ general guidance that they are not promoting Chevron exit from specific trade associations.

In 2020, Chevron also received a stockholder proposal that 46 percent of votes cast supported, requesting a report about physical climate risks associated with expanding petrochemical operations. Chevron operates petrochemical operations through a joint-venture company, Chevron Phillips Chemical (“CPChem”). As part owner of the company, we encouraged CPChem to include more information about their approach to physical climate risks, which they reflected in their November 2020 sustainability report.

Several stockholders have suggested Chevron amend our Board Committee charters to clarify the scope and roles of our Board Committees. In January 2021, the Board amended the Audit Committee Charter to clarify that the Audit Committee is exercising oversight of the Company’s sustainability and climate change risks as they relate to

32	Chevron Corporation—2021 Proxy Statement

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financial risk exposures; amended the Governance Committee Charter to add a reference to the Corporate Governance Guidelines to clarify the source for Board membership criteria; amended the MCC Charter to clarify the oversight the MCC is exercising to align compensation policies and practices with stockholder interests, including those related to sustainability and climate change risks and opportunities; and amended the Public Policy and Sustainability Committee Charter to clarify the manner in which that Committee is assisting the Board with climate change and other sustainability issues, including changing the Committee name from “Public Policy Committee” to the “Public Policy and Sustainability Committee.” The Board also amended the Corporate Governance Guidelines to clarify that climate issues are included within the environmental experience that the Board seeks as part of the skills and qualifications for Board composition.

During engagements, a common theme among stockholders has been about the importance of diversity. Diversity and inclusion is the first value of The Chevron Way. Some stockholders suggested companies publish their Equal Employment Opportunity Report (“EEO-1”). Chevron responded quickly to include our 2018 EEO-1 report on our website.

A frequent topic in our ESG engagements with stockholders is climate change and the energy transition. Chevron was among the first oil and gas companies to publish a climate report aligned with the recommendations of the TCFD. In March 2021, Chevron released its fourth climate report. Chevron’s energy transition strategy is to advance a lower carbon future. The next section provides a high-level summary of Chevron’s approach to the energy transition.

chevron’s approach to the energy transition

Climate change and our approach to the energy transition is one of the frequent topics in our engagements with stockholders and other stakeholders. In 2020, we received four stockholder proposals specifically related to this topic. Many of the issues raised in these climate change–related proposals are addressed in Chevron’s TCFD-aligned reports as well as on our website. Below, we provide a high-level summary of how Chevron is advancing the global energy transition and helping to achieve a lower carbon future for all.

Chevron’s objective is to deliver higher returns, lower carbon. Chevron aims to be among the most efficient and responsible producers of energy. Chevron’s energy transition strategy is to advance a lower carbon future and strive for actions that drive measurable progress toward the global net zero ambitions of the Paris Agreement. Our strategy is focused on three specific action areas:

•	Lower carbon intensity cost efficiently

•	Increase renewables and offsets in support of our business

•	Invest in low-carbon technologies to enable commercial solutions

Through 2028, Chevron plans to spend approximately $3 billion in advancing our energy transition strategy, which includes $2 billion in carbon reduction projects, $750 million in renewables and offsets, and $300 million committed to the Future Energy Fund II.

Chevron’s energy-transition strategy is to help advance a lower carbon future. We aim to leverage our market position, assets, organizational capability, technology, and venture capital to pursue lower carbon opportunities and seek progress toward the ambitions of the Paris Agreement. We strive to apply our capabilities toward developing and commercializing breakthrough technologies, helping create lower carbon solutions that can compete effectively in the marketplace and ultimately achieve global scale.

Lower carbon intensity cost efficiently: In our first action area, we set metrics that communicate performance in the activities in which we participate. We establish our Upstream metrics on an equity basis and then on an individual commodity basis. We have established targeted carbon intensities for oil, gas, flaring, and methane to communicate our targeted performance transparently. In alignment with the Paris Agreement requirement that governments report their performance in five-year stocktakes, we have set metrics for 2023 and 2028 and intend to do so every five years thereafter. We have set 2016 as our baseline to align with the year the Paris Agreement came into force.

Our actions and progress are linked to virtually all employees’ compensation as part of the Chevron Incentive Plan (“CIP”) scorecard as described on pages 49 through 51. Below is a table of the Company’s adopted metrics:

Chevron Upstream emissions intensity reduction metrics for 2028:
24	kg CO2e/boe* for oil (global industry averages 46)	40% reduction from 2016
24	kg CO2e/boe* for gas (global industry averages 71)	26% reduction from 2016
2	kg CO2e/boe* for methane and a global methane detection campaign	53% reduction from 2016
0	routine flaring by 2030 and 3 kg CO2e/boe* for overall flaring	66% reduction from 2016

*	CO2e/boe = carbon dioxide equivalent/barrels of oil-equivalent

Chevron Corporation—2021 Proxy Statement	33

corporate governance

Scope 3

Chevron believes the world’s continued demand for oil and gas should be supplied by the cleanest and most efficient producers. Chevron addresses Scope 3 emissions, by taking the following actions:

(1)  Supporting a price on carbon through well-designed policies;

(2) Transparently reporting Scope 3 emissions from the use of our products; and

(3) Enabling customers to lower their emissions through increasing our renewable products, offering offsets, and investing in low-carbon technologies.

These contributions support a global approach to achieve the goals of the Paris Agreement as efficiently and cost-effectively as possible for society.

Increase renewables and offsets in support of our business: In our second action area, we are advancing opportunities to develop renewables and offsets that improve returns and help reduce Scope 2 and, in some cases, Scope 3 emissions. We are investing in renewable fuels, products, and power to reduce the carbon intensity of our operations and make energy and global supply chains more sustainable. By reducing carbon intensity across the supply chain, we have an even greater opportunity to help all others who rely on our products achieve their own lower carbon goals. We are also working to provide verified, low-cost, high-quality offsets to our customers around the world to help them achieve their own lower carbon goals.

Invest in low-carbon technologies to enable commercial solutions: Our third strategic focus is an integrated approach toward commercial solutions and technology. This includes supporting innovation and venture capital investment, deploying technologies that could be a part of a lower carbon future, and developing new commercial opportunities.

As part of our work on the energy transition, we aim to lead the industry in the transparency of our reporting so that we can hold ourselves responsible for our progress – and our stakeholders can hold us accountable. We support access to reliable, verifiable carbon-footprinted data that is critical to measure contributions toward meeting Paris Agreement goals. We believe that our key actions support a global approach to achieving the goals of the Paris Agreement as efficiently and cost-effectively as possible for society.

Our energy transition strategy is aligned with our core strengths and depends on leveraging our unique capabilities, assets, and expertise. Our goal is to invest in projects that build on these strengths, deliver attractive returns, and advance our shared ambition for a lower carbon future. As a Company, we are focused on improving returns from our capital investments. This discipline runs through our capital allocation, mergers and acquisitions decisions, and low-carbon investments, and helps ensure we have the financial strength to play a key role in the energy transition.

communicating with the board

The Governance Committee reviews interested-party communications, including stockholder inquiries directed to non-employee Directors. The Corporate Secretary and Chief Governance Officer compiles the communications, summarizes lengthy or repetitive communications and the responses sent, and takes further action, as appropriate. All communications are available to the Directors.

Interested parties wishing to communicate their concerns or questions about Chevron to the independent Lead Director or any other non-employee Director may do so by mail addressed to the Lead Director or Non-Employee Directors, c/o Office of the Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324 or by email to corpgov@chevron.com.

34	Chevron Corporation—2021 Proxy Statement

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related person transactions

review and approval of related person transactions

It is our policy that all employees and Directors must avoid any activity that is in conflict with, or has the appearance of conflicting with, Chevron’s business interests. This policy is included in our Business Conduct and Ethics Code. Directors and executive officers must inform the Chairman and the Corporate Secretary and Chief Governance Officer when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each Director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest.

Your Board has charged the Governance Committee with reviewing related person transactions as defined by U.S. Securities and Exchange Commission (“SEC”) rules. The Governance Committee has adopted written guidelines to assist it with this review. Under these guidelines, all executive officers, Directors, and Director nominees must promptly advise the Corporate Secretary and Chief Governance Officer of any proposed or actual business and financial affiliations involving themselves or their immediate family members that, to the best of their knowledge after reasonable inquiry, could reasonably be expected to give rise to a reportable related person transaction. The Corporate Secretary and Chief Governance Officer will prepare a report summarizing any potentially reportable transactions, and the Governance Committee will review these reports and determine whether to approve or ratify the identified transaction. The Governance Committee has identified the following categories of transactions that are deemed to be preapproved by the Governance Committee, even if the aggregate amount involved exceeds the $120,000 reporting threshold identified in the SEC rules:

•

compensation paid to an executive officer if that executive officer’s compensation is otherwise reported in our Proxy Statement and if the executive officer is not an immediate family member of another Chevron executive officer or Director;

•	compensation paid to a Director for service as a Director if that compensation is otherwise reportable in our Proxy Statement;

•	transactions in which the related person’s interest arises solely as a stockholder and all stockholders receive the same benefit on a pro-rata basis;

•

transactions involving competitive bids (unless the bid is awarded to a related person who was not the lowest bidder or unless the bidding process did not involve the use of formal procedures normally associated with our competitive bidding procedures);

•	transactions involving services as a common or contract carrier or public utility in which rates or charges are fixed by law;

•	transactions involving certain banking-related services under terms comparable with similarly situated transactions;
•

transactions conducted in the ordinary course of business in which our Director’s interest arises solely because he or she is a director of another entity and the transaction does not exceed $5 million or 5 percent (whichever is greater) of the receiving entity’s consolidated gross revenues for that year;

•

charitable contributions by Chevron to an entity in which our Director’s interest arises solely because he or she is a director, trustee, or similar advisor to the entity and the contributions do not exceed, in the aggregate, $1 million or 2 percent (whichever is greater) of that entity’s gross revenues for that year; and

•

transactions conducted in the ordinary course of business where our Director’s interest arises solely because he or she owns an equity or limited partnership interest in the entity and the transaction does not exceed 2 percent of the total equity or partnership interests of the entity.

The Governance Committee reviews all relevant information, including the amount of all business transactions involving Chevron and the entity with which the Director or executive officer is associated, and determines whether to approve or ratify the transaction. A Director will abstain from decisions regarding transactions involving that Director or his or her family members.

related person transactions

A son of Mr. Joseph C. Geagea, Executive Vice President, Technology, Projects & Services, is employed by Chevron. In 2020, Mr. Geagea’s son, Carl J. Geagea, received compensation of $149,891, including salary, bonus, and customary employee benefits. In 2021, he is expected to receive compensation of approximately $162,323. These amounts reflect compensation that is consistent with the total compensation provided to other employees of the same level with similar responsibilities. In addition, Mr. Geagea’s brother, John T. Geagea, is employed as a contractor by International Inspection Centre Co. W.L.L (“Intrex”), a contractor firm of Chevron, and works solely on Chevron matters. In 2020, Chevron paid Intrex $4,983,283 and is expected to pay Intrex approximately the same in 2021. In 2020, Intrex paid John Geagea compensation in the amount of approximately $196,750, including salary and customary employee benefits, and is expected to pay him the same amount in 2021. These amounts reflect compensation that is consistent with the total compensation provided to other contractors of the same level with similar responsibilities. Dollar amounts for Intrex and John Geagea are based on the exchange rate at December 31, 2021.

Chevron Corporation—2021 Proxy Statement	35

corporate governance

board nominating and governance committee report

The Board Nominating and Governance Committee (the “Committee”) is responsible for recommending to the Board the qualifications for Board membership, identifying, assessing, and recommending qualified Director candidates for the Board’s consideration, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight of Chevron’s corporate governance practices and policies, including an effective process for stockholders to communicate with the Board. The Committee is composed entirely of independent Directors as defined by the New York Stock Exchange Corporate Governance Standards and operates under a written charter. The Committee’s charter is available on Chevron’s website at www.chevron.com/investors/corporate-governance/board-nominating-governance and is available in print upon request.

The Committee’s role in and process for identifying and evaluating prospective Director nominees, including nominees recommended by stockholders, is described in the “Election of Directors” section of this Proxy Statement. In addition, the Committee makes recommendations to the Board concerning Director independence, Board Committee assignments, Committee Chairs, Audit Committee “financial experts,” and the financial literacy of Audit Committee members. The Committee also reviews the process and the results of the annual performance evaluations of the Board, Board Committees, and individual Directors.

The Committee regularly reviews trends and recommends best practices, initiates improvements, and plays a leadership role in maintaining Chevron’s strong corporate governance structures and practices. Among the practices the Committee believes demonstrate the Company’s commitment to strong corporate governance are the following:

•	annual election of all Directors;

•	supermajority of independent Directors;

•	majority vote standard for the election of Directors in uncontested elections, coupled with a Director resignation policy;

•	annual election of the Chairman of the Board by independent Directors;

•	annual election of an independent Lead Director by independent Directors when the Chief Executive Officer is elected as Chairman;
•	annual performance assessment of the Board, Board Committees, and individual Directors;

•	Director retirement policy;

•	Director and executive officer succession planning;

•	confidential stockholder voting policy;

•	robust business conduct and ethics code for all Directors and employees;

•	director orientation program for new Directors and ongoing education for Directors;

•	minimum stock ownership guidelines for Directors and executive officers;

•	review and approval or ratification of “related person transactions” as defined by SEC rules;

•	policy to obtain stockholder approval of any stockholder rights plan;

•	proxy access;

•	one vote for each common stock;

•	right of stockholders to call for a special meeting; and

•	no supermajority voting provisions in the Restated Certificate of Incorporation or By-Laws.

Stockholders can find additional information concerning Chevron’s corporate governance structures and practices in Chevron’s Corporate Governance Guidelines, By-Laws, and Restated Certificate of Incorporation, copies of which are available on Chevron’s website at www.chevron.com/investors/corporate-governance and are available in print upon request.

Respectfully submitted on March 30, 2021, by members of the Board Nominating and Governance Committee of your Board:

Ronald D. Sugar, Chair

Wanda M. Austin

Alice P. Gast

D. James Umpleby III

36	Chevron Corporation—2021 Proxy Statement

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management compensation committee report

The Management Compensation Committee (the “Committee”) of Chevron has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 38 of this Proxy Statement. Based on such review and discussion, the Committee recommended to the Board of Directors of the Corporation that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Corporation’s Annual Report on Form 10-K.

Respectfully submitted on March 30, 2021, by members of the Management Compensation Committee of your Board:

Enrique Hernandez, Jr., Chair
Jon M. Huntsman Jr.
Ronald D. Sugar
D. James Umpleby III

audit committee report

Roles and responsibilities. The Audit Committee (the “Committee”) assists your Board in fulfilling its responsibility to provide independent, objective oversight of Chevron’s financial reporting and internal control processes. The Committee’s charter can be viewed on Chevron’s website at www.chevron.com under the tabs “Investors” and “Corporate Governance.”

Management is responsible for preparing Chevron’s financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and for developing, maintaining, and evaluating disclosure controls and procedures and internal control over financial reporting.

The Company’s independent registered public accounting firm – PricewaterhouseCoopers LLP (“PwC”) – is responsible for expressing an opinion on the conformity of Chevron’s financial statements with U.S. GAAP and on the effectiveness of Chevron’s internal control over financial reporting.

Required disclosures and discussions. In discharging its oversight role, the Committee reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2020, as contained in the 2020 Annual Report on Form 10-K, and management’s and PwC’s evaluation of Chevron’s internal control over financial reporting. The Committee routinely met privately with PwC and discussed issues deemed significant by PwC and/or the Committee. The

Committee has discussed with PwC the matters required to be discussed by Auditing Standard 1301, “Communications With Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

In addition, the Committee discussed with PwC its independence from Chevron and Chevron’s management; received the written disclosures required by the PCAOB regarding PwC’s independence; and considered whether the provision of non-audit services was compatible with maintaining PwC’s independence.

Committee recommendation. In reliance on the reviews and discussions outlined above, the Committee recommended to your Board that the audited financial statements be included in Chevron’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted on February 24, 2021, by the members of the Audit Committee of your Board:

Charles W. Moorman IV, Chair

John B. Frank

Marillyn A. Hewson

Dambisa F. Moyo

Debra Reed-Klages

Chevron Corporation—2021 Proxy Statement	37

executive compensation

compensation discussion and analysis

executive summary

business description and context

Chevron is a fully integrated company involved in many facets of the energy industry. We explore for, produce, and transport crude oil, natural gas, and natural gas liquids; process and transport liquefied natural gas; refine, market, and distribute transportation fuels and lubricants; manufacture and sell petrochemicals and additives; generate power; and develop and deploy technologies that enhance business value in multiple aspects of the Company’s operations. Our business is capital-intensive and has long investment horizons – most of our resource and manufacturing investments span decades. Most of our product sales are commodities, whose prices can be volatile, leading to fluctuating earnings and cash flow through price cycles. Following decade-low oil prices in 2016, crude prices strengthened in 2017 and 2018, leading to improved earnings and cash flow. In 2019, Brent oil prices declined 10 percent, on average, versus the prior year amid continued volatility as reduced supply following OPEC production cuts and U.S. sanctions on Iran and Venezuela, was overshadowed by demand concerns about a slowing global economy. By late March 2020, the Brent oil price was under $20 per barrel, having declined more than 70 percent since December 31, 2019, mainly due to the significant decline in demand as a result of the COVID-19 pandemic and the breakdown in the OPEC+ talks about production levels. In late 2020, the Brent price had recovered to $50 per barrel, largely based on optimism that the availability of COVID-19 vaccines would lead to economic recovery and greater oil demand, and that OPEC+ producers’ supply cuts would be only gradually reduced. Oil price futures (as of March 25, 2021) indicate Brent prices may remain near the $60 per barrel level in 2021.

Note:

(1)	Brent futures prices are as of March 25, 2021

Chevron demonstrated resilience in an extremely challenging business environment in 2020 – supported by a strong balance sheet and flexible capital program – through:

•	Maintaining consistent financial priorities with unchanged commitments to the dividend, capital discipline, and protecting the balance sheet;

•	Taking decisive actions to preserve cash, including timely and significant capital reductions, while supporting long-term value;
•	Executing a lower-risk, flexible, and disciplined capital program;

•	Acquiring a quality company at an attractive price;

•	Achieving production guidance; and

•	Delivering competitive total stockholder return (“TSR”) performance, albeit lagged the S&P 500 Index.

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Over the last 15 years, the Company’s dividend growth rate of 7.5 percent per year was nearly 4.5 times the peer group1 average, and was also higher than that of the S&P 500 Index. Our dividend yield2 was nearly three times higher than the S&P 500 Index at year-end. In January 2020, we raised our quarterly dividend per share by 8.4 percent, extending an annual dividend payment per share increase to 33 consecutive years. Two peers cut their quarterly dividend per share in 2020, ranging from 50 percent to 66 percent.

Chevron continued to deliver competitive TSR performance among large-cap integrated energy companies1 over the one-, three-, five- and 10-year periods through the end of 2020.

The large-cap integrated energy companies underperformed the S&P 500 Total Return Index in TSR over these same periods, in part due to the significant drop in commodity prices since 2014.

Looking forward, we believe the Company is well positioned to deliver on our objective of higher returns, lower carbon, and superior stockholder value in any business environment by:

•	Driving higher return on capital employed (“ROCE”) through lower organic capital and exploratory spend, greater cost reductions, and more capital efficient investments;

•	Pursuing an energy transition strategy that supports our business and positions it for a lower carbon future; and

•	Generating cash flow with upside oil-price leverage and downside oil-price resilience.

We are focused on creating value for stockholders through a disciplined capital program, prioritizing high-return, low-execution-risk investments. We have an advantaged Upstream portfolio composed of long-duration, low-production decline assets (such as those in Australia, Kazakhstan, and the San Joaquin Valley), flexible, shorter cycle investments (such as the Permian and other shale and tight assets, infill drilling, and tiebacks), and an attractive queue of deepwater opportunities (such as the Gulf of Mexico, Brazil, and West Africa). We also have an efficient, returns-focused Downstream & Chemicals business.

We are helping advance a lower carbon future by lowering carbon intensity cost efficiently, increasing renewables and offsets in support of our business, and investing in low-carbon technologies to enable commercial solutions.

We believe our strategy positions Chevron to return cash to stockholders, today and into the future. We believe our financial strength and capital discipline can sustain our dividend in any reasonable price scenario while our portfolio is well positioned to generate excess cash in a rising commodity price environment. Finally, we have a strong management team, a talented organization, and a results-oriented culture, which we believe enable us to adapt to dynamic markets to deliver higher returns and lower carbon.

Notes:

1	Peer group: BP, ExxonMobil, Royal Dutch Shell, and Total. Dividends include both cash and scrip share distributions for European peers.

2	Dividend yield at year-end reflects Chevron’s fourth quarter 2020 dividend per share annualized, divided by Chevron’s closing stock price on December 31, 2020.

3	CAGR = Compound Annual Growth Rate

Note:

(4)	Figures rounded.

Chevron Corporation—2021 Proxy Statement	39

executive compensation

highlights – 2020 compensation outcomes & 2021 program design changes

The Chevron Board Management Compensation Committee (“MCC”) maintained a disciplined and consistent approach through an extremely challenging year. The key compensation outcomes and program design changes include the following:

2020 Highlights

•  No adjustment to the annual bonus (i.e., Chevron Incentive Plan – “CIP”) scorecard, no modifications to Long-Term Incentive Plan (“LTIP”) metrics and objectives, and no repricing of underwater options.

•  No annual bonus (i.e., 2020 CIP award) for any Named Executive Officer (“NEO”).

•  Performance shares (2018-2020) vested at 97 percent of target value, reflecting a 120 percent modifier based on the predefined payout formula, a lower stock price and dividend accrual. The relative TSR comparison, which includes industry peers and the S&P 500 Total Return Index, has been consistently applied since 2017.

2021 Highlights and Changes

•  No change in any NEO’s 2021 salary.

•  No change in any NEO’s 2021 target compensation level.

•  Added Energy Transition as one of the four CIP performance categories – linking employees’ annual bonus to advancing a lower carbon future.

•  Added a second LTIP performance share metric, Relative ROCE Improvement – linking LTIP to our focus on delivering higher returns.

pay philosophy and plan design

The overall objective of our executive compensation program is to attract and retain management who will deliver long-term stockholder value in any business environment. Our compensation programs are designed with several important values and objectives in mind:

•

Pay competitively across all salary grades and all geographies; our target compensation is determined by benchmarking comparable positions at other companies of equivalent size, scale, complexity, capital intensity, and geographic footprint. We reference both oil industry peers and non-oil industry peers in this analysis. Refer to page 45 for additional details;

•	Balance short- and long-term decision making in support of a long-cycle-time business with a career-oriented employment model;

•	Pay for absolute and competitive performance, in alignment with stockholder returns; and

•	Apply compensation program rules in a manner that is internally consistent.

The material components of our executive compensation program are summarized in the following chart.

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The MCC believes a large majority of each NEO’s target compensation should be at risk based on Company performance (approximately 92 percent for the CEO and 84 percent for the other NEOs), and the majority of this at-risk compensation should be tied to Chevron’s stock price. The amount NEOs eventually earn from their at-risk compensation will align strongly with what stockholders earn over that same period from their investment in Chevron.

2020 CEO compensation mix	2020 other NEOs compensation mix

*Comprised of the following equity vehicles: 50% Performance Shares, 25% RSUs, 25% Stock Options

2020 named executive officers

Chevron’s Named Executive Officers, or NEOs
Michael K. Wirth, Chairman and Chief Executive Officer
Pierre R. Breber, Vice President and Chief Financial Officer
James W. Johnson, Executive Vice President, Upstream
Joseph C. Geagea, Executive Vice President, Technology, Projects & Services
Mark A. Nelson, Executive Vice President, Downstream & Chemicals

2020 NEO target compensation

The table below summarizes the 2020 target compensation opportunities the Board and the MCC approved for the NEOs. Details of Chevron’s compensation philosophy and design can be found starting on page 45.

Name	Base salary	Target CIP	LTIP target value	Target total compensation
Michael K. Wirth	$1,650,000	$2,640,000	$15,500,000	$19,790,000
Pierre R. Breber	$1,020,000	$1,122,000	$4,002,320	$6,144,320
James W. Johnson	$1,210,000	$1,452,000	$5,197,500	$7,859,500
Joseph C. Geagea	$1,020,000	$1,122,000	$4,002,320	$6,144,320
Mark A. Nelson	$950,000	$1,045,000	$4,002,320	$5,997,320

These amounts may differ from those shown in the Summary Compensation Table, based on actual salary received during the calendar year, the actual CIP award resulting from 2020 performance, and differences between the MCC’s target LTIP valuation approach and the grant date fair value calculations as presented in the Summary Compensation Table.

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executive compensation

The Summary Compensation Table also includes amounts for the change in pension value and all other compensation. The MCC made no changes or adjustments to pension policy or benefits in 2020. The change in CEO pension value remained high in 2020 due to a combination of actuarial factors that can vary in any given year, including for 2020:

•	Lower interest rates, which increased the present value of pension benefits, and

•	Promotional pay increases, notably for Mr. Wirth who became CEO in February 2018.

The annual pension value is not a current cash payment and will continue to fluctuate up or down, in any given year until an NEO’s retirement, based on the actuarial factors described in further detail in the footnotes to the Summary Compensation Table on page 61. Among the factors discussed, we anticipate that the impact of Mr. Wirth’s CEO promotional pay increase has now been largely accounted for in the pension value and will level off in future years. As a result, the Company expects to report a substantially lower CEO pension accrual for 2021 and in future years, assuming other factors such as interest rates remain stable.

(1)	Reported compensation refers to the values disclosed in the Summary Compensation Table.

response to say-on-pay advisory vote and stockholder engagement

Chevron follows a robust process to systematically engage with its key stockholders and proactively address issues of importance. Among the issues routinely discussed in these engagements are Chevron’s executive compensation practices.

In 2020, the Company continued its dialogue with stockholders. We had substantive engagements with stockholders regarding environmental, social, and governance issues, representing more than 38 percent of Chevron’s outstanding common stock. These discussions covered a range of topics, including executive compensation. The CEO, Michael K. Wirth, the independent Lead Director, Dr. Ron Sugar, and the Chair of the Public Policy Committee, Dr. Wanda Austin, participated in engagements with certain major stockholders. Through these engagements, we continued to receive positive feedback for the current program design, such as including the S&P 500 Total Return Index in the LTIP Performance Share Peer Group and including greenhouse gas intensity reduction measures in the CIP scorecard.

Chevron’s 2020 Say-on-Pay vote received over 92 percent support, which demonstrates stockholders’ strong support of our executive compensation practices and pay for performance alignment.

During our engagements, stockholders also expressed appreciation of our adoption of an energy transition strategy that supports the business and positions the Company to be resilient in a lower carbon future, and our focus on increasing return on capital employed to sustain the dividend. To further align executive compensation with stockholder interests, the MCC approved the following program changes effective 2021:

•

Energy Transition measures in the 2021 CIP scorecard. We have modified the 2021 CIP scorecard to include an “Energy Transition” category. Performance will be measured against the Company’s progress towards reducing GHG intensity, increasing renewable energy and carbon offsets, and investing in low-carbon technologies. The scorecard performance outcomes impact CIP payout for our eligible employees – approximately 40,000 at year-end 2020.

•

Relative ROCE Improvement in the 2021 performance share grant. We added “Relative ROCE Improvement” as a second performance metric to the 2021 performance share grant. Performance shares will continue to represent 50 percent of the LTIP grant value, with payout weighted 70 percent based on relative TSR against the LTIP Performance Share Peer Group and 30 percent based on Relative ROCE Improvement against large-cap integrated energy companies (BP, ExxonMobil, Royal Dutch Shell, and Total).

Chevron and the MCC believe both these changes reinforce our objective of “higher returns, lower carbon” and are responsive to views expressed by our stockholders.

Our stockholders’ views on executive compensation are important to us, and the MCC regularly considers the Say-on-Pay vote outcome and stockholder insights in assessing our executive compensation program. We remain committed to continuing the dialogue with stockholders on compensation issues as part of our ongoing engagement.

2020 performance

Chevron’s 2020 financial results were weak driven by global economic conditions and COVID-19, which negatively impacted Upstream realizations and Downstream margins and volumes. However, we demonstrated resilience during the year – supported by a strong balance sheet and flexible capital program. We remained committed to consistent

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financial priorities, including maintaining the dividend, pursuing a disciplined capital program, and protecting the balance sheet while achieving key operational objectives and project milestones.

•

We delivered 3.131 million barrels of oil-equivalent per day in net production, excluding divestments, at the upper-end of our 0 to 3 percent guidance range. This was accomplished during a challenging year to operate safely and reliably.

•

We made substantial progress on major capital projects and improving capital efficiency. The Tengizchevroil (“TCO”) Future Growth Project / Wellhead Pressure Management Project (“FGP/WPMP”) completed module fabrication, all sealift activities, and the restack on foundations of four Pressure Boost Facility compressor modules. However, the integration of the Third Generation Project (“3GP”) / Third Generation Gas Injection Plant (“3GI”) utility modules was delayed due to the reprioritization of activity following COVID-19 demobilizations of personnel. In the Permian, unit development costs continued to improve, despite lower capital investment and market-driven production curtailments.

•	Organic capital and exploratory (“C&E”) spending of $13.1 billion was significantly below the Company’s original 2020 budget of $20 billion—exceeding the 30 percent ($6 billion) targeted reduction.

•	We demonstrated a strong commitment to capital discipline by acquiring Noble Energy, Inc. (“Noble Energy”) at a low premium and attractive stock price.

•	Our balance sheet remained strong, ending the year with a 22.7 percent net debt ratio, including the debt assumed from the Noble Energy acquisition.[1]

•	Operating expense was $25.4 billion slightly better than Plan. Severance charges of approximately $900 million mostly offset cost savings in 2020. Since 2014, operating expense have declined 15 percent.

•

Five-year reserve replacement ratio was 98 percent, reflecting the sustainability of our business at current prices, and our 2020 reserve replacement ratio of 74 percent, including the impact of divestitures, write-offs, and the Noble Energy acquisition.

•	Our balance sheet remained strong, ending the year with a 25.2 percent debt ratio and 22.7 percent net debt ratio, including the debt assumed from the Noble Energy acquisition.[1]

•

We grew our annual dividend by 8.4 percent, or $0.40 per share, to $5.16, representing the 33rd consecutive annual increase. At year-end, Chevron’s dividend yield was nearly 4 percentage points higher than the dividend yield of the S&P 500 Index. In 2020, we returned $11.4 billion in dividends and share buybacks to our stockholders.

Looking forward, we believe the Company is well positioned to deliver on our objective of higher returns, lower carbon, and superior stockholder value creation in any environment. We are focused on improving ROCE to sustain our leading dividend and lowering carbon intensity to advance a lower carbon future. Our 2021 C&E program continues a disciplined approach to investment. We continue to invest in digital technologies to enhance safety, increase revenues, lower costs, and improve reliability. Our strategy positions Chevron to return cash to stockholders today and into the future. We believe our financial strength and capital discipline can sustain our dividend in any reasonable price scenario while our portfolio is well positioned to generate excess cash in a rising commodity price environment.

Note:

1	A definition of net debt ratio, and reconciliation of net debt ratio to debt ratio, is included on pages 45 through 46 of our Annual Report on Form 10-K for the year ended December 31, 2020.

Notes:

(2)	Total capital and exploratory expenditures include equity in affiliates. Figures rounded.

(3)

Operating expenses, selling, general and administrative expenses and other components of net periodic benefit costs as reported in the consolidated statement of income (excludes affiliate spend). Figures rounded.

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CEO realizable pay

The MCC establishes Mr. Wirth’s target compensation based on several factors, including an external comparison of compensation opportunities for CEOs at companies of comparable size, scope, and complexity, and utilizing a consistent application of Chevron’s internal compensation policies and structure.

The MCC believes that the CEO’s realizable compensation should align with stockholder value creation and relative TSR performance. The following charts compare Mr. Wirth’s target and realizable compensation as of December 31, 2020, for compensation opportunities awarded to him in 2018, 2019, and 2020. In each of the three years shown, the realizable value of Mr. Wirth’s compensation package as of December 31, 2020, is significantly lower than the target value, due primarily to Chevron’s stock price performance. The ultimate realized values will match or exceed targets only when Chevron’s common stock price increases and relative TSR improves.

Notes

(1)

Target Value reflects: (i) base salary rate each year, (ii) target CIP award, and (iii) intended grant date value of LTIP awards (50 percent performance shares, 25 percent restricted stock units, and 25 percent stock options).

(2)

Realizable Value at 12/31/2020 reflects: (i) paid base salary during the calendar year; (ii) the actual CIP award earned for that year, and (iii) the actual prevailing LTIP value at 12/31/2020. For (i) 2019 and 2020 performance shares: reflects 12/31/2020 TSR rank versus the LTIP Performance Share Peer Group and associated performance modifier (120 percent for both 2019 and 2020 grants) multiplied by Chevron’s stock price at 12/31/2020 ($84.45), including dividend accrual; and (ii) for the 2018 performance shares: the amount earned and paid at 120 percent using the 20-day average trailing price of Chevron common stock at 12/31/2020 ($88.27), including dividend accrual. For restricted stock units, reflects Chevron’s stock price at 12/31/2020 ($84.45) including dividend accrual. For stock options reflects that none of the past three awards is currently “in the money,” with exercise prices of $125.35 (2018), $113.01 (2019), and $110.37 (2020) relative to Chevron’s common stock price at 12/31/2020 of $84.45.

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compensation discussion and analysis in detail

compensation planning and governance

The graphic below illustrates the timing and key governance elements of the executive compensation planning cycle:

use of peer groups

We are always competing for the best talent with our direct industry peers and with the broader market. Accordingly, the MCC regularly reviews the market data, pay practices, and compensation ranges among both oil industry peers and non-oil industry peers to ensure that we continue to offer a reasonable and competitive executive pay program. Our core peer group is reviewed regularly by the MCC, with input from the MCC’s independent compensation consultant, and updated as appropriate. Throughout this Compensation Discussion and Analysis, we refer to three distinct peer groups, as described below. We source peer company data from compensation consultant surveys and public disclosures.

Peer group	Description
Oil industry peer group (11 companies)

Companies with substantial U.S. or global operations that closely approximate the size, scope, and complexity of our business or segments of our business.

This is the primary peer group used to understand how each NEO’s total compensation compares with the total compensation for reasonably similar industry-specific positions.

Anadarko was removed from the benchmarks for 2020 compensation actions due to its acquisition by Occidental. Devon will be removed from the benchmarks for 2021 compensation actions due to its withdrawal from the reported survey data.

Non–oil industry peer group (14 companies)

Companies of significant financial and operational size that have, among other features, global operations, significant assets and capital requirements, long-term project investment cycles, extensive technology portfolios, an emphasis on engineering and technical skills, and extensive distribution channels.

This is the secondary peer group used to periodically compare our overall compensation practices against a broader mix of non-oil companies that are similar to Chevron in size, complexity, and scope of operations.

In March 2019, the MCC approved the removal of GE from the benchmarks for 2020 compensation actions, due to change in its size and comparability.

In June 2019, DowDupont split into three companies. The new Dupont de Nemours was retained in the benchmark referenced for 2020 compensation actions and will be removed for benchmarking for 2021 compensation actions.

LTIP performance share peer group (four companies & one stock index)

Companies used to compare our TSR for the purpose of determining performance share payout: BP, ExxonMobil, Royal Dutch Shell, Total, and the S&P 500 Total Return Index.

The inclusion of the S&P 500 Total Return Index broadens the performance benchmark beyond industry peers and requires Chevron to outperform both industry peers and a market-based index in order to receive maximum payout. The MCC believes this further aligns executive pay with long-term stockholder interests.

Effective with the 2021 grant, a second metric – Relative ROCE Improvement – was added and measured against the large-cap integrated energy companies (BP, ExxonMobil, Royal Dutch Shell, and Total).

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The energy companies most similar to Chevron in size, complexity, geographic reach, business lines, and location of operations are BP, ExxonMobil, Royal Dutch Shell, and Total. These companies are key competitors for stockholder investments within the larger global energy sector. We also compete for stockholder investment and employee talent with smaller U.S. companies, including the larger independent exploration and production companies and the larger independent refining and marketing companies. The Non–Oil Industry Peer Group includes capital-intensive, global, large-scale, and high-complexity companies. The median market cap (as of 12/31/2020) of the Non–Oil Industry Peer Group was $173 billion (vs. $163 billion for Chevron), and the median sales for 2020 were $62 billion (vs. $94 billion for Chevron).

Note: (1) Total is part of the LTIP Performance Share Peer Group but not part of the Oil Industry Peer Group due to its limited U.S. operations.

base salary

Base salaries are determined through market surveys of positions of comparable level, scope, complexity, and responsibility. There is no predetermined target or range within the Oil Industry Peer Group or the Non–Oil Industry Peer Group as an objective for Mr. Wirth’s base salary. Instead, the MCC takes into account the data provided by the MCC’s independent consultant, the relative size, scope, and complexity of our business, Mr. Wirth’s performance and tenure, and the aggregate amount of Mr. Wirth’s compensation package. For the other NEOs, each executive officer is assigned a base salary grade based on competitive data and relative internal parity of the role. The MCC annually reviews the base salary grade ranges and may approve changes in the ranges based on business conditions and comparative peer group data provided by the MCC’s independent consultant. Within each salary grade range, the MCC makes base salary determinations for each NEO taking into account qualitative considerations, such as individual performance, experience, skills, retention objectives, and leadership impact. The independent Directors of the Board approve the compensation of the CEO and ratify the compensation of the other NEOs.

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adjustments in 2020 base salaries

The independent Directors of the Board, upon recommendation of the MCC, increased Mr. Wirth’s salary based on his 2019 performance and the salary of other CEOs among oil and non-oil peer groups. The MCC also adjusted the NEO salary grade ranges by 1 percent for the 2020 compensation cycle after taking into account market conditions and survey data. As to individual NEO salary changes, the MCC made salary adjustments reflective of each NEO’s 2019 performance, experience, and competitive benchmarks. All NEOs’ salary increases were effective on April 1, 2020.

Name	Position	2019 Base salary*	2020 Base salary*	Adjustment for 2020
Michael K. Wirth	Chairman and Chief Executive Officer	$1,600,000	$1,650,000	3.1%
Pierre R. Breber	Vice President and Chief Financial Officer	$1,000,000	$1,020,000	2.0%
James W. Johnson	Executive Vice President, Upstream	$1,200,000	$1,210,000	0.8%
Joseph C. Geagea	Executive Vice President, Technology, Projects & Services	$1,000,000	$1,020,000	2.0%
Mark A. Nelson	Executive Vice President, Downstream & Chemicals	$900,000	$950,000	5.6%

*	Base salary refers to the approved annual salary rate as of the effective date.

adjustments in 2021 base salaries

In January 2021, the independent Directors of the Board, upon recommendation of the MCC, made no change to Mr. Wirth’s salary. In addition, after taking into account market conditions and survey data, the MCC made no changes to any of the other NEO base salaries for the

2021 compensation cycle. See the Summary Compensation Table on page 60 for more information on base salary changes over time.

annual incentive plan (chevron incentive plan)

The Chevron Incentive Plan is designed to recognize annual performance achievements based on the MCC’s assessment of Company performance across four categories: financial results, capital management, operating performance, and health, environmental and safety performance. Each category contains multiple performance measures, reflecting outcomes of both short-term and long-term measures on absolute and relative performance, as well as the performance trend over time.

The award is delivered as an annual cash payment based on an individual bonus component reflecting executive leadership and performance, multiplied by the Corporate Performance Rating. The CIP award determination process is consistent across approximately 40,000 CIP-eligible Chevron employees, with the award target varying by pay grade. See page 41 for the target CIP value for each NEO.

2020 CIP Highlights
• No adjustment to the annual bonus (i.e., CIP) scorecard. • No annual bonus (i.e., 2020 CIP award) for any NEO.
2021 CIP Highlights and Changes
• Added Energy Transition as one of the four CIP performance categories – linking employees’ annual bonus to advancing a lower carbon future.

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The CIP award for the CEO and the other NEOs is calculated as follows:

Corporate Performance Rating	x	Individual Bonus Component (base salary x bonus percentage)
À		À

At the beginning of each performance year, the MCC reviews and approves the annual performance measures, weightings, and goals established with the Business Plan. After the end of the performance year, the MCC reviews and assesses Company performance metrics and sets the Corporate Performance Rating based on a range of measures in four categories.

Performance is viewed across multiple parameters (i.e., absolute results; results vs. Business Plan; results vs. Oil Industry Peer Group and/or general industry; performance trends over time). The performance measures are also assessed taking into account the elements that may be market- driven or otherwise beyond the control of management. See pages 49 and 50 for a discussion of 2020 performance.

The minimum Corporate Performance Rating is zero (i.e., no award), and the maximum is two (i.e., 200 percent).

The Individual Bonus Component (IBC) is determined by the MCC taking into account competitive bonus targets among oil peers and individual performance.

Before the beginning of each performance year, the MCC establishes a target as a percentage of the NEO’s base salary, which is set with reference to target opportunities found across Chevron’s Oil Industry Peer Group. The MCC then establishes a bonus range, which is 75 to 125 percent of the target for the 2020 performance cycle. All CIP participants in the same salary grade have the same target and bonus range, which provides for internal equity and consistency.

At the end of the performance year, the MCC determines the IBC for each NEO by selecting a percentage point within the bonus range based on an assessment of individual performance, including personal effort and initiative, business unit performance, and the individual’s leadership impact on the enterprise. Under extraordinary circumstances, the IBC may be adjusted upward or downward, including to zero, for any employee at the sole discretion of the MCC.

The CEO recommends to the MCC an IBC for each NEO other than himself.

The MCC recommends the IBC for the CEO and approves the IBC for the other NEOs. The independent Directors of the Board approve the IBCs for the CEO and ratify the IBCs for the other NEOs.

Overall award capped at 200 percent of target

Chevron goes through a rigorous goal-setting and performance review process to determine the CIP Corporate Performance Rating. Annually, Business Plan objectives are determined after thorough reviews and approvals by the Enterprise Leadership Team (“ELT”), a subcommittee of the Executive Committee, and the Board. The ELT is responsible for setting objectives that challenge the Company to optimize strategies and portfolio composition and to improve operational performance to create stockholder value. Robust annual performance measures, weightings, and goals are established with the Business Plan, subject to review and approval by the MCC. Mid-year and end-of-year reviews by the Board and the MCC systematically assess progress against these measures. The MCC has discretion in determining CIP awards, which includes discretion to set the award to zero if conditions warrant it.

2020 CIP corporate performance rating

In January 2021, the MCC evaluated Chevron’s 2020 performance across the four CIP categories: financial results, capital management, operating performance, and health, environmental and safety performance. A raw score range was assigned based on the Company’s actual performance with respect to the particular performance measures comprising each category as measured against the Company’s Plan. This raw score can span from zero (reflecting very poor performance) to two (reflecting outstanding performance) for each category. Category weights are then applied to the raw score ranges to determine an overall range. When determining the Corporate Performance Rating, the MCC may apply discretion when assessing the Company’s performance.

The MCC determined that all NEOs would not receive a cash bonus for the 2020 performance cycle (see page 49 for additional details). Accordingly, the CIP Corporate Performance Rating did not apply to the NEOs in 2020.

For all remaining CIP eligible employees, the MCC assigned an overall 2020 CIP Corporate Performance Rating of 0.75. This rating ranked among the lowest in the Company’s history. The MCC determined that it accurately reflected the Company’s 2020 performance against the measures and also considered the extraordinary workforce effort to deliver safe and reliable energy during a global pandemic.

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Specific inputs to the MCC’s evaluation are summarized below.

Category	Weight		Performance measures	Year-end results vs. Plan highlights “Plan” refers to Board- approved Business Plan	Results(1)	Raw score (0.00 - 2.00)	Weighted score

Financial results	40%		Earnings(2)

-$5.5B, significantly below Plan primarily driven by global economic conditions and COVID-19, resulting in lower Upstream realizations and Downstream margins and volumes, along with impairments and write-offs. Normalized earnings below Plan. 5-year EPS performance versus peers negatively impacted.

						0.20 – 0.30	0.08 – 0.12
			Cash flow(3)	$10.6B, significantly below Plan. Normalized for price / market effects, slightly below Plan.
			Divestiture proceeds	$2.9B, below Plan, largely due to timing. Delivered proceeds above mid-point of $5B to $10B program guidance range (2018-2020).		0.70 – 0.80	0.21 – 0.24
Capital management	30%		Return on capital employed(4)(5)	-2.8%, significantly below Plan, mainly due to lower earnings. Improved position relative to peers over 5-year period.
			Organic Capital and exploratory expenditures, including equity in affiliates	$13.1B, significantly better than Plan and exceeded announced 30% target reduction for 2020.
		Major milestones	FGP / WPMP

Completed module fabrication, all sealift activities, and restack / set on foundations of four Pressure Boost Facility compressor modules. Integration of 3GP / 3GI utility modules delayed due to resource reprioritization after COVID-19 demobilizations.

			Permian	Met unit development cost objective.
			USGC II Petrochemicals	Completed FEED in 4Q2020; project on hold.

Operating performance	15%		Net production, excluding impact of divestments	Annual growth at upper end of 0-3% guidance range.		0.90 – 1.00	0.14 – 0.15
			Operating expense(6)	$25.4B, slightly better than Plan despite severance charges.
			Refining utilization, including joint ventures and affiliates	Short of Plan by 10.6 percentage points, largely due to COVID-19 impacts.

Health, environmental, and safety	15%		Personal safety(4,7,8)	Total Recordable Injury rate led industry. Serious Injury count significantly better than Plan. Gaps in fatality prevention.		1.50 – 1.60	0.23 – 0.24
			Process safety and environmental	Record low with zero Severe Tier 1 loss of containment (“LOC”) incidents. LOC and spill volumes better than Plan.
			Greenhouse gas management	On track to achieve oil, gas, flaring, and methane intensity reductions.

				Corporate Performance Rating Range			0.65 – 0.75

				Final Corporate Performance Rating for NEOs			–

				Final Corporate Performance Rating for remaining employees			0.75

Notes:

(1)	Results refer to met / exceeded Plan (green), met Plan with some gaps (yellow), or did not meet Plan (red).

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(2)

Normalized earnings exclude market factors beyond the control of management, including commodity price, foreign exchange, and uncontrollable tax impacts; comparison more accurately measures controllable performance.

(3)

Cash Flow From Operating Activities as reported in the 2020 Consolidated Statement of Cash Flows; normalized cash from operating activities excludes the impact of commodity price and Downstream market and price effects.

(4)	Relative peer comparisons based on externally disclosed results through the end of 3Q20.

(5)	See ROCE calculation on page 46 and “Definitions of Selected Financial Terms” in Exhibit 99.1 of the Chevron Annual Report on Form 10-K for the year ended December 31, 2020.

(6)

Operating expenses, selling, general, and administrative expenses, and other components of net periodic benefit costs as reported in the 2020 Consolidated Statement of Income (excludes affiliate spending). Figures rounded.

(7)	Total Recordable Incident Rate – sum of fatalities, DAFW cases, restricted duty (work activity) cases, and “other recordable” cases, per 200,000 work hours.

(8)	Serious Injury – injury that results in permanent or long-term impairment of an internal organ, body function, or body part.

financial results—40 percent

•

Earnings—2020 reported earnings of -$5.5 billion were significantly below Plan, mainly due to lower Upstream realizations, impairments and write-offs totaling $5.0 billion, lower-than-planned Downstream margins and volumes, and asset sales timing. Similarly, normalized earnings were well below Plan. The Company’s five-year indexed Earnings per Share performance relative to peers was adversely affected by its Upstream-weighted (vs. Downstream) and oil-weighted (vs. natural gas) portfolio amid the oil price collapse in 2020.

•	Cash flow—Chevron delivered operating cash flow of $10.6 billion in 2020, significantly below Plan. Normalized for oil price and Downstream market / price effects, slightly below Plan.

•

Divestiture proceeds—$2.9 billion in asset sales proceeds were realized for the year. The Company achieved its divestiture program objective by delivering $7.7 billion in asset sales proceeds over the three-year period of 2018 to 2020, in the middle of the guidance range of $5 billion to $10 billion.

•	Based on the preceding, the raw score range assigned to this category for the 2020 performance year was 0.20-0.30 out of a maximum of 2.0.

capital management—30 percent

•

Return on capital employed—Reported ROCE for 2020 of -2.8 percent was below Plan, mainly driven by lower earnings. The Company’s five-year ROCE, excluding special items, performance improvement was ranked second relative to peers.

•	Capital and exploratory expenditures—2020 organic C&E totaled $13.1 billion, significantly better than and exceeded the Company’s announced 30 percent ($6 billion) target reduction.

•	Major milestones per Plan:

•

Tengizchevroil FGP/WPMP—Achieved milestones for module fabrication, all sealift activities, and the restack on foundations of four Pressure Boost Facility compressor modules. Integration of 3GP / 3GI utility modules was delayed to 2021 due to the reprioritization of activities following COVID-19 demobilizations of personnel.

•	Permian—Unit development cost met objective.
•	USGC II Petrochemicals—Completed U.S. Gulf Coast (USGC) II Project Front-End Engineering & Design (FEED). Project on hold.

•	Based on the preceding, the raw score range assigned to this category for the 2020 performance year was 0.70-0.80 out of a maximum of 2.0.

operating performance—15 percent

•

Net production—3.131 million barrels of oil-equivalent per day in 2020, excluding divestments. Annual growth rate at the upper-end of our 0-3 percent external guidance range (vs. 2019) – including production curtailments, significant reductions in organic capital spend (including Permian), and Noble Energy acquisition.

•	Operating expense—$25.4 billion, slightly better than Plan. Severance charges mostly offset cost savings in 2020. Since 2014, absolute costs have declined 15 percent.

•

Refining utilization—Rates were intentionally below Plan by 10.6 percentage points, primarily due to the significant decline in demand caused by COVID-19. The Company took steps to help mitigate the financial impact of this reduced demand, including temporarily shutting some refinery units, minimizing crude rates, and leveraging the strength of its value chains to match production with demand.

•	Based on the preceding, the raw score range assigned to this category for the 2020 performance year was 0.90-1.00 out of a maximum of 2.0.

health, environmental and safety—15 percent

•

Personal safety—Industry-leading Total Recordable Incident rate and matched record low Serious Injury count for the Company in 2020. Opportunity for improvement remains in preventing fatality incidents.

•	Process safety and environmental—Achieved record low with zero Severe Tier 1 incident count for the Company. Loss of containment performance and spill volume was better than Plan.

•	Greenhouse gas management—On-track to achieve oil, gas, flaring, and methane intensity reductions.

•	Based on the preceding, the raw score range assigned to this category for the 2020 performance year was 1.50-1.60 out of a maximum of 2.0.

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2020 NEO CIP awards

In January 2020, the Independent Directors of the Board approved a 2020 CIP award target of 160 percent for Mr. Wirth, an increase from 150 percent in 2019. There was no change to the other NEOs’ CIP targets for 2020.

In making 2020 CIP award decision, the MCC and the independent Directors of the Board assessed corporate, individual performance, and business unit achievement along all four categories of CIP measurements, as well as how the leadership team responded to the COVID-19 pandemic and market volatility. In addition, the MCC factored into consideration the experience of our stockholders, our employees, and our communities. Notwithstanding Chevron’s operational and safety performance and strong Company leadership demonstrated during an unprecedented year, the Board and the MCC determined that Mr. Wirth and the other NEOs would not receive a bonus for the 2020 performance cycle given the Company’s negative earnings for the year and overall financial performance.

2021 CIP – new energy transition measures

In early 2021, the MCC approved the addition of an “Energy Transition” performance category to the 2021 CIP scorecard. This important addition responds to investor input and reinforces Chevron’s focus on advancing a lower carbon future. This new category will have a 10 percent weighting, and will measure Chevron’s progress toward reducing GHG intensity, increasing renewable energy and carbon offsets, and investing in low-carbon technologies. The scorecard performance outcomes impact CIP payout for approximately 40,000 eligible employees.

long-term incentive plan

The key objective of our Long-Term Incentive Plan is to encourage performance that drives stockholder value over the long-term. The target value of an NEO’s LTIP award at the time of grant is determined by the MCC, with input from its independent compensation consultant and referencing external benchmark comparisons. The objective is to ensure that Chevron is competitive against its industry peer companies on the overall target compensation (cash plus equity), after allowing for appropriate differentiation based on size, scale, scope, and job responsibilities.

Each year in January, the MCC determines a target value for LTIP awards for the CEO and the other NEOs based on industry competitive data. These awards provide incentive compensation opportunities tied to Chevron’s future long-term performance.

In setting the LTIP target value for the CEO, the MCC relies on input from its independent compensation consultant and benchmark research, focusing on the form and amount of similar compensation opportunities in the Oil Industry Peer Group. The MCC also considers the CEO’s demonstrated performance, and the Company’s size, scope, and complexity relative to the comparison companies. Similarly, for the other NEOs, the MCC sets an annual LTIP target value for each salary grade as a multiple of salary, referencing median incentive opportunities for executives in similar positions at companies in the Oil Industry Peer Group.

The LTIP award represents a pay opportunity. The ultimate realized value of equity-based awards is determined by absolute and relative stock price performance over a three- to 10-year period.

2020 LTIP Highlights

•  No modifications to LTIP metrics and objectives, and no repricing of underwater options.

•  Performance shares (2018-2020) vested at 97 percent of target value, reflecting a 120 percent modifier based on the predefined payout formula, a lower stock price and dividend accrual. The relative TSR comparison, which includes industry peers and the S&P 500 Total Return Index, has been consistently applied since 2017.

2021 LTIP Highlights and Changes
• Added a second LTIP performance share metric, Relative ROCE Improvement – linking LTIP to our focus on delivering higher returns.

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The LTIP program comprises the following three equity vehicles:

Component	2020 Proportion	How it works
Performance shares	50%

•  Payout is dependent on Chevron’s TSR over a three-year period, compared with TSRs of our LTIP Performance Share Peer Group. For the 2020 grant, the peer group is: ExxonMobil, BP, Shell, Total, and the S&P 500 Total Return Index.

		Relative TSR ranking	1	2	3	4	5	6

		2020 grant payout as a % of target	200%	160%	120%	80%	40%	0%

•  Performance shares accrue dividend equivalents that are reinvested as additional shares, to be paid at the end of the performance period and are subject to the same three-year cliff vesting schedule and performance modifier.

•  The MCC can exercise negative discretion to reduce the payout.

•  Actual number of shares granted is determined by dividing the proportionate value of the NEO’s LTIP award by Chevron’s closing common stock price on the grant date.

•  Payment is made in cash. Refer to Footnote 2 on pages 66 and 67 for calculation details.

RSUs	25%

•  Actual number of RSUs granted is determined by dividing the proportionate value of the NEO’s LTIP award by Chevron’s closing common stock price on the grant date.

•  Five-year cliff vesting lengthens equity holding time, which enhances retention and alignment with stockholders.

•  RSUs accrue dividend equivalents that are reinvested as additional shares, to be paid at the time of vesting.

•  Payment is made in cash based on closing common stock price on the vesting date.

Stock options	25%

•  Strike price is equal to Chevron’s closing common stock price on the grant date.

•  Options vest and become exercisable at a rate of one-third per year for the first three years and expire 10 years after the grant date.

•  Gains realized depend on the Chevron common stock price at the time of exercise compared with the strike price.

•  Actual number of stock options granted is determined by dividing the proportionate value of the NEO’s LTIP award by the Black-Scholes option value on the grant date, consistent with the grant date fair value calculation as presented in the Summary Compensation Table.

Supplemental RSUs: Supplemental RSUs are granted in extraordinary circumstances to recognize exceptional individual performance that had a direct impact on Chevron’s results and to serve as an additional retention tool for such individuals. These RSUs generally vest at the end of three years. Supplemental RSUs, if awarded, will accrue dividend equivalents that are reinvested as additional units and paid at the end of three years. No supplemental RSUs were awarded to any NEO in 2020.

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LTIP mix and timing – why a mix of performance shares, RSUs, and options

The MCC believes the current portfolio approach to the LTIP mix (50 percent performance shares, 25 percent restricted stock units, and 25 percent stock options) aligns with our business objectives and is consistent with industry practices. Each vehicle has its own risk-reward profile and a different time horizon. Together, these vehicles align our executives with stockholder interests over the long-term and reward them for absolute and competitive stock performance.

2018–2020 performance share payout

The three-year performance period for performance shares granted in January 2018 ended on December 31, 2020. For this three-year period, Chevron ranked 3rd in TSR when compared with the LTIP Performance Share Peer Group, which includes the S&P 500 Total Return Index, resulting in a payout modifier of 120 percent. Combined with a lower stock price and dividend accrual, the overall payout represented 97 percent of the LTIP target.

The inclusion of S&P 500 Total Return Index was implemented in 2017 and has led to lower payout modifiers in both the 2017-2019 and 2018-2020 performance periods.

Refer to “Option Exercises and Stock Vested in Fiscal Year 2020” tables on pages 66 and 67 for details on the performance payout calculation.

Note:

(1)

Per program rules, annualized returns based on average closing stock price for the 20 trading days prior to the beginning of the performance period (January 1, 2018) and the last 20 trading days of the performance period (ending December 31, 2020). Figures rounded.

2020 LTIP grants

In January 2020, the independent Directors, upon recommendation of the MCC, approved the LTIP award to the CEO and ratified the following LTIP awards to the other NEOs.

Name	2020 LTIP target value*	Performance shares	RSUs	Stock options
Michael K. Wirth	$15,500,000	70,220	35,110	298,100
Pierre R. Breber	$4,002,320	18,130	9,070	77,000
James W. Johnson	$5,197,500	23,550	11,770	100,000
Joseph C. Geagea	$4,002,320	18,130	9,070	77,000
Mark A. Nelson	$4,002,320	18,130	9,070	77,000

*

The number of awarded performance shares, RSUs, and stock options was determined based on the Company’s common stock price on January 29, 2020, the grant date Black-Scholes value for stock options, and a performance share factor of 100 percent reflecting expected performance at target. As these inputs may vary from those used for financial reporting, the target value shown above may not match the values presented in the “Summary Compensation Table” or the “Grants of Plan-Based Awards in Fiscal Year 2020” table in this Proxy Statement on pages 60 and 63, respectively.

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2021 LTIP grants

In January 2021, the independent Directors, upon recommendation of the MCC, approved the LTIP award to the CEO and ratified the following LTIP awards to the other NEOs. The MCC and the independent Directors kept the CEO and other NEOs’ 2021 LTIP target values flat and made no change to the share calculation methodology. The number of shares increased modestly year-over-year due to a lower grant price. In addition, the MCC awarded Mr. Geagea a supplemental RSU grant of 18,150 shares in recognition of his extraordinary leadership in managing Chevron’s global COVID-19 pandemic response, serving as integration executive for the acquisition of Noble Energy Inc., and leading the enterprise-wide business restructuring, in addition to his regular responsibilities. This is the first supplemental RSU award to a NEO since 2016.

Name	2021 LTIP target value*	Performance shares	RSUs	Stock options
Michael K. Wirth	$15,500,000	87,870	43,930	317,100
Pierre R. Breber	$ 4,002,300	22,690	11,340	81,900
James W. Johnson	$ 5,197,500	29,460	14,730	106,300
Joseph C. Geagea	$ 5,603,200	22,690	29,490	81,900
Mark A. Nelson	$ 4,002,300	22,690	11,340	81,900

*

The number of awarded performance shares, RSUs, and stock options was determined based on the Company’s common stock price on January 27, 2021, the grant date Black-Scholes value for stock options, and a performance share factor of 100 percent reflecting expected performance at target. As these inputs may vary from those used for financial reporting, the target value shown above may not match the values presented in the 2022 Proxy Statement’s “Summary Compensation Table” or the “Grants of Plan-Based Awards in Fiscal Year 2021” table. Mr. Geagea’s LTIP target value and awarded RSU shares include the supplemental RSU grant.

2021 new performance share measure – relative ROCE improvement

Effective with 2021 performance share grant, the MCC approved adding Relative ROCE Improvement as a second performance measure to align the performance share payout with Chevron’s focus on increasing ROCE to sustain and grow the dividend. Performance shares continue to represent 50 percent of the LTIP grant value, with payout weighted 70 percent based on Relative TSR against the LTIP Performance Share Peer Group and 30 percent based on Relative ROCE Improvement against large-cap integrated energy companies (BP, ExxonMobil, Royal Dutch Shell, and Total).

Relative ranking	1	2	3	4	5	6
Relative TSR (70% weight, ranking includes S&P 500 Index)	200%	160%	120%	80%	40%	0%
Relative ROCE Improvement (30% weight, ranking excludes S&P 500 Index)	200%	150%	100%	50%	0%	n/a

The MCC continues to believe TSR should be the primary overall pay-for-performance measure to align our CEO’s and other NEOs’ performance with stockholder interests. It is objectively determined and allows for meaningful comparisons of our performance relative to other companies within the same industry, and to our stockholders’ other investment alternatives within the S&P 500 Index. Similar to TSR, ROCE is a standard performance measure by which stockholders measure a company’s performance, and it allows for meaningful comparisons relative to peers within our industry. The MCC believes that the addition of Relative ROCE Improvement as a performance measure further strengthens the Company’s alignment with stockholder interests and reinforces our focus on delivering higher returns.

retirement programs and other benefits

NEOs, like all other employees, have retirement programs and other benefits as part of their overall compensation package at Chevron. We believe these programs and benefits support our long-term investment cycle and encourage retention and long-term employment.

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retirement programs

All of our employees, including our NEOs, have access to retirement programs that are designed to enable them to accumulate retirement income. The defined benefit and defined contribution restoration plans allow highly compensated employees to receive the same benefits they would have earned without the IRS limitations on qualified retirement plans under the Employee Retirement Income and Security Act. The deferred compensation plan allows eligible employees to defer salary, CIP awards, and LTIP payouts.

Plan name	Plan type	How it works	What’s disclosed
Chevron Retirement Plan (“CRP”)	Qualified Defined Benefit (IRS §401(a))	Participants are eligible for a pension benefit when they leave the Company as long as they meet age, service, and other provisions under the plan.	In the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement, we report the change in pension value in 2020 and the present value of each NEO’s accumulated benefit under the CRP.
Chevron Retirement Restoration Plan (“RRP”)	Nonqualified Defined Benefit	Provides participants with retirement income that cannot be paid from the CRP due to IRS limits on compensation and benefits.(1)	In the “Pension Benefits Table” and accompanying narrative in this Proxy Statement, we describe how the RRP works and present the current value of each NEO’s accumulated benefit under the RRP.
Employee Savings Investment Plan (“ESIP”)	Qualified Defined Contribution (IRS §401(k))	Participants who contribute a percentage of their annual compensation (i.e., base salary and CIP award) are eligible for a Company matching contribution, up to annual IRS limits.(2)	In the footnotes to the “Summary Compensation Table” in this Proxy Statement, we describe Chevron’s contributions to each NEO’s ESIP account.
Employee Savings Investment Plan— Restoration Plan (“ESIP-RP”)	Nonqualified Defined Contribution	Provides participants with an additional Company matching contribution that cannot be paid into the ESIP due to IRS limits on compensation and benefits.(3)

In the footnotes to the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we describe how the ESIP-RP works. In the “Summary Compensation Table” and the “Nonqualified Deferred Compensation Table,” we present Chevron’s contributions to each NEO’s ESIP-RP account.

Deferred Compensation Plan (“DCP”)	Nonqualified Defined Contribution

Participants can defer up to:

• 90 percent of CIP awards and LTIP performance share payouts; and

• 40 percent of base salary above the IRS limit (IRS §401(a)(17)) for payment after retirement or separation from service.

In the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we report the aggregate NEO deferrals and earnings in 2020.

(1)	IRS annual compensation limit was $285,000 in 2020.

(2)	Participants who contribute at least 2 percent of their annual compensation to the ESIP receive a Company matching contribution of 8 percent (or 4 percent if they contribute 1 percent).

(3)

Participants who contribute at least 2 percent of their base salary to the DCP receive an ESIP-RP Company matching contribution of 8 percent of their base salary that exceeds the IRS annual compensation limit.

The change in pension value disclosed in the Summary Compensation Table on page 60 is not a current cash payment. It represents the change in the NEOs’ calculated pension value, which is paid only after retirement. The values remained high in 2020, due to actuarial factors beyond the normal salary increases and age/service increments:

•	Lower interest rates, which increased the present value of pension benefits; and

•	Promotional pay increases, notably for Mr. Wirth who became CEO in February 2018

Pension values will continue to fluctuate up or down in any given year until an NEO’s retirement, based on the actuarial factors described in further detail in the footnotes to the Summary Compensation Table on page 61. Among the factors discussed, we anticipate that the impact of Mr. Wirth’s CEO promotional pay increase has now been largely accounted for in the pension value and will level off in future years. As a result, the Company expects to report a substantially lower CEO pension accrual for 2021 and in future years, assuming other factors such as interest rates remain stable.

benefit programs

The same health and welfare programs, including post-retirement health care, that are broadly available to employees on our U.S. payroll also apply to NEOs, with no other special programs except executive physicals (as described below under Perquisites).

perquisites

We provide limited perquisites to eligible members of senior management, including the NEOs, as discussed below.

Ensuring the safety and security of our Chairman and CEO, Mr. Wirth, and the other NEOs is of critical importance to Chevron. Accordingly, perquisites include business-related security measures; in particular, these security measures include residential

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and personal security and the aggregate incremental costs to Chevron for personal use of Chevron automobiles and corporate aircraft to ensure secure travel and protection. For security reasons, the Board has mandated that Mr. Wirth fly on the corporate aircraft for all business and personal travel whenever it is feasible, and Mr. Wirth is also provided with access to Chevron’s cars, drivers, and security personnel for both business and personal use.

Further, consistent with peer practice and as part of our standard employee benefit package, we provide financial counseling services pursuant to Chevron’s Financial Counseling Program to approximately 300 eligible members of senior management, including the NEOs, to assist them in obtaining professional advice on personal financial matters. We also provide executive physicals to approximately 50 eligible members of senior management, including the NEOs, to promote overall health and wellness.

The MCC periodically reviews our practices and disclosures with respect to perquisites. In footnote 6 to the “Summary Compensation Table” of this Proxy Statement on page 62, we report the value of each NEO’s perquisites for 2020, as well as additional details regarding these perquisites.

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best practice in compensation governance

To ensure independent oversight, stockholder alignment, and long-term sustainability, our executive compensation program has the following governance elements in place.

What we do		What we do not do

✓	Robust stockholder engagement plan to ensure alignment with stockholder interests	✗	No excessive perquisites; all have a specific business rationale

✓	Stock ownership guidelines for the Chief Executive Officer, six times base salary; for the Executive Vice Presidents and Chief Financial Officer, four times base salary	✗	No individual supplemental executive retirement plans

✓	Deferred accounts inaccessible until a minimum of one year following termination	✗	No stock option repricing, reloads or exchanges without stockholder approval

✓	Clawback provisions included in the CIP, LTIP, DCP, RRP, and ESIP-RP for misconduct	✗	No loans or purchases of Chevron equity securities on margin

✓	Significant CEO pay at risk (92 percent)	✗	No transferability of stock options (except in the case of death or a qualifying court order)

✓	Thorough assessment of Company and individual performance	✗	No stock options granted below fair market value

✓	Robust succession planning process with Board review twice a year	✗	No hedging or pledging of Chevron equity securities

✓	MCC composed entirely of independent Directors	✗	No change-in-control agreements for NEOs

✓	Independent compensation consultant, hired by and reports directly to the MCC	✗	No tax gross-ups for NEOs

✓	MCC has discretion to reduce performance share payouts	✗	No “golden parachutes” or “golden coffins” for NEOs

✓	Annual assessment of incentive compensation risks

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compensation governance: oversight and administration of the executive compensation program role of the board of directors’ management compensation committee

The MCC oversees the executive compensation program. The MCC is supported by the independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), and management to review pay and performance relative to the Business Plan approved by the Board and to industry peers. The MCC solicits input from the CEO concerning the performance and compensation of other NEOs. The CEO does not participate in discussion about his own pay; and proposed changes to the compensation of the CEO is recommended by the MCC and approved by the independent Directors of the Board. A complete description of the MCC’s authority and responsibility is provided in its charter, which is available on our website at www.chevron.com and in print upon request.

independent compensation advice

The MCC retains Meridian as an independent compensation consultant to assist with its duties. The MCC first engaged Meridian in 2014, following a comprehensive request-for-proposal process and subsequent screening and selection. The MCC has the exclusive right to select, retain, and terminate Meridian, as well as to approve any fees, terms, and other conditions of its service. Meridian and its lead consultant report directly to the MCC, but when directed to do so by the MCC, they work cooperatively with Chevron’s management to develop analyses and proposals for the MCC. Meridian provides the following services to the MCC:

•	Education on executive compensation trends within and across industries;
•	Recommendation regarding compensation philosophy and compensation levels;

•	Selection of compensation comparator groups; and

•	Identification and resolution of technical issues associated with executive compensation plans, including tax, accounting, and securities regulations.

Meridian does not provide any services to the Company. The MCC is not aware of any work performed by Meridian that raised any conflicts of interest.

compensation risk management

The MCC annually undertakes a risk assessment of Chevron’s compensation programs to determine whether these programs are appropriately designed and to ensure that they do not motivate individuals or groups to take risks that are reasonably likely to have a material adverse effect on the Company. Following its most recent comprehensive review of the design, administration, and controls of these programs, the MCC was satisfied that Chevron’s programs are well structured with strong governance and oversight mechanisms in place to minimize and mitigate potential risks.

stock ownership guidelines

We require our NEOs to hold prescribed levels of Chevron common stock, further linking their interests with those of our stockholders. Executives have five years to attain their stock ownership guideline. Further, NEOs who have not attained their stock ownership guidelines are required to hold shares acquired under the LTIP program until such ownership requirements are met.

Position	2020 ownership guidelines
CEO	Six times base salary
Executive Vice Presidents and CFO	Four times base salary
All Other Executive Officers	Two times base salary

Based upon our 250-day trailing average stock price ending December 31, 2020 ($87.87), Mr. Wirth had a stock ownership base salary multiple of 8.9. All other NEOs met their respective ownership requirement and had an average stock ownership base salary multiple of 7.1. The MCC believes these ownership levels provide adequate focus on our long-term business model.

employment, severance, and change-in-control agreements

In general, we do not maintain employment, severance, or change-in-control agreements with our NEOs. Upon retirement or separation from service for other reasons, NEOs are entitled to certain accrued benefits and payments generally available to other employees. We describe these benefits and payments in the “Pension Benefits Table,” the “Nonqualified Deferred Compensation Table,” and the “Potential Payments Upon Termination or Change-in-Control” table in this Proxy Statement.

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compensation recovery policies

The Chevron Incentive Plan, Long-Term Incentive Plan, Deferred Compensation Plan, Retirement Restoration Plan, and Employee Savings Investment Plan–Restoration Plan include provisions permitting us to “claw back” certain amounts of cash and equity awarded to an NEO at any time if the NEO engages in certain acts of misconduct, including, among other things: embezzlement; fraud or theft; disclosure of confidential information or other acts that harm our business, reputation or employees; misconduct resulting in Chevron having to prepare an accounting restatement; and failure to abide by post-termination agreements respecting confidentiality, non-competition, or non-solicitation.

hedging and pledging

Under our insider trading policy, our NEOs are prohibited from hedging and pledging Chevron securities, as described in more detail on page 31.

tax gross-ups

We do not pay tax gross-ups to our NEOs. We do provide standard expatriate packages, which include tax equalization payments, to all employees of the Company who serve on overseas assignments, including executive officers.

tax deductibility of NEO compensation

For years prior to 2018, Section 162(m) of the Internal Revenue Code (“Code”) limited companies’ deduction for compensation paid to the CEO and the other three most highly paid executives (excluding the CEO and CFO) to $1 million, but allowed for the deduction for performance-based compensation costs/expenses for amounts even in excess of the $1 million limit. Effective January 1, 2018, the Tax Cut and Jobs Act (“TCJA”) repealed this exclusion for performance-based compensation and expanded the class of affected executives, which means that all compensation paid to persons who in 2017, or any year following, were the CEO, CFO (in 2018 or later) or one of the other three most highly paid executives (excluding our CEO and CFO) will be subject to the cap of $1 million. For LTIP awards made on or prior to November 2, 2017, but not yet vested and/or paid out (other than time-based RSUs, which are not qualified under Section 162(m) and therefore are not deductible unless paid after the executive terminates), we expect that the Company will still be able to deduct those amounts, provided that the Company meets the requirements in the TCJA. In January 2021, the Board amended and restated the CIP to remove outdated terms that were designed to allow awards under the CIP to satisfy conditions in Section 162(m) of the Code that were repealed in 2017 by the TCJA.

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summary compensation table

The following table sets forth the compensation of our NEOs for the fiscal year ended December 31, 2020, and for the fiscal years ended December 31, 2019, and December 31, 2018, if they were NEOs in those years. The primary components of each NEO’s compensation are also described in our “Compensation Discussion and Analysis” in this Proxy Statement.

Name and principal position	Year	Salary ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Non-Equity incentive plan compensation ($)(4)	Change in pension value and nonqualified deferred compensation earnings ($)(5)	All other compensation ($)(6)	Total ($)

M.K. Wirth, Chairman and CEO	2020	$1,635,417	$11,248,191	$3,875,300	—	$ 11,414,991	$ 842,787	$29,016,686
	2019	$1,570,833	$11,663,631	$3,750,127	$ 2,280,000	$ 13,383,378	$ 422,693	$33,070,662
	2018	$1,468,750	$10,102,641	$3,312,399	$ 3,600,000	$ 1,229,552	$ 927,281	$20,640,623

P.R. Breber, Vice President and Chief Financial Officer	2020	$1,014,167	$2,904,706	$1,001,000	—	$ 3,327,613	$ 105,728	$8,353,214
	2019	$988,917	$3,081,375	$990,958	$ 1,045,000	$ 5,222,222	$ 91,948	$11,420,420
	2018	$948,875	$2,934,703	$962,251	$ 1,629,600	$ 1,445,807	$ 108,808	$8,030,044

J.W. Johnson, Executive Vice President, Upstream	2020	$1,207,083	$3,771,805	$1,300,000	—	$ 3,765,630	$ 157,538	$10,202,506
	2019	$1,180,458	$4,003,471	$1,286,979	$ 1,231,200	$ 7,479,507	$ 134,015	$15,315,630
	2018	$1,123,375	$3,811,432	$1,249,653	$ 2,284,100	$ 2,263,287	$ 194,135	$10,925,982

J.C. Geagea, Executive Vice President, Technology, Projects & Services	2020	$1,014,167	$2,904,706	$1,001,000	—	$ 2,929,733	$ 102,652	$7,952,258
	2019	$994,750	$3,081,375	$990,958	$ 992,800	$ 6,535,781	$ 414,139	$13,009,803
	2018	$979,083	$2,934,703	$962,251	$ 1,663,500	$ 1,210,881	$ 98,993	$7,849,411

M.A. Nelson, Executive Vice President, Downstream & Chemicals	2020	$935,417	$2,904,706	$1,001,000	—	$ 4,767,497	$ 96,354	$9,704,974
	2019	$847,292	$3,081,375	$990,958	$ 940,500	$ 3,843,391	$ 118,017	$9,821,533

(1)

Reflects actual salary earned during the fiscal year covered. The following table reflects the annual salary rate and effective date for the years in which each person was an NEO and the amounts deferred under the Deferred Compensation Plan (DCP).

Name	Salary effective date	Salary	Total salary deferred under the DCP
M.K. Wirth	April 2020	$ 1,650,000	$ 27,008
	April 2019	$ 1,600,000	$ 25,817
	February 2018	$ 1,500,000	$ 23,875
P.R. Breber	April 2020	$ 1,020,000	$ 14,583
	April 2019	$ 1,000,000	$ 14,178
	April 2018	$ 962,000	$ 13,478
J.W. Johnson	April 2020	$ 1,210,000	$ 18,442
	April 2019	$ 1,200,000	$ 18,009
	April 2018	$ 1,133,000	$ 16,968
J.C. Geagea	April 2020	$ 1,020,000	$ 14,583
	April 2019	$ 1,000,000	$ 14,295
	April 2018	$ 982,000	$ 14,082
M.A. Nelson	April 2020	$ 950,000	$ 13,008
	March 2019	$ 900,000	$ 11,346

We explain the amount of salary and non-equity incentive plan compensation in proportion to total compensation in our “Compensation Discussion and Analysis—Pay Philosophy and Plan Design.”

(2)

Amounts for each fiscal year reflect the aggregate grant date fair value of performance shares and RSUs granted under the LTIP on January 29, 2020. We calculate the grant date fair value of these awards in accordance with ASC Topic 718, as described in Note 20, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020. These RSUs and performance shares accrue dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded.

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For performance shares granted on January 29, 2020, the per-share grant date fair value was $105.00. We use a Monte Carlo approach to calculate estimated grant date fair value. To derive estimated grant date fair value per share, this valuation technique simulates TSR for the Company and the LTIP peer group (BP, ExxonMobil, Royal Dutch Shell, Total, and the S&P 500 Total Return Index) using market data for a period equal to the term of the performance period, correlates the simulated returns within the peer group to estimate a probable payout value, and discounts the probable payout value using a risk-free rate for Treasury bonds having a term equal to the performance period. Performance shares are paid in cash, and the cash payout, if any, is based on market conditions at the end of the performance period (January 2020 through December 2022). Payout is calculated in the manner described in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2020” table in this Proxy Statement. If the maximum level of performance were to be achieved for the performance shares granted in 2020, the grant date value would be $220.74 per share (200 percent of the grant date stock price), or $15,500,363 for Mr. Wirth; $5,198,427 for Mr. Johnson; and $4,002,016 for Messrs. Breber, Geagea, and Nelson.

The per-unit grant date fair value of the RSUs was $110.37, the closing price of Chevron common stock on the grant date. These RSUs earn dividend equivalents and are paid in cash upon vesting on January 31 following the fifth anniversary of the grant. Total payout will be based on the Chevron common stock closing price on the vesting date.

The material terms of performance shares and RSUs granted in 2020 are described in the “Grants of Plan-Based Awards in Fiscal Year 2020” and “Outstanding Equity Awards at 2020 Fiscal Year-End” tables in this Proxy Statement.

(3)

Amounts for each fiscal year reflect the aggregate grant date fair value of nonstatutory/nonqualified stock options granted under the LTIP on January 29, 2020. The per-option grant date fair value was $13.00. We calculate the grant date fair value of these stock options in accordance with ASC Topic 718, as described in Note 20, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020. Stock options do not accrue dividends or dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded.

The material terms of stock options granted in 2020 are described in the “Grants of Plan-Based Awards in Fiscal Year 2020” and “Outstanding Equity Awards at 2020 Fiscal Year-End” tables in this Proxy Statement.

(4)

2020 amounts reflect CIP awards for the 2020 performance year that would have been paid in March 2021. None of the NEOs received a CIP award for the 2020 performance year. See “Compensation Discussion and Analysis—Compensation Discussion and Analysis in Detail—Annual Incentive Plan (Chevron Incentive Plan)” for a detailed description of CIP awards.

(5)

2020 amounts represent the aggregate change in the actuarial present value of the NEO’s pension value for the Chevron Retirement Plan (CRP) and the Chevron Retirement Restoration Plan (RRP) from January 1, 2020, through December 31, 2020, expressed as a lump sum. The DCP and ESIP-RP do not pay above-market or preferential earnings and are not represented in this table. For purposes of this disclosure, we have used the same amounts required to be disclosed in the “Pension Benefits Table” in this Proxy Statement.

2020 changes in the actuarial present value of an NEO’s pension value are attributable to five factors:

Increases in highest average earnings (“HAE”)

HAE is the highest consecutive 36-month average base salary and CIP awards. A significant portion of the changes in Messrs. Wirth and Nelson’s pension values was due to large increases in salary and CIP awards tied to recent promotions. In addition, CIP awards were above target for the 2017 and 2018 performance years, which increased pensionable earnings for all NEOs.

Interest rate impact

Generally, a higher interest rate produces a lower pension value, and a lower interest rate produces a higher pension value. The lump sum interest rates for determining the actuarial present values of the pension benefit are based on the Pension Protection Act of 2006 lump sum interest rates, and such rates were lower in 2020 than those used in 2019 by an average of 0.9 percentage points. In addition, the 2020 discount rate used to discount pension values from age 60 to the NEO’s current age, 2.4 percent, is lower than the 2019 discount rate of 3.1 percent.

An additional year of age

The CRP and RRP provide an unreduced benefit at age 60 for eligible participants. Generally, being a year older results in an increase in pension value due to a shorter discount period from the current age to the assumed retirement age of 60. Once an NEO reaches age 60, the discount rate no longer applies. Furthermore, the pension value can be negatively impacted when the assumed duration of future payments is shorter based on age and actuarial assumptions.

An additional year of benefit service earned in 2020

All of the NEOs worked for a full year in 2020; as a result, their pension benefits increased because they earned an additional year of benefit service.

Demographic assumption changes

Current mortality tables project shorter life spans; as a result, pension benefits decrease.

The following table provides a breakdown of the percent of change in the NEO’s pension:

		Factors
Name	Total percent change in pension value, Jan.-Dec. 2020(a)	Higher HAE	Interest rate impact	One additional year of age	One additional year of service	Demographic assumption changes
M.K. Wirth	36.4%	17.2%	11.1%	4.6%	3.6%	(0.1%)
P.R. Breber	23.3%	6.3%	9.2%	4.3%	3.6%	(0.1%)
J.W. Johnson	14.5%	5.0%	9.0%	(2.3%)	2.9%	(0.1%)
J.C. Geagea	13.9%	4.2%	9.1%	(2.2%)	2.9%	(0.1%)
M.A. Nelson	47.8%	28.2%	11.3%	4.5%	3.9%	(0.1%)

(a)

Calculated as follows: (actuarial present value of accumulated benefit at December 31, 2020 (reported in the “Pension Benefits Table” in this Proxy Statement)–actuarial present value of accumulated benefit at December 31, 2019 (reported in the “Pension Benefits Table” in last year’s Proxy Statement)) / actuarial present value of accumulated benefit at December 31, 2019 (reported in the “Pension Benefits Table” in last year’s Proxy Statement).

Additional information concerning the present value of benefits accumulated by our NEOs under these defined benefit retirement plans is included in the “Pension Benefits Table” in this Proxy Statement.

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(6)

All Other Compensation for 2020 includes the following items, but excludes other arrangements that are generally available to our salaried employees on the U.S. payroll and do not discriminate in scope, terms, or operation in favor of our NEOs, such as our medical, dental, disability, group life insurance and vacation programs.

	M.K. Wirth	P.R. Breber	J.W. Johnson	J.C. Geagea	M.A. Nelson
ESIP Company Contributions(a)	$22,800	$22,800	$22,800	$22,800	$22,800
ESIP-RP Company Contributions(a)	$108,033	$58,333	$73,767	$58,333	$52,033
Perquisites(b)
Financial Counseling(c)	$19,305	$24,595	$21,928	$18,101	$18,801
Motor Vehicles(d)	$15,187	–	–	$18	–
Corporate Aircraft(e)	$80,449	–	–	–	–
Security(f)	$588,766	–	$39,017	–	–
Executive Physical(g)	–	–	–	$2,510	–
Other(h)	$8,247	–	$26	$890	$2,720
Total, All Other Compensation	$842,787	$105,728	$157,538	$102,652	$96,354

(a)

The ESIP is a tax-qualified defined contribution plan open to employees on the U.S. payroll. The Company provides a matching contribution of 8 percent of annual compensation when an employee contributes 2 percent of annual compensation or 4 percent if they contribute 1 percent. Employees may also choose to contribute an amount above 2 percent, but none of the amount above 2 percent is matched. The Company match up to IRS limits ($285,000 of income in 2020) is made to the qualified ESIP account. For amounts above the IRS limit, the executive can elect to have 2 percent of base pay directed into the DCP, and the Company will match those funds with a contribution to the nonqualified ESIP-RP. Company contributions to the ESIP-RP are described further in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(b)

Reflects perquisites and personal benefits received by an NEO in 2020 to the extent that the total value of such perquisites and personal benefits was equal to or exceeded $10,000. Items deemed perquisites are valued on the basis of their aggregate incremental cost to the Company. We do not provide tax gross ups to our NEOs for any perquisites.

(c)

Reflects amounts related to income tax preparation services, plus other services provided under Chevron’s Financial Counseling Program, including life event, tax, investment, and estate planning services.

(d)

The Company maintains cars and drivers that the NEOs may use for business transportation and, in certain circumstances, for personal travel. NEOs may reimburse the Company’s incremental costs for any personal travel. For security reasons, Mr. Wirth is provided with access to the Company’s cars, drivers, and security personnel for both business and personal use. The aggregate incremental cost for such personal use reflects the sum of (i) a percentage of the total variable operating costs (including fuel and incremental maintenance costs, if any) for each vehicle used for personal use, based on personal use miles divided by the total miles traveled per vehicle, and (ii) all amounts paid for driver overtime for personal use.

(e)

Generally, executives are not allowed to use Company planes for personal use. For security reasons due to the nature of Chevron’s business as a global integrated energy company, the Board mandates that Mr. Wirth fly on the corporate aircraft for all business and personal travel whenever it is feasible. Chevron U.S.A. Inc. (CUSA) and Mr. Wirth have entered into an Aircraft Time-Sharing Agreement pursuant to which Mr. Wirth may reimburse CUSA for his personal use of corporate aircraft in appropriate circumstances within amounts permitted under FAA regulations. On a very limited basis, the CEO may authorize the personal use of a Company plane by other persons if, for example, it is in relation to and part of a trip that is otherwise business-related, such as authorizing a spouse and/or other family members to accompany an executive on business travel (for which there was no incremental cost to the Company in 2020), or it is in connection with a personal emergency. Aggregate incremental cost was determined by multiplying the operating hours attributable to personal use by the 2020 average hourly direct operating costs, plus actual crew and security costs (for overnight lodging, meals, transportation, and other incremental costs), plus actual flight-specific incremental costs and fees, where applicable.

(f)

For Mr. Wirth, reflects residential security, which includes network security and monitoring, security consulting fees ($81,323) and one-time perimeter and physical security enhancements as part of new home construction ($499,485) that were implemented in accordance with a security assessment conducted by Chevron’s Global Security department, in conjunction with the review and recommendation of a third-party security firm, that took into account, among other factors, geopolitical conditions, media attention on Chevron and our industry, Mr. Wirth’s public visibility as our Chairman and CEO, and specifically targeted local security incidents. Although Chevron expects to incur ongoing maintenance and monitoring costs associated with providing residential security for Mr. Wirth, the costs for physical residential security enhancements are not expected to recur. Also included are incremental cost of security detail incurred in relation to personal air travel (for meals, transportation and lodging). For Mr. Johnson, includes residential security costs related to perimeter and physical security enhancements, network security and monitoring, and security consulting fees.

(g)	Includes executive physical and/or related diagnostic procedures.

(h)

Includes the aggregate incremental cost of tickets for performing arts events and commercial flights, meals, activities, ground transportation, and other amenities for corporate events or employee service anniversary trips attended by an NEO and their spouse. From time to time, the NEOs attend sporting or performing arts events for which Chevron is a corporate sponsor and for which the Company incurs no incremental cost.

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grants of plan-based awards in fiscal year 2020

The following table sets forth information concerning the grants of non-equity and equity incentive plan awards to our NEOs in 2020. Non-equity incentive plan awards are made under our CIP, and equity incentive plan awards (i.e., performance shares, RSUs and stock options) are made under our LTIP. These awards are also described in our “Compensation Discussion and Analysis” in this Proxy Statement.

Name	Award type	Grant date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units (#)(3)	All other option awards: number of securities underlying options (#)(4)	Exercise or base price of option awards ($/sh)(5)	Grant date fair value of stock and option awards(6)
			Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

M.K. Wirth	CIP		–	$2,640,000	$5,280,000	–	–	–	–	–	–	–

	Perf Shares	1/29/2020	–	–	–	14,044	70,220	140,440	–	–	–	$7,373,100

	Options	1/29/2020	–	–	–	–	–	–	–	298,100	$110.37	$3,875,300

	RSUs	1/29/2020	–	–	–	–	–	–	35,110	–	–	$3,875,091

P.R. Breber	CIP		–	$1,122,000	$2,244,000	–	–	–	–	–	–	–

	Perf Shares	1/29/2020	–	–	–	3,626	18,130	36,260	–	–	–	$1,903,650

	Options	1/29/2020	–	–	–	–	–	–	–	77,000	$110.37	$1,001,000

	RSUs	1/29/2020	–	–	–	–	–	–	9,070	–	–	$1,001,056

J.W. Johnson	CIP		–	$1,452,000	$2,904,000	–	–	–	–	–	–	–

	Perf Shares	1/29/2020	–	–	–	4,710	23,550	47,100	–	–	–	$2,472,750

	Options	1/29/2020	–	–	–	–	–	–	–	100,000	$110.37	$1,300,000

	RSUs	1/29/2020	–	–	–	–	–	–	11,770	–	–	$1,299,055

J.C. Geagea	CIP		–	$1,122,000	$2,244,000	–	–	–	–	–	–	–

	Perf Shares	1/29/2020	–	–	–	3,626	18,130	36,260	–	–	–	$1,903,650

	Options	1/29/2020	–	–	–	–	–	–	–	77,000	$110.37	$1,001,000

	RSUs	1/29/2020	–	–	–	–	–	–	9,070	–	–	$1,001,056

M.A. Nelson	CIP		–	$1,045,000	$2,090,000	–	–	–	–	–	–	–

	Perf Shares	1/29/2020	–	–	–	3,626	18,130	36,260	–	–	–	$1,903,650

	Options	1/29/2020	–	–	–	–	–	–	–	77,000	$110.37	$1,001,000

	RSUs	1/29/2020	–	–	–	–	–	–	9,070	–	–	$1,001,056

(1)

The CIP is an annual incentive plan that pays a cash award for performance and is paid in March following the performance year. See our “Compensation Discussion and Analysis—Compensation Discussion and Analysis in Detail—Annual Incentive Plan (Chevron Incentive Plan)” for a detailed description of CIP awards, including the criteria for determining the amounts payable.

“Target” is a dollar value based on a percentage of an NEO’s base salary set by the MCC. Actual 2020 performance-year CIP award results, which are approved in January 2021 and paid in March 2021, are reported in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column. Under the 2020 CIP, there is no threshold award. The maximum award is 200 percent of target for all CIP-eligible employees.

(2)

Reflects performance shares granted under the LTIP. See our “Compensation Discussion and Analysis—Compensation Discussion and Analysis in Detail—Long-Term Incentive Plan” for a detailed description of performance share awards, including the criteria for determining the cash amounts payable. “Target” is the number of performance shares awarded in 2020. If there is a payout, “Threshold” represents the lowest possible payout (20 percent of the grant) and “Max” reflects the highest possible payout (200 percent of the grant). The performance shares awarded in 2020 accrue dividend equivalents and are paid out in cash, and the cash payout, if any, will occur at the end of the three-year performance period (January 2020 through December 2022). Payout is calculated in the manner described in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2020” table in this Proxy Statement.

(3)

Reflects RSUs granted under the LTIP. See our “Compensation Discussion and Analysis—Compensation Discussion and Analysis in Detail—Long-Term Incentive Plan”” for a detailed description of RSU awards. These RSUs accrue dividend equivalents and are paid in cash upon vesting on January 31 following the fifth annual anniversary of the grant date. Total payout will be based on the Chevron common stock closing price on the vesting date multiplied by the number of vested RSUs.

(4)

Reflects nonstatutory/nonqualified stock options granted under the LTIP. See our “Compensation Discussion and Analysis—Compensation Discussion and Analysis in Detail—Long-Term Incentive Plan”” for a description of stock option awards. Stock options have a 10-year term. One-third vests each January 31, starting with the January 31 that is at least one year following the grant date. The value of stock options realized upon exercise is determined by multiplying the number of stock options by the difference between the fair market value at the time of exercise and the exercise price of the stock options. Stock option awards do not accrue dividends or dividend equivalents.

(5)	The exercise price is the closing price of Chevron common stock on the grant date.

(6)	We calculate the grant date fair value of each award in accordance with ASC Topic 718 and as described in Footnotes 2 and 3 to the “Summary Compensation Table” in this Proxy Statement.

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outstanding equity awards at 2020 fiscal year-end

The following table sets forth information concerning the outstanding equity incentive awards at December 31, 2020, for each of our NEOs.

	Option awards					Stock awards
Name(1)	Grant date of awards	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(2)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: Number of unearned shares, units, or other rights that have not vested (#)(5)	Equity incentive plan awards: Market or payout value of unearned shares, units, or other rights that have not vested ($)(6)

M.K. Wirth	1/29/2020	–	298,100	$110.37	1/29/2030	37,218	$3,143,026	119,096	$10,057,682

	1/30/2019	78,966	157,934	$113.01	1/30/2029	34,943	$2,950,925	117,046	$9,884,572

	1/31/2018	121,400	60,700	$125.35	1/31/2028	28,904	$2,440,957

	1/25/2017	80,800		$117.24	1/25/2027	11,998	$1,013,194

	1/27/2016	239,900		$83.29	1/27/2026

	1/28/2015	164,600		$103.71	1/28/2025

	1/29/2014	90,000		$116.00	1/29/2024

	3/27/2013	3,000		$120.19	3/27/2023

	1/30/2013	90,000		$116.45	1/30/2023

	1/25/2012	105,000		$107.73	1/25/2022

	1/26/2011	132,000		$94.64	1/26/2021

P.R. Breber	1/29/2020	–	77,000	$110.37	1/29/2030	9,614	$811,941	30,749	$2,596,778

	1/30/2019	20,866	41,734	$113.01	1/30/2029	9,501	$802,394	30,915	$2,610,766

	1/31/2018	35,266	17,634	$125.35	1/31/2028	8,562	$723,084

	1/25/2017	62,200		$117.24	1/25/2027	9,319	$787,012

	1/27/2016	234,900		$83.29	1/27/2026

	1/28/2015	86,300		$103.71	1/28/2025

	1/29/2014	45,000		$116.00	1/29/2024

	1/30/2013	37,000		$116.45	1/30/2023

	1/25/2012	37,000		$107.73	1/25/2022

	1/26/2011	13,000		$94.64	1/26/2021

J.W. Johnson	1/29/2020	–	100,000	$110.37	1/29/2030	12,477	$1,053,643	39,942	$3,373,091

	1/30/2019	27,100	54,200	$113.01	1/30/2029	11,995	$1,012,991	40,174	$3,392,656

	1/31/2018	45,800	22,900	$125.35	1/31/2028	10,903	$920,785

	1/25/2017	80,800		$117.24	1/25/2027	11,998	$1,013,194

	1/27/2016	311,700		$83.29	1/27/2026

	1/28/2015	164,600		$103.71	1/28/2025

	1/29/2014	90,000		$116.00	1/29/2024

	1/30/2013	77,500		$116.45	1/30/2023

	1/25/2012	78,000		$107.73	1/25/2022

	1/26/2011	38,000		$94.64	1/26/2021

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	Option awards					Stock awards
Name(1)	Grant date of awards	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(2)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested ($)(6)

J.C. Geagea	1/29/2020	–	77,000	$110.37	1/29/2030	9,614	$811,941	30,749	$2,596,778

	1/30/2019	20,866	41,734	$113.01	1/30/2029	9,236	$779,976	30,915	$2,610,766

	1/31/2018	35,266	17,634	$125.35	1/31/2028	8,399	$709,291

	1/25/2017	62,200		$117.24	1/25/2027	9,225	$779,085

	1/27/2016	239,900		$83.29	1/27/2026

	1/28/2015	164,600		$103.71	1/28/2025

	1/29/2014	90,000		$116.00	1/29/2024

	1/30/2013	54,000		$116.45	1/30/2023

	1/25/2012	37,000		$107.73	1/25/2022

	1/26/2011	38,000		$94.64	1/26/2021

M.A. Nelson	1/29/2020	–	77,000	$110.37	1/29/2030	9,614	$811,941	30,749	$2,596,778

	1/30/2019	20,866	41,734	$113.01	1/30/2029	9,331	$788,023	30,915	$2,610,766

	1/31/2018	18,466	9,234	$125.35	1/31/2028	4,396	$371,269

	1/25/2017	18,100		$117.24	1/25/2027	2,681	$226,440

	1/27/2016	69,700		$83.29	1/27/2026

	1/28/2015	47,700		$103.71	1/28/2025

	1/29/2014	25,000		$116.00	1/29/2024

	1/30/2013	29,500		$116.45	1/30/2023

(1)

Termination for reasons other than for misconduct may result in full or partial vesting of awards granted under the LTIP. Full or partial vesting depends upon the sum of an NEO’s age plus his or her years of service. This policy is a reflection of our belief that the LTIP should be designed to encourage retention and support long-term employment. For a description of the effect of this policy on the outstanding LTIP awards of our NEOs, refer to the “Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement.

(2)

Stock options have a 10-year term. 2016 and earlier grants vest at the rate of one-third per year, with vesting occurring on the first, second, and third annual anniversary of the grant date. For 2017 and later grants, one-third vests each January 31, starting with the January 31 that is at least one year following the grant date. Stock option awards do not accrue dividends or dividend equivalents.

(3)	Represents unvested RSUs and dividend equivalents, rounded to whole units, that are paid out in cash at the end of the five-year vesting period.

(4)

Market value is based upon number of RSUs that have not been vested or released, including, when applicable, dividend equivalents, multiplied by $84.45, the closing price of Chevron common stock on December 31, 2020.

(5)

Represents performance shares and dividend equivalents, rounded to whole shares, that vest and are paid out in cash at the end of the applicable three-year performance period. The estimated shares for the 2019 and 2020 grant are based upon a 160% percent performance modifier.

(6)

Represents the estimated cash payout value of performance shares based upon the number of performance shares, including dividend equivalents, multiplied by $84.45, the closing price of Chevron common stock on December 31, 2020. The estimated payout value for the 2019 and 2020 grants are based upon a 160% percent performance modifier. The estimated payout value may not necessarily reflect the final payout. The final payout will be calculated in the manner described in Footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2020” table in this Proxy Statement.

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option exercises and stock vested in fiscal year 2020

The following table sets forth information concerning the cash value realized by each of our NEOs upon exercise of stock options; vesting of performance share and restricted stock unit awards in 2020; and withholding of portions of unvested restricted stock unit awards to pay taxes.

	Options		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
M.K. Wirth	67,500	$3,197,620	74,218	$6,551,462
P.R. Breber	5,000	$42,425	11,385	$1,005,020
J.W. Johnson	–	–	27,947	$2,466,931
J.C. Geagea	–	–	21,514	$1,899,075
M.A. Nelson	–	–	21,418	$1,890,651

(1)

Value realized upon exercise was determined by multiplying the number of stock options exercised by the difference between the weighted average fair market value of Chevron common stock on the exercise date and the exercise price of the stock options.

Name	Shares acquired on exercise	Grant date	Exercise price	Exercise date	Market price at exercise	Value realized on exercise
M.K. Wirth	33,750	1/27/2010	$73.70	1/6/2020	$121.0726	$1,598,825
	33,750	1/27/2010	$73.70	1/6/2020	$121.0717	$1,598,795
P.R. Breber	5,000	1/27/2016	$83.29	3/2/2020	$91.7750	$42,425

(2)

Represents the cash value of vested performance shares granted in 2018 for the performance period January 2018 through December 2020, paid in February 2021. Also includes the cash value of RSUs withheld to pay taxes on unvested RSUs no longer subject to substantial risk of forfeiture. Each of these is described further below.

performance shares

We calculate the cash value of performance share payouts as follows:

First, we calculate our TSR and the TSR of our LTIP Performance Share Peer Group (BP, ExxonMobil, Royal Dutch Shell, Total and S&P 500 Total Return Index) for the three-year performance period. We calculate TSR for the three-year performance period as follows:

TSR =	(20-day average ending share price (–) 20-day average beginning share price (+) reinvested dividend value)
20-day average beginning share price

“Ending” refers to the last 20 trading days of the performance period. “Beginning” refers to the last 20 trading days prior to the start of the performance period. In each instance, we use closing prices to calculate the 20-day average.

The results are expressed as an annualized average compound rate of return.

Second, we rank our TSR against the TSR of our LTIP Performance Share Peer Group to determine the performance modifier applicable to the awards. Our rank then determines what the performance modifier will be, as follows:

Our rank	1st	2nd	3rd	4th	5th	6th
Performance modifier	200%	160%	120%	80%	40%	0%

For example, if we rank first in TSR as compared with our LTIP Performance Share Peer Group, then the performance modifier would be 200 percent. Under the rules of the LTIP, in the event our measured TSR is less than 1 percentage point of the nearest competitor(s), the results will be considered a tie, and the performance modifier will be the average of the tied ranks. For example, if Chevron ranks sixth in TSR and ties with the TSR of the peer that ranks fifth, it will result in a modifier of 20 percent (the average of 40 percent and 0 percent).

Third, we determine the cash value and payout of the performance share award, as follows:

Number of performance shares granted + dividend equivalents	x	Performance modifier	x	20-day trailing average price of Chevron common stock at the end of the performance period	=	Cash value/payout

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For awards of performance shares made in 2018, the three-year performance period ended December 2020. Chevron came in third place, resulting in a performance modifier for the period of 120 percent. Accordingly, the cash value of the 2018 grant was calculated as follows:

Name	Shares granted plus dividend equivalents	x	Modifier	=	Shares acquired on vesting	x	20-Day trailing average price	=	Cash value/payout
M.K. Wirth	60,491		120%		72,589		$88.27		$ 6,407,475
P.R. Breber	17,569		120%		21,083		$88.27		$ 1,861,017
J.W. Johnson	22,823		120%		27,388		$88.27		$ 2,417,503
J.C. Geagea	17,569		120%		21,083		$88.27		$ 1,861,017
M.A. Nelson	9,214		120%		11,057		$88.27		$ 975,973

The cash value/payout includes the value of fractional shares.

Mr. Nelson elected to defer 25 percent of his 2018 performance share grant, or $243,993, to the DCP. Provisions of the DCP and distribution elections are described in the footnotes to the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

restricted stock units

RSUs became part of the standard LTIP mix in 2017. These RSUs are subject to certain tax liabilities prior to vesting, when a substantial risk of forfeiture no longer exists. Generally, this event occurs when grant recipients reach age or age and service milestones. In December 2020, Chevron withheld the following RSUs from grants to pay taxes. The cash value of shares withheld includes the value of fractional shares withheld. Messrs. Wirth, Johnson, Geagea, and Nelson have more than 90 points, and the full FICA tax obligation for the 2017 and 2018 grants was paid in prior years, when the grants were no longer subject to substantial risk of forfeiture. Mr. Breber has not yet reached 90 points, and the cash value of his shares withheld is based on the pro-rata portion of his RSUs no longer subject to substantial risk of forfeiture.

Name	Shares withheld	Grant date	Valuation date	Price used to value shares(a)	Cash value of shares withheld
M.K. Wirth	1,629	1/30/2019	12/17/2020	$88.41	$ 143,988
P.R. Breber	85	1/25/2017	12/17/2020	$88.41	$ 7,555
	78	1/31/2018	12/17/2020	$88.41	$ 6,902
	165	1/30/2019	12/17/2020	$88.41	$ 14,589
J.W. Johnson	559	1/30/2019	12/17/2020	$88.41	$ 49,428
J.C. Geagea	430	1/30/2019	12/17/2020	$88.41	$ 38,058
M.A. Nelson	335	1/30/2019	12/17/2020	$88.41	$ 29,635

(a)	Closing price of Chevron common stock on the NYSE on the valuation date.

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pension benefits table

The following table sets forth information concerning the present value of benefits accumulated by our NEOs, under our defined benefit retirement plans, or pension plans.

Name	Plan name	Number of years credited service(1)	Present value of accumulated benefit(2)	Payments during last fiscal year
M.K. Wirth	Chevron Retirement Plan	35	$ 2,646,484	–
	Chevron Retirement Restoration Plan		$ 40,108,805	–
P.R. Breber	Chevron Retirement Plan	31	$ 2,007,535	–
	Chevron Retirement Restoration Plan		$ 15,615,709	–
J.W. Johnson	Chevron Retirement Plan	37	$ 2,649,724	–
	Chevron Retirement Restoration Plan		$ 27,079,362	–
J.C. Geagea	Chevron Retirement Plan	36	$ 2,684,855	–
	Chevron Retirement Restoration Plan		$ 21,361,396	–
M.A. Nelson	Chevron Retirement Plan	35	$ 2,400,956	–
	Chevron Retirement Restoration Plan		$ 12,346,784	–

(1)

Credited service is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2020 financial statements and is generally the period that an employee is a participant in the plan for which he or she is an eligible employee and receives pay from a participating company. Credited service does not include service prior to July 1, 1986, if employees were under age 25. Our NEOs have such pre–July 1, 1986, age 25 service. Their actual years of service are as follows: Mr. Wirth, 38 years; Mr. Johnson, 40 years; Mr. Geagea, 39 years; and Mr. Nelson, 36 years.

(2)

Reflects the actuarial present value of the accumulated benefit as of December 31, 2020, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2020 financial statements. A present value of the benefit is determined at the earliest age when participants may retire without any benefit reduction due to age (age 60, or current age if older, for the NEOs), using service and compensation as of December 31, 2020. This present value is then discounted with interest to the date used for financial reporting purposes. Except for the assumption that the retirement age is the earliest retirement without a benefit reduction due to age, the assumptions used to compute the present value of accumulated benefits are the assumptions described in Note 21, “Employee Benefit Plans,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020. These assumptions include the discount rate of 2.4% percent as of December 31, 2020. This rate reflects the rate at which benefits could be effectively settled and is equal to the equivalent single rate resulting from yield curve analysis as described in Note 21. The present values reflect the lump sum forms of payment based on the lump sum interest rate assumptions used for financial reporting purposes on December 31, 2020, which are representative of the Pension Protection Act of 2006 lump sum interest rates.

See Footnote 5 to the “Summary Compensation Table” in this Proxy Statement for a description of the factors related to the change in the present value of the pension benefit.

Our NEOs are eligible for a pension after retirement and participate in both the Chevron Retirement Plan (CRP) (a defined-benefit pension plan that is intended to be tax-qualified under Internal Revenue Code section 401(a)) and the Chevron Retirement Restoration Plan (RRP) (an unfunded, nonqualified defined-benefit pension plan). The RRP is designed to provide benefits comparable with those provided by the CRP, but that cannot be paid from the CRP because of Internal Revenue Code limitations on benefits and earnings.

For employees hired prior to January 1, 2008, including all of our NEOs, the age 65 retirement benefits are calculated as a single life annuity equal to 1.6 percent of the participant’s highest average earnings multiplied by years of credited service, minus an offset for Social Security benefits. For this purpose, “highest average earnings” are the average of the highest base salary and CIP awards over 36 consecutive months. On December 31, 2020, the applicable annualized averages were: Mr. Wirth, $4,190,556; Mr. Breber, $2,320,783; Mr. Johnson, $2,913,833; Mr. Geagea, $2,331,167; and Mr. Nelson, $1,622,797.

The CRP benefit reflects the earnings limitation imposed by the Internal Revenue Code for qualified plans. On December 31, 2020, the applicable annualized earnings, after reflecting the average of the last three-year Internal Revenue Code Compensation limitations, was $280,000.

The RRP benefit reflects the difference between the total retirement benefit and the benefit provided under the CRP. The age 65 retirement benefits for employees hired prior to January 1, 2008, are actuarially reduced below age 50, reduced by early retirement discount factors of 5 percent per year from age 50 to age 60, and unreduced at age 60.

A participant is eligible for an early retirement benefit if he or she is vested on the date employment ends. Generally, a participant is vested after completing five years of service. All NEOs are eligible for an early retirement benefit, calculated as described above.

Despite the calculations above, all retirees may elect to have their benefits paid in the form of a single life annuity or lump sum. Joint and survivor annuity, life and term-certain annuity, and uniform income annuity options are also available under the CRP.

The equivalent of optional forms of annuity payment are calculated by multiplying the early retirement benefit by actuarial factors, based on age, in effect on the benefit calculation date. The Internal Revenue Code applicable interest rate and applicable mortality table are used for converting from one form of benefit to an actuarially equivalent optional form of benefit. Employees

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can elect to have their CRP benefit commence prior to normal retirement age, which is age 65, but no earlier than when employment ends. CRP participants do not make distribution elections until separation from service.

The RRP may be paid as early as the first quarter that is at least one year following separation from service. Retirees may elect to receive the RRP lump sum equivalent in a single payment or in up to 10 annual installments.

Our NEOs made the following RRP distribution elections:

Name	Number of annual installments elected	Time of first payment
M.K. Wirth	1	First quarter that is at least one year following separation from service
P.R. Breber	5	First January that is at least one year following separation from service
J.W. Johnson	4	First quarter that is at least one year following separation from service
J.C. Geagea	1	First quarter that is at least one year following separation from service
M.A. Nelson	10	First quarter that is at least one year following separation from service nonqualified deferred compensation table

In this section, we set forth information concerning the value of each NEO’s compensation that is deferred pursuant to our DCP and our ESIP-RP.

DCP

The DCP is an unfunded and nonqualified defined contribution plan that permits NEOs to defer up to 90 percent of CIP awards, up to 90 percent of LTIP performance share awards, and up to 40 percent of salary. The DCP is intended to qualify as an unfunded pension plan maintained by an employer for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income and Security Act.

DCP deferrals accrue earnings, including dividend equivalents and common stock price appreciation or depreciation, based upon an NEO’s selection of investments from 15 different funds that are designated by the MCC and that are also available in the ESIP, Chevron’s tax-qualified defined contribution plan open to employees on the U.S. payroll. DCP funds and their annual rates of return as of December 31, 2020, were:

Chevron Common Stock Fund	-25.97%
Capital Group EuroPacific Growth Trust (US) Class U3	24.86%
Dodge & Cox Income Separate Account	10.13%
State Street U.S. Inflation Protected Bond Index Non-Lending Series Fund Class C	10.83%
Vanguard Balanced Index Fund Institutional Shares	16.41%
Vanguard Developed Market Index Institutional Plus Shares	10.27%
Vanguard Emerging Markets Stock Index Fund Institutional Plus Shares	15.29%
Vanguard Federal Money Market Fund Investor Shares	0.45%
Vanguard Institutional 500 Index Trust	18.40%
Vanguard Institutional Extended Market Index Trust	32.26%
Vanguard Institutional Total Bond Market Index Trust	7.74%
Vanguard PRIMECAP Fund Admiral Shares	17.32%
Vanguard Real Estate Index Fund Institutional Shares	-4.67%
Vanguard Short-Term Bond Index Fund Institutional Plus Shares	4.72%
Vanguard Value Index Fund Institutional Shares	2.30%

NEOs may transfer into and out of funds daily. NEOs and other insiders may only transact in the Chevron Common Stock Fund during a 20-business day period that begins on the first business day that is at least 24 hours after the public release of quarterly and annual earnings (an Insider Trading Window). Deferrals for NEOs and other insiders who elect their deferrals be tracked with reference to Chevron common stock are, upon deferral, tracked with reference to the Vanguard Treasury Money Market Fund. At the close of the Insider Trading Window, the balance of the Vanguard Treasury Money Market Fund is transferred to the Chevron Common Stock Fund. The 2020 annual rate of return for the Vanguard Treasury Money Market Fund was 0.47 percent.

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Payments of DCP deferrals are made after the end of employment in up to 10 annual installments. Amounts tracked in Chevron common stock are paid in common stock, and all other amounts are paid in cash. Participants may elect payment to commence as early as the first quarter that is at least 12 months following separation from service. The DCP was amended for post-2004 deferrals in accordance with Section 409A of the Internal Revenue Code. As a result, NEOs may make different elections for pre-2005 and post-2004 deferrals. If a plan participant engages in misconduct (as defined in the DCP), DCP balances related to awards made under the LTIP or the CIP on or after June 29, 2005, may be forfeited.

ESIP-RP

The ESIP-RP is a nonqualified defined contribution restoration plan that provides for the Company contribution that would have been paid into the ESIP but for the fact that the NEO’s base salary exceeded the annual compensation limit under Internal Revenue Code 401(a)(17) ($285,000 in 2020). A minimum 2 percent deferral of base pay over the tax code’s annual compensation limit is required in order to receive a Company contribution in the ESIP-RP. Contributions are tracked in phantom Chevron common stock units. Participants receive phantom dividends on these units, based on the dividend rate that is earned on Chevron common stock. Plan balances may be forfeited if a participant engages in misconduct (as defined in the ESIP-RP). Accounts are paid out in cash, commencing as early as the first quarter that is at least 12 months following separation from service, in up to 10 annual installments.

Name(1)	Executive contributions in the last fiscal year(2)	Company contributions in the last fiscal year(3)	Aggregate earnings in the last fiscal year(4)	Aggregate withdrawals/ distributions(5)	Aggregate balance at last fiscal year-end(6)
M.K. Wirth	$ 27,008	$ 108,033	$ 2,132,528	–	$ 20,603,118
P.R. Breber	$ 14,583	$ 58,333	($ 1,696,579)	–	$ 4,976,251
J.W. Johnson	$ 18,442	$ 73,767	($ 168,844)	–	$ 3,116,134
J.C. Geagea	$ 14,583	$ 58,333	($ 128,409)	–	$ 724,060
M.A. Nelson	$ 310,917	$ 52,033	$ 629,844	–	$ 5,709,159

(1)

Below are the payment elections made by each of the NEOs with respect to their DCP and ESIP-RP plan balances. If deferral years are not noted, elections apply to post-2004 balances and, if applicable, pre-2005 balances.

Name	Plan	Number of annual installments elected	Time of first payment
M.K. Wirth	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
P.R. Breber	DCP	5	First January that is at least one year following separation from service
	ESIP-RP	5	First January that is at least one year following separation from service
J.W. Johnson	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
J.C. Geagea	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
M.A. Nelson	DCP	10	First quarter that is at least one year following separation from service
	ESIP-RP post-2004	10	First quarter that is at least one year following separation from service
	ESIP-RP pre-2005	1	First quarter that is at least one year following separation from service

(2)

Reflects 2020 DCP deferrals of salary, any 2019 performance-year CIP, and LTIP performance shares for the 2017–2019 performance period. Salary deferrals are also included in the “Salary” column that is reported in the “Summary Compensation Table” in this Proxy Statement and are quantified as “Total Salary Deferred Under the DCP” in Footnote 1 to that table. For Mr. Nelson, the value of the deferred LTIP performance shares was reported in Footnote 2 of the “Option Exercise and Stock Vested in Fiscal Year 2019” table in our 2020 Proxy Statement.

Name	2020 salary deferrals	2020 CIP deferrals	2020 LTIP deferrals
M.K. Wirth	$ 27,008	–	–
P.R. Breber	$ 14,583	–	–
J.W. Johnson	$ 18,442	–	–
J.C. Geagea	$ 14,583	–	–
M.A. Nelson	$ 13,008	$ 235,125	$ 62,784

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(3)	Represents ESIP-RP contributions by the Company for 2020. These amounts are also reflected in the “All Other Compensation” column in the “Summary Compensation Table” in this Proxy Statement.

(4)

Represents the difference between DCP and ESIP-RP balances at December 31, 2020, and December 31, 2019, less CIP, LTIP, and salary deferrals in the DCP and Company contributions in the ESIP-RP. For this purpose, “earnings” includes dividend equivalents, common stock price appreciation (or depreciation), and other similar items. 2020 earnings in the DCP and ESIP-RP were as follows:

Name	DCP earnings	ESIP-RP earnings
M.K. Wirth	$2,483,315	($ 350,787)
P.R. Breber	($1,565,543)	($ 131,036)
J.W. Johnson	$22,965	($ 191,809)
J.C. Geagea	$28,746	($ 157,155)
M.A. Nelson	$751,065	($ 121,221)

(5)	In-service withdrawals are not permitted from the DCP or the ESIP-RP.

(6)	Represents DCP and ESIP-RP balances as of December 31, 2020, as follows:

Name	DCP balance	ESIP-RP balance
M.K. Wirth	$19,466,864	$ 1,136,254
P.R. Breber	$4,536,658	$ 439,593
J.W. Johnson	$2,481,610	$ 634,524
J.C. Geagea	$209,020	$ 515,040
M.A. Nelson	$5,304,889	$ 404,270

The amounts reported in the aggregate balance at last fiscal year-end were reported as compensation to the NEOs in the “Summary Compensation Table” in prior Proxy Statements as follows:

Name	Salary deferral amounts previously reported	ESIP-RP amounts previously reported	CIP amounts previously reported	LTIP amounts previously reported
M.K. Wirth	$175,140	$700,562	$3,457,080	$6,147,430
P.R. Breber	$27,656	$110,623	–	–
J.W. Johnson	$79,433	$317,733	–	–
J.C. Geagea	$54,961	$219,842	–	–
M.A. Nelson	$11,346	$45,383	$244,575	$111,221

Deferrals of the 2020 CIP awards and the LTIP performance shares for the 2018-2020 performance period are not reflected in the DCP balance at December 31, 2020, as they were not deferred until the underlying awards were settled in 2021. They were reported in footnotes to the “Summary Compensation Table” and the “Option Exercises and Stock Vested in Fiscal Year 2020” table in this Proxy Statement, as follows:

Name	CIP amounts previously reported and credited to the DCP in 2021	LTIP amounts previously reported and credited to the DCP in 2021
M.K. Wirth	–	–
P.R. Breber	–	–
J.W. Johnson	–	–
J. C. Geagea	–	–
M.A. Nelson	–	$ 243,993

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potential payments upon termination or

change-in-control

Our NEOs do not have employment contracts or other agreements or arrangements that provide for enhanced severance, special guaranteed payments, or other benefits upon retirement, termination, or change-in-control. In addition, in the event of a change-in-control, our NEOs are not eligible for accelerated vesting of outstanding equity awards under the LTIP. However, upon termination for reasons other than misconduct (as defined in the LTIP), our NEOs are entitled to accrued and vested interests (and in some cases deemed vesting of unvested interests) in their outstanding equity awards, retirement plan benefits, and certain limited perquisites. Under the LTIP, full or partial vesting of unvested equity grants is a function of the sum of an NEO’s age plus his or her time in service and the reason for termination. Our policy reflects our belief that our equity and benefit programs should be designed to encourage retention and support long-term employment. Many of our business decisions have long-term horizons and, to ensure our executives have a vested interest in our future profitability, such programs enable executives with long service to continue to share in our success. The increasing benefits of longer service on equity grants is illustrated by the following table.

	Termination for misconduct(1)	Termination for any reason less than one year after grant date(2)	Termination for reasons other than misconduct and grants held for at least one year after grant date(2), and on termination date either:
			Are less than age 60 and have less than 75 points (sum of age and service)	Are at least age 60 or have at least 75 points	Are at least age 65 or have at least 90 points

Performance shares	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Prorated vesting(4)	100% vested(4)

RSUs	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Prorated vesting(4)	100% vested(4)

Stock options	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of unvested grant 180 days from termination to exercise(3)	Prorated vesting 5 years from termination to exercise(3)	100% vested Remaining term to exercise

(1)

For grants of awards during or after 2005 that have been exercised, or in the case of performance shares or RSUs, vested and paid, the Board of Directors has the ability to claw back any gains if an NEO engages in certain acts of misconduct, as described in our “Compensation Discussion and Analysis—Compensation Governance—Compensation Recovery Policies” in this Proxy Statement. Under the LTIP, “misconduct” is defined to include, among other things: embezzlement; fraud or theft; disclosure of confidential information or other acts that harm our business, reputation, or employees; misconduct resulting in Chevron having to prepare an accounting restatement; or failure to abide by post-termination agreements respecting confidentiality, noncompetition, or non-solicitation.

(2)	For the 2017 and later grants, one must remain employed through the January 31 that is one year after the grant date.

(3)	Or the remaining term, if less.

(4)	Award based on and paid at the end of the performance or vesting period.

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In the table that follows, we have assumed that each NEO terminated his or her employment for reasons other than for misconduct on December 31, 2020. Amounts reported do not include the value of vested and unexercised stock options reported in the “Outstanding Equity Awards at 2020 Fiscal Year-End” table, performance shares or RSUs that vested in 2020 as reported in the “Option Exercises and Stock Vested in Fiscal Year 2020” table, accrued retirement and other benefits reported in the “Pension Benefits Table” and “Nonqualified Deferred Compensation Table” in this Proxy Statement.

We also do not include benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll and do not discriminate in scope, terms or operations in favor of our NEOs, such as accrued vacation, group life insurance, post-retirement health care, and the ESIP.

Benefits and payments upon termination for any reason other than for misconduct(1)
Name	Base salary	CIP	Severance	Long-Term incentives unvested and deemed vested due to termination(2)			Benefits(3)
				Performance shares	RSUs	Stock options
M.K. Wirth	–	–	–	$6,177,858	$6,405,076	–	$40,000
P.R. Breber	–	–	–	$1,087,819	$1,323,772	–	–
J.W. Johnson	–	–	–	$2,120,410	$2,946,970	–	–
J.C. Geagea	–	–	–	$1,631,729	$2,268,352	–	–
M.A. Nelson	–	–	–	$1,631,729	$1,385,732	–	–

(1)

Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)

Reflects values of deemed vested stock options, performance shares, and standard RSUs under the LTIP, based on the number of points (sum of age and number of years of service) at the time of termination. All awards granted in 2020 are forfeited upon a termination in 2020.

Termination with more than 90 points

Messrs. Wirth, Johnson, Geagea and Nelson have more than 90 points. Termination with at least 90 points results in deemed vesting of unvested portions of grants that have met the minimum holding requirement, or the remaining 1/3 of the 2018 stock option grant, the remaining 2/3 of the 2019 stock option grant, 100 percent of the 2019 performance share grant and 100 percent of the outstanding standard RSUs granted in 2017, 2018 and 2019. Vested stock options may be exercised through the remaining term of the option.

Termination with more than 75 points and less than 90 points

Mr. Breber has more than 75 points but less than 90 points, which results in pro-rata vesting of all unvested standard LTIP grants that have met the minimum holding requirement. Mr. Breber’s stock options vest based on the number of whole months from the grant date to December 31, 2020; vesting of 11/36 of his 2018 and 2019 grants is accelerated. Vested options may be exercised through December 31, 2025 or the 10th anniversary of the grant date, if earlier. Mr. Breber’s performance shares vest based on the number of whole months from the performance period start date to December 31, 2020, or 24/36 of his 2019 grant. Mr. Breber’s RSUs vest based on the number of whole months from the grant date to December 31, 2020, or 23/60 of his 2019 grant, and 35/60 of his 2018 grant and 47/60 of his 2017 grant, less any RSUs previously released under the grants.

Valuation of performance shares, RSUs and stock options

Performance share values for the 2019 grants are calculated based on $84.45, the December 31, 2020 closing price of Chevron common stock, and a performance modifier of 100 percent. Refer to Footnote (2) of the “Option Exercises and Stock Vested in Fiscal Year 2020” table for a description of how we calculate the payout value of performance shares, as well as a summary of the amounts paid in February 2021 for the 2018 performance share grants. The modifier for the 2019 grant depends on Chevron’s TSR for the three-year performance period relative to the S&P 500 Total Return Index and the TSR for our peer group of major oil competitors—which consists of BP, ExxonMobil, Royal Dutch Shell, and Total, and range from 0 to 200 percent in increments of 40 percent.

Restricted stock unit values are calculated based on $84.45, the December 31, 2020 closing price of Chevron common stock.

Stock option values are calculated based on the difference between $84.45, the December 31, 2020 closing price of Chevron common stock, and the option exercise price as reported in the “Outstanding Equity Awards at 2020 Fiscal Year-End” table in this Proxy Statement, multiplied by the deemed vested stock options. The value of previously vested stock options is calculated in a similar manner.

(3)

Mr. Wirth will be provided with post-retirement office and administrative support services during his lifetime. The estimated aggregate incremental cost of these benefits is approximately $40,000 per year, which represents the estimated compensation and benefit cost for administrative support personnel, allocated based on 25 percent time dedicated to providing such services, and no incremental cost for utilizing vacant office space at Chevron’s headquarters.

Our NEOs are eligible to receive early retirement benefits from the CRP and the RRP upon separation from service. Their distribution elections and the present value of accumulated benefits are disclosed in the “Pension Benefits Table” in this Proxy Statement.

Our NEOs are also eligible to receive payment from the ESIP-RP and from the DCP upon separation from service. Their distribution elections and the aggregate plan balances as of December 31, 2020 are disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

Chevron Corporation—2021 Proxy Statement	73

equity compensation plan information

The following table provides certain information as of December 31, 2020, with respect to Chevron’s equity compensation plans.

Plan category(1)	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (b)		Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(2)	89,252,033	(3)	$104.38	(4)	67,851,933	(5)
Equity compensation plans not approved by security holders(6)	288,801	(7)	–	(8)	–	(9)
Total	89,540,834		$104.38	(4)	67,851,933

(1)

The table does not include information for employee benefit plans of Chevron and subsidiaries intended to meet the tax qualification requirements of section 401(a) of the Internal Revenue Code and certain foreign employee benefit plans that are similar to section 401(a) plans or information for equity compensation plans assumed by Chevron in mergers and securities outstanding thereunder at December 31, 2020. The number of shares to be issued upon exercise of outstanding stock options, warrants, and rights under plans assumed in mergers and outstanding at December 31, 2020, was 1,228,454, and the weighted-average exercise price (excluding RSUs and other rights for which there is no exercise price) was $374.92. The weighted average remaining term of the stock options is 3.31 years. No further grants or awards can be made under these assumed plans.

(2)

Consists of two plans: the LTIP and the NED Plan. Stock options and RSUs may be awarded under the LTIP, and shares may be issued under the subplans of the LTIP for certain non-U.S. locations. Restricted stock, RSUs, and retainer stock options may be awarded under the NED Plan.

(3)

Consists of 88,946,322 shares subject to stock options (granted under the LTIP or the NED Plan), 53,745 shares subject to RSUs granted under the LTIP, and 251,966 shares subject to RSUs and stock units awarded prior to 2007 under the NED Plan. Does not include grants that are payable in cash only, such as performance shares, stock appreciation rights, and RSUs granted under the LTIP.

(4)	The price reflects the weighted average exercise price of stock options under both the LTIP and the NED Plan. The weighted average remaining term of the stock options is 4.1 years.

(5)

An amended and restated LTIP was approved by the stockholders on May 29, 2013. The maximum number of shares that can be issued under the amended and restated LTIP is 260,000,000. The LTIP has 67,207,557 shares that remain available for issuance pursuant to awards. An aggregate of 3,539,534 shares issued under the employee stock purchase plans for non-U.S. locations was counted against the limit. Awards granted under the LTIP that are settled in cash or that are deferred under the DCP will not deplete the maximum number of shares that can be issued under the plan. The maximum number of shares that can be issued under the NED Plan is 1,600,000, pursuant to Amendment Number One to the NED Plan that was approved by stockholders on May 25, 2016. The NED Plan has 644,376 shares that remain available for issuance pursuant to awards.

(6)	Consists of the DCP, which is described in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(7)	Reflects the number of Chevron Common Stock Fund units allocated to participant accounts in the DCP as of December 31, 2020.

(8)	There is no exercise price for outstanding rights under the DCP.

(9)

Current provisions of the DCP do not provide for a limitation on the number of shares available under the plan. The total actual distributions under the DCP in the last three years were 31,860 shares in 2020, 46,976 shares in 2019, and 27,530 shares in 2018.

74	Chevron Corporation—2021 Proxy Statement

CEO pay ratio

The ratio of the annual total compensation for the CEO to the annual total compensation of our median compensated employee was 184:1 for 2020, calculated by dividing our CEO 2020 annual total compensation of $29,016,686 by the 2020 annual total compensation of our median compensated employee of $157,572.1

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to choose from a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable with our pay ratio reported above.

Our CEO to median compensated employee pay ratio is a reasonable estimate calculated in a manner that is consistent with SEC rules based on a combination of compensation data from global payroll and human resources records and using the methodology, assumptions, and estimates described below.

We identified the median employee using our employee population as of October 1, 2020, which included approximately 46,395 individuals located in 46 countries, of which 21,600 employees were on U.S. payroll and 24,795 were on non-U.S. payrolls. Utilizing the “de minimis exemption” as permitted by SEC rules, we excluded approximately 4.87% of the total employee population in the non-U.S. jurisdictions with the smallest employee populations. As a result, we excluded 2,261 individuals in 31 non-U.S. countries. The excluded countries and their employee populations were as follows: Bahrain (6), Belgium (116), Brazil (212), Cambodia (38), Colombia (219), Republic of Congo (45), Egypt (46), El Salvador (104), Germany (15), Greece (10), Guatemala (53), Honduras (36), Hong Kong (97), India (7), Italy (2), Japan (145), Kazakhstan (156), Korea (11), Malaysia (185), Mexico (56), Myanmar (4), Netherlands (113), Norway (2), Pakistan (108), Panama (50), Russian Federation (32), Sri Lanka (73), Taiwan (1), United Arab Emirates (54), Venezuela (198), and Vietnam (67). As a result of these exclusions, the employee population used to identify the median employee comprised 44,134 individuals. We included employees from the following non-U.S. countries: Angola, Argentina, Australia, Bangladesh, Canada, China, France, Indonesia, Kuwait, Nigeria, Philippines, Singapore, Thailand and the United Kingdom. As also permitted by SEC rules, we excluded 2,237 Puma Energy (Australia) Holdings Pty Ltd (“Puma Energy”) and 1,877 Noble Energy, Inc. (“Noble Energy”) employees who were added to our employee population in the Puma Energy and Noble Energy acquisitions that closed on June 30, 2020 and October 5, 2020, respectively.

We identified the median employee using 2020 total cash compensation as our consistently applied compensation measure, calculated for employees as the sum of (i) 2020 annual base salary determined as of October 1, 2020, and (ii) the actual annual cash bonus paid in the first quarter of 2020; provided, however, that for hourly employees who work for Chevron Stations Inc., their total cash compensation was instead based on actual wages and bonus paid during 2020. The compensation in non-U.S. currencies was converted to U.S. dollars using an average foreign exchange rate for the month of October 2020.

Our pay philosophy is to pay our workforce competitively and equitably; we offer competitive pay packages across all geographies based on industry-specific compensation in the local market, job responsibilities, and individual performance. In general, our compensation programs are applied consistently across the workforce, and compensation targets are set using a consistent methodology regardless of job function, with a higher percentage of pay-at-risk provided to executives. We believe both our CEO and our employee compensation packages are appropriately structured to attract and retain the talent needed to deliver on our business plan and to drive long-term stockholder value.

1	The annual total compensation of the median compensated employee is calculated in the same manner as CEO annual total compensation in the Summary Compensation Table.

Chevron Corporation—2021 Proxy Statement	75

board proposal to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2021

(item 2 on the proxy card)

auditor review and engagement

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm that audits Chevron’s financial statements and internal control over financial reporting. The Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as Chevron’s independent registered public accounting firm for 2021, and your Board has endorsed this appointment.

The Audit Committee annually reviews PwC’s performance and independence in deciding whether to retain PwC or engage a different independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

•  the quality and efficiency of PwC’s historical and recent audit plans and performance on the Chevron audit;

•  PwC’s capability and expertise in handling the breadth and complexity of Chevron’s worldwide operations;

•  PwC’s expertise in and knowledge of the global oil and gas industry and its network of partners and managers in Chevron’s key areas of global operation;

•  the desired balance of PwC’s experience and fresh perspective occasioned by mandatory audit partner rotation and PwC’s periodic rotation of other audit management;

•  external data on audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PwC and its peer firms;

•  the appropriateness of PwC’s fees for audit and non-audit services;

•  the quality and candor of PwC’s communications with the Audit Committee and management;

•  PwC’s independence and objectivity in its performance of audit services; and

•  PwC’s tenure as our independent registered public accounting firm, including the benefits of having a long-tenured auditor, in conjunction with controls and processes that help safeguard PwC’s independence.

The Audit Committee believes that PwC’s tenure as Chevron’s independent registered public accounting firm confers distinct benefits, including:

•	Enhanced audit quality. Through many years of experience with Chevron, PwC has gained significant institutional knowledge of and a deep expertise regarding Chevron’s global business and operations, accounting policies and practices, and internal control over financial reporting.

•

Effective audit plans and efficient fee structures. PwC’s extensive knowledge of Chevron’s business and control framework enables it to design effective audit plans that cover key risk areas while capturing cost efficiencies in audit scope and internal control testing.

•

Maintaining continuity avoids disruption. Bringing on a new auditor, without reasonable cause, would require extensive education and a significant period of time for the new auditor to reach a comparable level of knowledge and familiarity with Chevron’s business and control framework. Many of the efficiencies gained over the course of Chevron’s relationship with PwC could be lost.

The Audit Committee believes that any concerns with PwC’s tenure are mitigated by strong independence controls, specifically:

•

Thorough Committee oversight. The Audit Committee’s oversight includes frequent private meetings with PwC, a comprehensive annual evaluation by the Audit Committee in determining whether to engage PwC, and a Committee-directed process for selecting the lead engagement partner.

•

Robust preapproval policies and procedures, limits on non-audit services and hiring policies. The Audit Committee must preapprove all audit and non-audit services, including the type of services to be provided and the estimated fees related to those services. Categories of permissible non-audit services are limited to those not affecting PwC’s independence or otherwise not barred by regulation. Further, the Audit Committee has adopted a policy regarding Chevron’s employment of former PwC employees to ensure that auditor independence is not impaired.

•

Strong internal PwC independence, policies, and procedures. PwC conducts periodic internal quality reviews of its audit work and rotates lead engagement partners after a maximum of five years and auxiliary engagement partners after a maximum of seven years. PwC also conducts mandatory annual training for all professional staff globally on independence requirements and procedures. In addition, hiring restrictions are in place for former PwC employees at Chevron.

•	Strong regulatory framework. PwC is an independent registered public accounting firm and is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee believes that PwC is independent and that it is in the best interests of Chevron and its stockholders to retain PwC as Chevron’s independent registered public accounting firm for 2021.

76	Chevron Corporation—2021 Proxy Statement

board proposal to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2021

PwC’s fees and services

PwC audited Chevron’s consolidated financial statements and effectiveness of internal control over financial reporting during the years ended December 31, 2020 and 2019. During these periods, PwC provided both audit and non-audit services. Aggregate fees for professional services rendered to Chevron by PwC for the years ended December 31, 2020 and 2019, were as follows (millions of dollars):

Services provided	2020	2019
Audit	$28.3	$28.2
Audit Related	$1.0	$1.1
Tax	$0.5	$0.6
All Other	$1.2	$0.3
Total	$31.0	$30.2

The Audit fees for the years ended December 31, 2020 and 2019, were for the audits of Chevron’s consolidated financial statements, statutory and subsidiary audits, issuance of consents, assistance with and review of documents filed with the SEC, and the audit of the effectiveness of internal control over financial reporting.

The Audit Related fees for the years ended December 31, 2020 and 2019, were for assurance and related services for employee benefit plan audits, attest services required by debt holders, partners or other third party stakeholders, accounting consultations and attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2020 and 2019, were for services related to tax compliance, including the preparation of tax returns and claims for refund, and for tax advice, including assistance with tax audits and appeals.

All Other fees for the years ended December 31, 2020 and 2019, included services rendered for software licenses, subscriptions, permitted consulting services, benchmark studies, and surveys.

audit committee preapproval policies and procedures

All 2020 audit and non-audit services provided by PwC were preapproved by the Audit Committee. The non-audit services that were preapproved by the Audit Committee were also reviewed to ensure compatibility with maintaining PwC’s independence and compliance with SEC and other rules and regulations.

The Audit Committee has implemented preapproval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee preapproves both the type of services to be provided by PwC and the estimated fees related to these services.

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

PwC’s attendance at the annual meeting

Representatives of PwC will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

vote required

This proposal is ratified if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on this proposal (whether by abstention or otherwise) will have no impact on this proposal. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record can vote your shares at its discretion on this proposal.

your board’s recommendation

Your Board recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Chevron’s independent registered public accounting firm.

Chevron Corporation—2021 Proxy Statement	77

stock ownership information

security ownership of certain beneficial owners and management

The following table shows the ownership interest in Chevron common stock as of March 15, 2021 (unless otherwise noted), for (i) holders of more than 5 percent of our outstanding common stock; (ii) each non-employee Director; (iii) each NEO; and (iv) all current non-employee Directors and executive officers as a group. As of that date, there were 1,927,949,021 shares of Chevron common stock outstanding.

Name (“+” denotes a non-employee Director)	Shares beneficially owned(1)		Stock units(2)	Total	Percent of class
BlackRock, Inc.(3)	126,822,239		—	126,822,239	6.60%
State Street Corporation(4)	127,943,370		—	127,943,370	6.65%
The Vanguard Group(5)	157,790,935		—	157,790,935	8.20%
Wanda M. Austin+	18,835		2,514	21,349	*
Pierre R. Breber	668,851		54,338	723,189	*
John B. Frank+	11,998		7,998	19,996	*
Alice P. Gast+	2,706		17,260	19,966	*
Joseph C. Geagea	796,295		—	796,295	*
Enrique Hernandez, Jr.+	102,410		21,198	123,608	*
Marillyn A. Hewson+	3,200		1,169	4,369	*
Jon M. Huntsman Jr.+	—		2,100	2,100	*
James W. Johnson	976,813		7,087	983,900	*
Charles W. Moorman IV+	35,030		33,789	68,819	*
Dambisa F. Moyo+	7,567		2,514	10,081	*
Mark A. Nelson	301,141		—	301,141	*
Debra Reed-Klages+	4,275		6,740	11,015	*
Ronald D. Sugar+	2,843		66,603	69,446	*
D. James Umpleby III+	4,470		2,514	6,984	*
Michael K. Wirth	1,245,835		6,937	1,252,772	*
All current non-employee Directors and executive officers as a group (19 persons)	5,287,147	(6)	232,761	5,519,908	*

*	Less than 1 percent.

(1)

Amounts shown include shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 15, 2021, as follows: 11,432 shares for Dr. Austin, 622,699 shares for Mr. Breber, 9,348 shares for Mr. Frank, 767,999 shares for Mr. Geagea, 84,291 shares for Mr. Hernandez, Jr., 958,833 shares for Mr. Johnson, 22,436 shares for Mr. Moorman, 285,099 shares for Mr. Nelson, 1,212,699 shares for Mr. Wirth, and 5,009,534 shares for all current non-employee Directors and executive officers as a group. For executive officers, the amounts shown include shares held in trust under the ESIP. For non-employee Directors, the amounts shown include shares of restricted stock awarded under the NED Plan.

(2)

Stock units do not carry voting rights and may not be sold. They do, however, represent the equivalent of economic ownership of Chevron common stock, since the value of each unit is measured by the price of Chevron common stock. For non-employee Directors, these are stock units (awarded prior to 2007) and RSUs awarded under the NED Plan, as well as stock units representing deferral of the annual cash retainer that may ultimately be paid in shares of Chevron common stock. For executive officers, these include stock units deferred under the DCP that may ultimately be paid in shares of Chevron common stock.

(3)

Based on information set forth in a Schedule 13G/A filed with the SEC on January 29, 2021, by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, BlackRock reports that as of December 31, 2020, it and its subsidiaries listed on Exhibit A of the Schedule 13G/A had sole voting power for 109,345,661 shares, sole dispositive power for 126,822,239 shares, and no shared voting and dispositive powers.

(4)

Based on information set forth in a Schedule 13G filed with the SEC on February 8, 2021, by State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, MA 02111, State Street reports that as of December 31, 2020, it and its subsidiaries listed on Exhibit 1 of the Schedule 13G had no sole voting and dispositive powers, shared voting power for 116,177,620 shares, and shared dispositive power for 127,915,455 shares.

(5)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 10, 2021, by The Vanguard Group—23-1945930, 100 Vanguard Blvd., Malvern, PA 19355, Vanguard reports that as of December 31, 2020, it and its subsidiaries listed on Appendix A of the Schedule 13G/A had sole dispositive power for 149,799,146 shares, shared voting power for 3,053,654 shares, shared dispositive power for 7,991,789 shares, and no sole voting power.

(6)	Includes 4,532 shares held by The Lindsey H. Pate 2019 Irrevocable Trust for which Mr. Pate disclaims beneficial ownership.

78	Chevron Corporation—2021 Proxy Statement

board proposal to approve, on an advisory basis,
named executive officer compensation

(item 3 on the proxy card)

As required by Section 14A of the Exchange Act, stockholders are entitled to a nonbinding vote on the compensation of our Named Executive Officers (sometimes referred to as “Say-on-Pay”). At the 2017 Annual Meeting, the Board of Directors recommended and stockholders approved holding this advisory vote on an annual basis. Accordingly, you are being asked to vote on the following resolution at the 2021 Annual Meeting:

“Resolved, that the stockholders APPROVE, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

Your Board recommends that you vote FOR this resolution because it believes that our compensation programs support our business model and the following objectives and values, described in detail in our “Compensation Discussion and Analysis” in this Proxy Statement:

•

Pay competitively across all salary grades and all geographies; our target compensation is determined by benchmarking comparable positions at other companies of equivalent size, scale, complexity, capital intensity, and geographic footprint. We reference both oil industry peers and non-oil industry peers in this analysis;

•	Balance short- and long-term decision-making in support of a long-cycle-time business with a career-oriented employment model;

•	Pay for absolute and competitive performance, in alignment with stockholder returns; and

•	Apply compensation program rules in a manner that is internally consistent.

We encourage stockholders to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

vote required

This proposal is approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on this proposal (whether by abstention or otherwise) will have no impact on this proposal. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion on this proposal.

This vote is nonbinding. The Board and the Management Compensation Committee, which is composed solely of independent Directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

your board’s recommendation

Your Board recommends that you vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

Chevron Corporation—2021 Proxy Statement	79

rule 14a-8 stockholder proposals

(items 4 through 9 on the proxy card)

Your Board welcomes dialogue on the topics presented in the Rule 14a-8 stockholder proposals on the following pages. Chevron strives to communicate proactively and transparently on these and other issues of interest to the Company and its stockholders. Some of the following stockholder proposals may contain assertions about Chevron that we believe are incorrect. Your Board has not attempted to refute all such assertions. However, your Board has considered each proposal and recommended a vote based on the specific reasons set forth in each Board response.

We received a number of proposals requesting specific reports. As a general principle, your Board opposes developing specially requested reports because producing them is a poor use of Chevron’s resources when the issues are addressed sufficiently through existing communications. Moreover, your Board believes that stockholders benefit from reading about these issues in the context of Chevron’s other activities rather than in isolation. Many of the issues raised in the following stockholder proposals are discussed in Chevron’s Corporate Sustainability Report, our Annual Report, this Proxy Statement and the Climate Change Resilience Report. Additional information on Chevron’s corporate governance and corporate social responsibility philosophies and initiatives is available on our website at www.chevron.com.

Your Board urges stockholders to read this Proxy Statement, the Annual Report, the Annual Report Supplement, the Corporate Sustainability Report and the Climate Change Resilience Report, as well as the other information presented on Chevron’s website.

We will provide the name, address, and share ownership of the stockholders who submitted a Rule 14a-8 stockholder proposal upon a stockholder’s request.

vote required

Stockholder proposals are approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on these proposals (whether by abstention or otherwise) will have no impact on these proposals. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion on these proposals.

your board’s recommendation

Your Board recommends that you vote AGAINST each of the stockholder proposals on the following pages.

80	Chevron Corporation—2021 Proxy Statement

stockholder proposals

stockholder proposal to reduce scope 3 emissions

(item 4 on the proxy card)

WHEREAS: We, the shareholders, must protect our assets against devastating climate change, and we therefore support companies to substantially reduce greenhouse gas (GHG) emissions.

RESOLVED: Shareholders request the Company to substantially reduce the greenhouse gas (GHG) emissions of their energy products (Scope 3) in the medium- and long- term future, as defined by the Company.

To allow maximum flexibility, nothing in this resolution shall serve to micromanage the Company by seeking to impose methods for implementing complex policies in place of the ongoing judgement of management as overseen by its board of directors.

You have our support.

SUPPORTING STATEMENT:

The policies of the energy industry are crucial to curbing climate change. Therefore, shareholders support oil and gas companies to change course; to substantially reduce emissions.

Fiduciary duty

As shareholders, we understand this support to be part of our fiduciary duty to protect all assets in the global economy from devastating climate change. Climate-related risks are a source of financial risk, and therefore limiting global warming is essential to risk management and responsible stewardship of the economy.

We therefore support the Company to reduce the emissions of their energy products (Scope 3). Reducing emissions from the use of energy products is essential to limiting global warming.

An increasing number of investors insist on reductions of all emissions

Shell, BP, Equinor, and Total have already adopted Scope 3 ambitions. Backing from investors that insist on reductions of all emissions continues to gain momentum; in 2020, an unprecedented number of shareholders voted for climate resolutions. It is evident that a growing group of investors across the energy sector is uniting behind visible and unambiguous support for reductions of all emissions.

Nothing in this resolution shall limit the Company’s powers to set and vary their strategy or take any action which they believe in good faith would best contribute to reducing GHG emissions.

We believe that the Company could lead and thrive in the energy transition. We therefore encourage you to reduce emissions, inspiring society, employees, shareholders, and the energy sector, and allowing the company to meet an increasing demand for energy while reducing GHG emissions to levels consistent with curbing climate change.

You have our support.

Chevron Corporation—2021 Proxy Statement	81

stockholder proposals

board of directors’ response

Chevron shares the view that managing climate change-related risks and energy transition opportunities is vital to delivering superior long-term value. Chevron is taking actions that support a global approach to achieving the goals of the Paris Agreement as efficiently and cost-effectively as possible for society.

Chevron has established Scope 1 and Scope 2 metrics for Upstream oil, gas, flaring and methane and believes that the most appropriate approach for measuring the emissions performance of an Upstream asset is greenhouse gas (“GHG”) intensity by commodity on an equity basis. This approach ensures Chevron is accountable for all Upstream GHG emissions, irrespective of who is the operator, unlike many others who account only for emissions from a subset of assets in which they have invested. Consistent with the timing of the global stock-takes under the Paris Agreement, Chevron has set metrics for 2023 and 2028 and intends to do so every five years thereafter. Successfully achieving these emissions intensity reduction metrics is linked to most Chevron employees’ variable compensation, as reflected in the Chevron Incentive Plan (CIP) scorecard. Below is a table of the Company’s adopted metrics:

Chevron Upstream emissions intensity reduction metrics for 2028:
24	kg CO2e/boe* for oil (global industry averages 46)	40% reduction from 2016
24	kg CO2e/boe* for gas (global industry averages 71)	26% reduction from 2016
2	kg CO2e/boe* for methane and a global methane detection campaign	53% reduction from 2016
0	routine flaring by 2030 and 3 kg CO2e/boe* for overall flaring	66% reduction from 2016

*	CO2e/boe = carbon dioxide equivalent/barrels of oil-equivalent

The Company leverages its capabilities, assets, and expertise to focus on these three action areas that aim to deliver measurable progress: (1) lower carbon intensity cost efficiently, (2) increase renewables and offsets in support of our own business, and (3) invest in low-carbon technologies to enable commercial solutions. Chevron believes the world’s continued demand for oil and gas should be supplied by the cleanest and most efficient producers. Chevron addresses Scope 3 emissions by taking the following actions:

1.	Supporting a price on carbon through well-designed policies;

2.	Transparently reporting Scope 3 emissions from the use of our products; and

3.	Enabling customers to lower their emissions through increasing our renewable products, offering offsets, and investing in low-carbon technologies.

These contributions support a global approach to achieve the goals of the Paris Agreement as efficiently and cost-effectively as possible for society.

Chevron also prioritizes the most cost efficient and effective emissions reductions - an approach that is good for stockholders and good for society. Through 2028, Chevron plans to spend approximately $2 billion in carbon reduction projects. Further, Chevron has increased renewable fuels and products in its value chains over the last decade and plans to spend $750 million by 2028 in investments in renewables and offsets. Chevron also recently increased its commitment to invest in low-carbon technologies that address Scope 3 emissions, such as carbon capture utilization and storage and lower carbon energies by committing $300 million to the Future Energy Fund II.

Chevron’s employees are proud of their role in providing affordable, reliable, and ever-cleaner energy that people around the world depend on every day.

Your Board believes that Chevron’s actions and reporting are appropriate and that the Company’s strategy and method for setting emissions intensity reduction metrics effectively position Chevron to address future opportunities and risks. The Company’s strategies, such as those outlined above, are intended to drive higher returns and lower carbon.

Therefore, your Board recommends that you vote AGAINST this proposal.

82	Chevron Corporation—2021 Proxy Statement

stockholder proposals

stockholder proposal regarding report on impacts of

net zero 2050 scenario

(item 5 on the proxy card)

WHEREAS:

As evidence of the severe impacts from climate change mounts, policy makers, companies, and financial bodies are increasingly focused on the economic impacts1 from driving greenhouse gas (GHG) emissions to well-below 2 degrees Celsius below pre-industrial levels (including 1.5° C ambitions), as outlined in the Paris Agreement.

This focus has led many Chevron peers (including BP, Eni, Equinor, Repsol, Royal Dutch Shell, and Total) to commit to major GHG reductions, including setting “net zero emission” goals by 2050.2,3

Investors are also calling for high-emitting companies to test their financial assumptions and resiliency against substantial reduced-demand climate scenarios,4 and to provide investors insights about the potential impact on their financial statements.5,6,7

As of December 2020, Chevron Corporation had neither committed to net-zero emissions by 2050 across its value chain, nor disclosed how its financial assumptions would change from doing so.

In contrast, the audit reports for other high GHG-emitting companies clearly discussed this connection:

•	BP: how climate change and a global energy transition impacted the capitalization of exploration and appraisal costs and risks that oil and gas price assumptions could lead to financial misstatements;
•	Shell: how long-term price assumptions impacted by climate change could affect asset values and impairment estimates;

•	National Grid: noted estimates inconsistent with 2050 “net zero” commitments.

Additionally, in 2020, BP, Shell and Total reviewed their 2019 financial accounting practices in light of the accelerating low-carbon energy transition. All three subsequently adjusted critical accounting assumptions, resulting in material impairments, and disclosed how climate change affected the adjustments.

In October 2020, the International Energy Agency (IEA) issued a new “Net Zero 2050” scenario which describes what it would mean for the energy sector globally to reach net-zero GHG emissions by 2050.

This more aggressive global action to curtail climate change is consistent with a 1.5°C temperature increase globally.8

RESOLVED: Shareholders request that Chevron’s Board of Directors issue an audited report to shareholders on whether and how a significant reduction in fossil fuel demand, envisioned in the IEA Net Zero 2050 scenario, would affect its financial position and underlying assumptions. The Board should summarize its findings to shareholders by January 31, 2022, and the report should be completed at reasonable cost and omitting proprietary information.

SUPPORTING STATEMENT:

Proponents recommend that in issuing the report, the company take account of information on:

•	Assumptions, costs, estimates, and valuations that may be materially impacted; and

•	The potential for widespread adoption of net-zero goals by governments and peers.[9]

Proponents recommend that the report be supported by reasonable assurance from an independent auditor.

[1]

https://www.cftc.gov/sites/default/files/2020-09/9-9-20%20Report%20of%20the%20Subcommittee%20on%20Climate-Related%20Market%20Risk%20-%20Managing%20 Climate%20Risk%20in%20the%20U.S.%20Financial%20System%20for%20posting.pdf

[2]	https://www.reuters.com/article/climate-change-carbon-targets/factbox-big-oils-climate-targets-idUSL8N2HO1B4

[3]	https://carbontracker.org/reports/fault-lines/

[4]	https://www.iigcc.org/news/investor-groups-call-on-companies-to-reflect-climate-related-risks-in-financial-reporting/

[5]	https://www.unpri.org/sustainability-issues/accounting-for-climate-change

[6]	https://www.iigcc.org/download/investor-expectations-for-paris-aligned-accounts/?wpdmdl=4001&masterkey=5fabc4d15595d

[7]	https://cdn.ifrs.org/-/media/feature/news/2019/november/in-brief-climate-change-nick-anderson.pdf?la=en

[8]	https://www.iea.org/reports/world-energy-outlook-2020/achieving-net-zero-emissions-by-2050

[9]	https://www.climatechangenews.com/2019/06/14/countries-net-zero-climate-goal/

Chevron Corporation—2021 Proxy Statement	83

stockholder proposals

board of directors’ response

Chevron believes the future of energy is lower carbon and aims to equip stockholders with data and facts so that they can make informed choices as the world moves toward the global net-zero ambitions of the Paris agreement. In March 2021, the Company published its third Climate Change Resilience Report aligned with the Task Force for Climate-related Financial Disclosures. The report outlines Chevron’s approach to the energy transition, including testing the resiliency of Chevron’s portfolio against the International Energy Agency’s Sustainable Development Scenario (“SDS”) and Net Zero Scenario.

At its Investor Day on March 9, 2021, Chevron outlined the steps it is taking, and the challenges it faces, in working toward a net-zero future. This includes changes in portfolio, execution of projects identified through marginal abatement cost curves, and the policy, innovations, and offsets necessary to achieve net-zero.

Chevron uses long-term energy demand scenarios and a range of commodity prices to test its portfolio, guide investment strategies, and evaluate business risks to ensure it can deliver results under a range of potential futures. Chevron analyzes how various factors may combine to create alternative scenarios to stress-test its portfolio and integrate learnings into its decision making to remain competitive and resilient under multiple scenarios.

For longer-term scenarios, Chevron routinely uses external views to both inform and challenge its internal analysis. Chevron’s analysis includes scenarios forecasting emissions pathways that keep global warming to well below 2o C above pre-industrial levels, as well as scenarios forecasting net-zero emissions by 2050.1 One example of a lower carbon scenario tested against Chevron’s portfolio is the SDS. The SDS outlines one potential path to 2040 that achieves the objectives of recent clean energy policies, including the Paris Agreement, keeping global average temperatures well below 2o C above pre-industrial levels and putting the world on track to achieve net-zero emissions by 2070.

In 2020, more than 60 percent of Chevron’s total Scope 1 and Scope 2 equity GHG emissions were in regions with existing or developing carbon pricing policies.2 Chevron uses carbon prices and derived carbon costs in business planning, investment decisions, impairment reviews, reserves calculations, and assessment of carbon reduction opportunities. We believe that the Company’s portfolio is resilient, and that its governance structure, risk management, strategy, actions, and asset mix enable it to be flexible in response to potential changes in supply and demand, even in lower carbon scenarios.

The Company leverages its capabilities, assets, and expertise to focus on these three action areas that aim to deliver measurable progress: (1) lower carbon intensity cost efficiently, (2) increase renewables and offsets in support of our own business, and (3) invest in low-carbon technologies to enable commercial solutions.

Chevron’s employees are proud of their role in providing affordable, reliable, and ever-cleaner energy that people around the world depend on every day.

Given Chevron’s current disclosures and robust strategy, planning, and risk management processes, your Board believes that the requested report is unnecessary.

Therefore, your Board recommends that you vote AGAINST this proposal.

[1]

International Energy Agency (IEA), World Energy Outlook 2020, SDS, NZE2050, Oct. 2020, https://www.iea.org/reports/world-energy-outlook-2020; Network for Greening the Financial System (NGFS), Guide to Climate Scenario Analysis, Jun. 2020, https://www.ngfs.net/sites/default/files/medias/documents/ngfs_guide_scenario_analysis_final.pdf; Principles for Responsible Investment (PRI), Inevitable Policy Response, Jun. 2020, https://www.unpri.org/inevitable-policy-response/what-is-the-inevitable-policy-response/4787.article.

[2]	Scope 1 includes direct emissions from sources within a facility. Scope 2 includes indirect emissions from electricity and steam that Chevron imports.

84	Chevron Corporation—2021 Proxy Statement

stockholder proposals

stockholder proposal regarding shift to

public benefit corporation

(item 6 on the proxy card)

Whereas: Our Company’s Chairman and Chief Executive Officer, in 2019, signed a “Statement on the Purpose of a Corporation,” committing our Company to all stakeholders, including “protect[ing] the environment by embracing sustainability practices across our businesses.”

Yet, inconsistent with our Company’s “embrace” of sustainability, Chevron has declined to develop business goals consistent with limiting global temperature rise to 1.5 degrees and, unlike peers, has not set “net zero emissions” goals for 2050.

“Climate change poses a major risk to the stability of the U.S. financial system and to its ability to sustain the American economy” according to the United States’ Commodity Futures Trading Commission. The National Bureau of Economic Research warns if greenhouse gases are not cut in line with the Paris Accord, United States’ GDP could be cut 10.5 percent by 2100. The United Nations Environment Programme Finance Initiative and Principles for Responsible Investment reports in the paper “Universal Ownership” that over 50 percent of companies’ earnings are at risk from climate costs, creating systemic risk for diversified investors.

“Universal investors”-those with highly-diversified portfolios representative of the broad economy-are exposed to growing and widespread climate costs generated by some companies, including Chevron, and ultimately incurred by other companies. The Proponent is quoted in “Universal Ownership:”

“A portfolio investor benefiting from a company externalizing costs might experience a reduction in overall returns due to these externalities adversely affecting other investments in the portfolio,

and hence overall market return. For a diversified investor, there is no place to hide from these costs: they come back into the portfolio as taxes, insurance premiums, inflated input prices and the physical cost of disasters.” (Seitchik)

It is in investors’ interest to reduce climate externalities to protect long-term returns. In contrast, Chevron appears to prioritize our Company’s financial returns over the impact of climate change on global markets.

The State of Delaware has adopted and recently amended a law allowing our Company to become a Public Benefit Corporation (PBC) by amending our Company’s Certificate of Incorporation to establish a public purpose, such as promoting a sustainable global economy, consistent with our CEO’s statement to commit our company to all stakeholders; and

In the opinion of the proponent, the approach of this law seems consistent with our CEO’s commitment to the Statement, providing the opportunity for the board to legally articulate the purpose of our corporation in a manner that would reconcile its accountability to all stakeholders, be it therefore

Resolved, that shareholders request the board of directors to approve an amendment to the company’s Restated Certificate of Incorporation to become a Public Benefit Corporation (PBC) pursuant to Delaware law, and to submit the proposed amendment to shareholders for our approval. Such a change would enable the company to operate in a responsible and sustainable manner that balances the stockholder’s pecuniary interests, and the best interests of those materially affected by the corporation’s conduct.

Chevron Corporation—2021 Proxy Statement	85

stockholder proposals

board of directors’ response

The Business Roundtable Statement on the Purpose of a Corporation sets forth commitments in five key areas: delivering value to customers; investing in employees; dealing fairly and ethically with suppliers; supporting communities in which we work; and generating long-term value for stockholders. Chevron has a long track record of success in each of these five areas and remains dedicated to these principles because they have always contributed to the long-term, sustainable health of our Company.

Chevron engages with stakeholders, including investors, civil society organizations, customers, and others, to inform its approach to its social and environmental responsibilities. Expectations continue to rise, and responding to these expectations is a responsibility Chevron takes seriously. Our ability to continue to create value for stakeholders depends on maintaining financial, operational, and cultural strength – and we are committed to doing so.

Chevron’s social investments strive to empower people to improve their lives and meet their full potential. Partnerships in health, education, and economic development advance progress and strengthen communities. Moreover, our employees, retirees, and contractors apply their skills, and contribute their resources, in volunteer activities that help improve education, provide basic needs, foster new business opportunities, and ultimately strengthen the communities in which we operate.

Chevron addresses the risks and opportunities presented by the global transition toward a lower-emissions energy system through its three strategic action areas: (1) lower carbon intensity cost efficiently, (2) increase renewables and offsets in support of our own business, and (3) invest in low-carbon technologies to enable commercial solutions.

Chevron has established equity-basis greenhouse gas (“GHG”) emissions reduction metrics to achieve goals related to activities over which it has financial or operational influence. Chevron believes in establishing metrics on an equity-basis, per commodity, and on an intensity basis, up to the point of sale, in a verifiable, tradable manner to transparently measure the efficiency of production for each product. Chevron set Upstream equity net GHG intensity reduction goals for 2028 for Scope 1 and Scope 2 emissions of 24 kg of carbon dioxide equivalent (“CO2e”) per barrels of oil-equivalent (“boe”) for oil or gas production carbon intensity, zero routine flaring by 2030, 3 kg CO2e/boe for flaring intensity, and 2 kg CO2e/boe for methane intensity, along with a methane detection plan.1 Successfully achieving these metrics is linked to most Chevron employees’ variable compensation.

Chevron has a strong corporate governance structure to enable the Company to meet the rising expectations of stakeholders. Chevron’s Board of Directors conducts an annual review with executive management that identifies significant financial, operational, market, political, environmental, and other risks. The Board oversees Chevron’s risk management policies and practices to assess whether the appropriate systems are employed. The Board’s Public Policy and Sustainability Committee monitors the social, political, environmental, human rights, and public policy aspects of Chevron’s business and the communities in which it operates.

Your Board believes that Chevron operates in a responsible and sustainable manner, furthering the interests of many stakeholders, which directly contributes to the long-term health and growth of our business. Converting to a public benefit corporation is unnecessary and not an appropriate way to ensure the Company meets its social and environmental responsibilities.

Therefore, your Board recommends that you vote AGAINST this proposal.

[1]

Scope 1 emissions are direct emissions from sources within a facility. Scope 2 emissions are indirect emissions from imported electricity and steam. Scope 3 emissions include all other indirect emissions, of which the combustion of product (e.g. gasoline or diesel in cars and natural gas in electricity generation and industrial use) is considered the largest component.

86	Chevron Corporation—2021 Proxy Statement

stockholder proposals

stockholder proposal regarding report on lobbying

(item 7 on the proxy card)

Whereas, we believe in full disclosure of Chevron’s lobbying activities and expenditures to assess whether its lobbying is consistent with Chevron’s expressed goals and in stockholders’ best interests.

Resolved, the stockholders of Chevron request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Chevron used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Chevron’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.	Description of management’s and the Board’s decision-making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Chevron is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Public Policy Committee and posted on Chevron’s website.

Supporting Statement:

Chevron spent $84,560,000 on federal lobbying from 2010 – 2018. This does not include state lobbying, where Chevron also lobbies but disclosure is uneven or absent. For example, Chevron spent $35,124,804 lobbying in California from 2010 – 2018. Chevron also lobbies abroad, spending between €1,000,000–1,249,999 on lobbying in Europe for 2018.

We commend Chevron for now disclosing its largest trade associations. Chevron belongs to the Business Roundtable (BRT), Chamber of Commerce and National Association of Manufacturers (NAM), which spent $127,448,048 on lobbying for 2018. Both the BRT and NAM are lobbying against shareholder rights to file resolutions. Chevron does not disclose its payments to trade associations nor amounts used for lobbying. And Chevron does not disclose its payments to tax-exempt organizations that write and endorse model legislation, such as the American Legislative Exchange Council (ALEC).

We are concerned that Chevron’s lack of disclosure presents reputational risks when its lobbying contradicts company public positions. For example, Chevron supports the Paris climate agreement, yet a 2019 InfluenceMap report found Chevron has spent millions lobbying to undermine it.1 And Chevron’s ALEC membership has drawn scrutiny.2 Investors participating in the Climate Action 100+ representing $34 trillion in assets are asking companies to align their lobbying with the goals of the Paris agreement. Peer Shell produced an “Industry Associations Climate Review” report to ensure its trade association participation aligned with its views.3

We believe reputational damage stemming from misalignment between policy positions and actual direct and indirect lobbying efforts harms long-term value creation by Chevron. Thus, we urge Chevron to expand its lobbying disclosure.

[1]	https://thehill.com/policy/energy-environment/436117-top-oil-firms-spend-millions-on-lobbying-to-block-climate-change

[2]	https://readsludge.com/2019/08/27/these-ceos-promised-to-be-socially-responsible-but-their-companies-are-pushing-alecs-right- wing-agenda/

[3]	https://www.reuters.com/article/us-shell-afpm-idUSKCN1RE0VB

Chevron Corporation—2021 Proxy Statement	87

stockholder proposals

board of directors’ response

Chevron advocates on behalf of its employees and stockholders to support its commitment to deliver affordable, reliable and cleaner energy. Chevron strives to maintain positive, constructive relationships with policymakers and their staffs to help inform them about the impacts of potential legislation or rule changes. Chevron does this with the highest ethical standards and in compliance with all laws governing lobbying activities and disclosure. Chevron believes it is essential to engage with policymakers and express the Company’s views on pending policy proposals through direct and indirect lobbying and participation in a diverse range of business and policy organizations that advocate for free markets and responsible energy legislation and regulations. Chevron lobbies ethically, constructively, and in a non-partisan manner.

To further these efforts, Chevron holds membership in trade associations that provide expert perspectives on many issues. Trade associations also provide a venue for Chevron to engage with other companies and industry experts. Chevron does not agree with all positions of every industry, trade, or policy organization in which it participates. However, Chevron believes that participation in these organizations provides the Company with the best opportunity to influence their positions in a manner that aligns with the long-term interests of Chevron stockholders.

Chevron agrees that transparency and accountability are important aspects of corporate political activity. That is why Chevron provides extensive disclosure of these activities on its website by listing all jurisdictions where we are registered to lobby with links to access our reports. This disclosure goes beyond what is required by law. The Company’s lobbying activities in the United States are strictly regulated by federal, state, and local lobbying laws. Each governing jurisdiction determines its own laws and regulations regarding lobbying compliance and what activities must be reported. Chevron also discloses on its website not just lobbying activities, but all political contributions. The information on the website includes:

• Chevron’s lobbying activities, political contributions, philosophy, and oversight mechanisms • U.S. trade association memberships • Federal and state lobbying reports
• Federal lobbying contributions
• Chevron’s most recent annual Corporate Political Contributions report and the Chevron Employee Political Action Committee contribution report.

In addition, in December 2020, in response to stockholder interest, Chevron published a special report on climate lobbying. This report further describes Chevron’s lobbying strategies and governance to ensure its trade association memberships are in alignment with Chevron’s interests with respect to climate change issues.

All of Chevron’s political and lobbying activities are subject to thorough review and oversight. The Public Policy and Sustainability Committee of the Board of Directors annually reviews Chevron’s lobbying activities and budget to assess the value of these activities and ensure alignment with Chevron’s positions and interests. Senior Chevron staff annually review trade association memberships to consider their value to the business. They also review policies, procedures, and expenditures for political activities. Chevron’s employees are required to complete political and lobbying compliance training. We also take the extra step to review any contributions and lobbying through the lens of current and past events. We are committed to supporting strong energy allies who promote democracy.

Chevron has, for many years now, provided significant disclosure on its lobbying activities and expenditures and has a practice of periodically evaluating and improving the scope and quality of disclosure. Chevron will continue this practice of transparency. Your Board is confident that the Company’s political activities are aligned with Chevron’s goals and the long-term interests of our stockholders. Your Board encourages you to review the reports and other materials described above.

Therefore, your Board recommends that you vote AGAINST this proposal.

88	Chevron Corporation—2021 Proxy Statement

stockholder proposals

stockholder proposal regarding independent chair

(item 8 on the proxy card)

RESOLVED: Shareholders request the Board of Directors to adopt as policy, and amend the bylaws as necessary, to require that whenever possible the Chair of the Board of Directors be an independent member of the Board. This policy would phase in for the next CEO transition.

If the Board determines that a Chair who was independent when selected is no longer independent, within a reasonable period it shall select a new Chair who satisfies the requirements of this policy. Compliance with this policy can be waived if no independent director is available and willing to serve as Chair.

SUPPORTING STATEMENT

We believe that inadequate board oversight has led to management mishandling of a number of issues, which has increased both risk and cost to stockholders.

For example, Chevron mishandled risk related to an ongoing legal effort by communities in Ecuador to enforce a $9.5 billion judgment for oil pollution. When Chevron acquired Texaco in 2001, it inherited significant legal, financial, and reputational liabilities that stemmed from pollution of the water and lands of communities in the Ecuadorian Amazon. In 2018, Ecuador’s Constitutional Court unanimously confirmed a $9.5 billion judgment against Chevron.

Chevron has acknowledged the serious risk from enforcement of the $9.5 billion judgment. Deputy Controller Rex Mitchell testified, under oath, that such seizures of Company assets “would cause significant, irreparable damage to Chevron’s business reputation and business relationships.” However, instead of negotiating a swift, reasonable, and comprehensive settlement with the affected Ecuadorian communities, management has pursued a costly and protracted legal strategy that has lasted more than two decades.

As well, investors are concerned that Chevron has not adequately addressed climate change – a massive risk that is already manifest and set to intensify over time via regulation, energy price swings, and growing uncertainty around the value of fossil fuel reserves. Chevron has published a climate risk scenario report and attempted to reduce capital spending; however, investor concerns remain because:

•	Of Chevron’s December 2019 announcement of a $10 billion+ write-down on the value of its assets.
•	Climate-related tort claims and similar litigation against Chevron are mounting.

•	Chevron’s climate risk reports have downplayed significant factors, such as potential competition from low-carbon energy technologies.

•

Chevron has supported lobbying and trade associations that spread dis-information on climate science and policy, such as the American Legislative Exchange Council (“ALEC”) and the American Petroleum Institute (“API”).

In addition, inadequate board attention could intensify ongoing risks and controversies related to global operations – such as renewed attacks on Chevron’s Nigeria assets in 2016, controversy over operations in Myanmar (given United Nations reports of genocide and crimes against humanity committed by the Burmese army against the Rohingya and other ethnic minorities in Burma), and a landmark enforcement action against Chevron for alleged tax evasion in Australia.

An independent Chair would improve oversight of management, and the attention paid to long-range risks such as those noted above.

THEREFORE: Please vote FOR this common-sense governance enhancement.

Chevron Corporation—2021 Proxy Statement	89

stockholder proposals

board of directors’ response

As required by Chevron’s By-Laws, the independent members of your Board elect the Board Chairman annually after reviewing whether to elect the CEO or another Director to serve as Chairman. The Board thus has great flexibility to choose the optimal leadership for the Board depending upon Chevron’s particular needs and circumstances at the time.

Currently, the Board has appointed Michael K. Wirth to serve as CEO and as Chairman of the Board. Your Board believes that Chevron and its stockholders benefit from the resulting unity of leadership and companywide strategic alignment. For example, as a global energy company that negotiates concessions and leases with host-country governments around the world, we believe it is generally advantageous to the Company for the CEO to represent the Chevron Board as its Chairman in such dialogues. Your Board does recognize the importance of independent oversight of the CEO and management, and it has instituted structures and practices to enhance such oversight. When the CEO is elected Chairman, the independent Directors annually elect a Lead Director from among themselves. The role of the Lead Director is highly empowered, as described in the “Independent Lead Director” section of this Proxy Statement on page 22. See also “Board Leadership Structure” on page 21.

As part of each Board meeting, the independent Directors meet in executive session without members of management present. They use this opportunity to discuss any matters they deem appropriate, including evaluation of senior management, CEO and management succession, Chevron’s operating and financial performance and returns to stockholders, and Board priorities, among others.

A fixed policy requiring a separation of the roles of Chairman and CEO is also unwarranted because of Chevron’s many other strong corporate governance practices, including the following: the annual election of all Directors; a majority vote requirement in uncontested elections of Directors; an overwhelming majority of independent Directors; proxy access; independent Director access to employees; and publicly available Corporate Governance Guidelines. The independent oversight of Chevron’s Board leadership is further supported by strong Board refreshment, multidimensional diversity among its Directors, and regular rotation of Committee chairpersons and of the Lead Director, all of which ensures that new perspectives are brought to the selection of Chevron’s Chairman and to other critical Board decisions.

Although the proposal purports to relate to the Board’s leadership structure, its supporting statement shows that it is a vehicle to discuss the Ecuador litigation. Yet, the $9.5 billion Ecuadorian judgment against Chevron has been thoroughly discredited by every court and tribunal outside Ecuador that has reviewed the matter. In 2014, a federal court in New York found that the Ecuadorian judgment had been procured through fraud, bribery, and corruption, and was unenforceable in the United States. The U.S. Second Circuit Court of Appeals unanimously affirmed that finding, and the U.S. Supreme Court denied review, rendering the federal court’s ruling final.

In a separate action, in 2018, an international tribunal administered by the Permanent Court of Arbitration in The Hague issued a unanimous award in favor of Chevron, finding that the Ecuadorian judgment was procured through fraud, bribery, and corruption, and that it was based exclusively on environmental claims settled and released by the Republic of Ecuador years earlier. The tribunal concluded that as a matter of international law, the judgment “should not be recognised or enforced by the courts of other States.” In September 2020, the District Court of The Hague upheld the award, highlighting that Ecuador acknowledges that the Ecuadorian judgment is fraudulent (“[t]he fraudulent character of the judgment and the proceedings preceding it is common ground between [Chevron and Ecuador]”), a fact Ecuador also admitted in a public filing with the Office of the United States Trade Representative in July 2020 (referring to the Ecuadorian judgment as “fraudulent”). Finally, plaintiffs’ recognition and enforcement proceedings outside Ecuador have failed in every jurisdiction in which they have been attempted to date, namely Argentina, Brazil, and Canada. Your Board expects Chevron’s management to continue vigorously defending against this fraud.

Given strong independent Board oversight of the CEO and management and the Company’s corporate governance practices, including an empowered and effective independent Lead Director, your Board does not believe that a fixed policy requiring an independent Chairman is in the best interests of stockholders. Rather, your Board believes that stockholder interests are best served when Directors have the flexibility to determine the best person to serve as Chairman, recognizing that no single leadership model is appropriate in all circumstances.

Therefore, your Board recommends that you vote AGAINST this proposal.

90	Chevron Corporation—2021 Proxy Statement

stockholder proposals

stockholder proposal regarding special meetings

(item 9 on the proxy card)

RESOLVED: Shareowners request that the Board of Chevron Corporation (“Chevron” or “Company”) take the steps necessary to amend Company bylaws and appropriate governing documents to give holders of 10% of outstanding common stock the power to call a special shareowners meeting. To the fullest extent permitted by law, such bylaw text in regard to calling a special meeting shall not contain exceptions or excluding conditions that apply only to shareowners but not to management or the Board.

Supporting Statement:

This Proposal grants shareowners the ability to consider important matters which may arise between annual meetings, and augments the Board’s power to itself call a special meeting. This Proposal earned the support of 35% of shares voted in 2019, representing approximately $54 billion in shareholder value.

We believe management has mishandled a variety of issues in ways that significantly increase both risk and costs to shareholders. The most pressing of these issues is the ongoing legal effort by communities in Ecuador to enforce a $9.5 billion judgment against Chevron for oil pollution.

When Chevron acquired Texaco in 2001, it inherited significant legal, financial, and reputational liabilities that stemmed from pollution of the water and lands of communities in the Ecuadorian Amazon. For two decades the affected communities brought suit against Texaco (and subsequently Chevron). The case reached its conclusion in 2018 when Ecuador’s Constitutional Court, in an 8-0 decision, confirmed a $9.5 billion judgment against Chevron.

Instead of negotiating an expedient, fair, and comprehensive settlement with the affected communities in Ecuador, Chevron pursued a costly legal strategy that lasted for more than two decades. In the course of these proceedings,

Chevron’s management made significant missteps, including moving the case from New York to Ecuador. In an unprecedented move, Chevron harassed and subpoenaed stockholders who questioned the advisability of the Company’s legal strategy.

Chevron has acknowledged the serious risk enforcement of the $9.5 billion judgment represents. Under oath, Deputy Controller Rex Mitchell testified that such seizure of Company assets: “would cause significant, irreparable damage to Chevron’s business reputation and business relationships.”

However, Chevron has yet to fully report these risks in either public filings or statements to shareholders. As a result, investors have requested that the U.S. Securities and Exchange Commission investigate whether Chevron violated securities laws by misrepresenting or materially omitting information in regard to the multi-billion Ecuadoran judgment.

Shareholders urgently need a reasonable 10% threshold to call special meetings.

THEREFORE: Vote FOR this common-sense governance enhancement that would improve shareholder communication and protect shareholder value.

Chevron Corporation—2021 Proxy Statement	91

stockholder proposals

board of directors’ response

Chevron’s By-Laws permit stockholders owning 15 percent of Chevron’s outstanding common stock to call for a special meeting. Your Board continues to believe that Chevron’s 15 percent threshold ensures that a reasonable number of stockholders considers a matter important enough to merit a special meeting. Preparing for and holding a special meeting is time-consuming and expensive. The 15 percent threshold helps avoid waste of Company and stockholder resources to address narrow or special interests.

In addition to a lower threshold, the proposal would permit a special meeting without appropriate and reasonable limitations. Chevron’s By-Laws currently contain two important limitations. A special meeting cannot be called (1) if the Board has already called or will call an Annual Meeting of stockholders for the same purpose specified in the special meeting request or (2) if an annual or special meeting was held not more than 12 months before the request for a special meeting was received and included the purpose specified in the special meeting request. Given the time and cost associated with special meetings, your Board believes that these are appropriate and reasonable limitations. Moreover, the issues raised in support of this proposal already are consistently discussed at Chevron’s Annual Meetings.

Stockholders can be assured that their right to be apprised of and vote on significant matters is protected not only by their existing right to call for special meetings and participate in Chevron’s Annual Meetings, but also by state law and other regulations. Chevron is incorporated in Delaware, which requires that major corporate actions, such as a merger or a sale of all or substantially all of Chevron’s assets, be approved by stockholders. Chevron is also listed on the New York Stock Exchange (“NYSE”), and the NYSE requires, among other things, that listed companies obtain stockholder approval for equity compensation plans and significant issuances of equity securities to related parties and for when such issuances represent more than 20 percent of an issuer’s voting power. Chevron has robust corporate governance practices to protect stockholder interests, including a declassified Board; proxy access; no supermajority voting provisions in its By-Laws and Certificate of Incorporation; and a strong independent Board structure.

Finally, although the proposal purports to relate to special meetings, its supporting statement shows that it is a vehicle to discuss the Ecuador litigation and related actions against Chevron. The proponent implies that special meetings are an appropriate vehicle for pressuring the Company to succumb to the demands in the Ecuador litigation and pay a judgment secured through fraud and corruption. Your Board believes, and several prominent courts and international tribunals have now confirmed, that the Ecuador litigation is the product of fraud, bribery, and corruption.

In 2014, a federal court in New York found that the Ecuadorian judgment had been procured through fraud, bribery, and corruption, and was unenforceable in the United States. The U.S. Second Circuit Court of Appeals unanimously affirmed that finding, and the U.S. Supreme Court denied review, rendering the federal court’s ruling final.

In a separate action, in 2018, an international tribunal administered by the Permanent Court of Arbitration in The Hague issued a unanimous award in favor of Chevron, finding that the Ecuadorian judgment was procured through fraud, bribery, and corruption, and that it was based exclusively on environmental claims settled and released by the Republic of Ecuador years earlier. The tribunal concluded that as a matter of international law, the judgment “should not be recognised or enforced by the courts of other States.” In September 2020, the District Court of The Hague upheld the award, highlighting that Ecuador acknowledges that the Ecuadorian judgment is fraudulent (“[t]he fraudulent character of the judgment and the proceedings preceding it is common ground between [Chevron and Ecuador]”), a fact Ecuador also admitted in a public filing with the Office of the United States Trade Representative in July 2020 (referring to the Ecuadorian judgment as “fraudulent”).Finally, plaintiffs’ recognition and enforcement proceedings outside Ecuador have failed in every jurisdiction in which they have been attempted to date, namely, Argentina, Brazil and Canada. Your Board expects Chevron’s management to continue vigorously defending against this fraud.

Your Board continues to believe its current By-Law is in the stockholders’ best interests and provides appropriate and reasonable limitations on the right to call special meetings.

Therefore, your Board recommends that you vote AGAINST this proposal.

92	Chevron Corporation—2021 Proxy Statement

voting and additional information

vote results

At the Annual Meeting, we will announce preliminary vote results for those items of business properly presented. Within four business days of the Annual Meeting, we will disclose the preliminary results (or final results, if available) in a Current Report on Form 8-K filed with the SEC.

appointment of proxy holders

Your Board asks you to appoint Michael K. Wirth, R. Hewitt Pate, and Mary A. Francis as your proxy holders, each with full power of substitution, to represent and to vote your shares at the Annual Meeting. You make this appointment by voting the proxy card provided to you using one of the voting methods described in “How to Vote” in this section.

If you sign and return a proxy card with voting instructions, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. If you sign and return a proxy card without voting instructions, they will vote your shares as recommended by your Board.

Unless you indicate otherwise on the proxy card, you also authorize the proxy holders to vote your shares on any matters that are not known by your Board as of the date of this Proxy Statement and that may be properly presented by or at the direction of the Board for action at the Annual Meeting.

record date; who can vote

Stockholders owning Chevron common stock at the close of business on Monday, March 29, 2021, the Record Date, or their legal proxy holders, are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 1,927,958,623 shares of Chevron common stock outstanding. Each outstanding share of Chevron common stock is entitled to one vote.

quorum

A quorum, which is a majority of the outstanding shares of Chevron common stock as of the Record Date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented at the meeting, either by the stockholders attending in person or by the proxy holders. If you indicate an abstention as your voting preference in any matter, your shares will be counted toward a quorum, but will not be voted on any such matter.

Chevron Corporation—2021 Proxy Statement	93

voting and additional information

how to vote

Stockholders can vote by mail, telephone, Internet, or in person at the Annual Meeting.

Stockholders of record	Street name stockholders	Employee plan participants

•  If you hold your shares in your own name as reflected in the records of Chevron’s transfer agent, Computershare Shareowner Services LLC, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions on your proxy card.

•  If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting is available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 25, 2021.

•  You can vote virtually at the Annual Meeting by visiting www.virtualshareholdermeeting.com /CVX2021 and using your 16-digit control number.

•  If you own your shares through a bank, broker, or other holder of record, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions on your voting instruction form.

•  If you vote by telephone or on the Internet, you do not need to return your voting instruction form. Telephone and Internet voting is available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 25, 2021.

•  If your shares are held in street name and your voting instruction form or Notice Regarding the Availability of Proxy Materials indicates that you may vote those shares through the www.proxyvote.com website, then you may vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com /CVX2021 and using the 16-digit control number indicated on that voting instruction form or Notice Regarding the Availability of Proxy Materials. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

•  If you own your shares through participation in a Chevron employee stock or retirement benefit plan, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions contained in the email sent to your work address or in the materials you receive through the mail.

•  All votes must be received by the plan trustee or fiduciary by 11:59 p.m. EDT on Sunday, May 23, 2021, or other cutoff date as determined by the plan trustee or fiduciary.

We encourage you to vote by telephone or Internet. Both are designed to record your vote immediately and enable you to confirm that your vote has been properly recorded.

revoking your proxy or voting instructions

Stockholders can revoke their proxy or voting instructions as follows.

Stockholders of record	Street name stockholders	Employee plan participants

•  Send a written statement revoking your proxy to: Chevron Corporation, Attn: Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324;

•  Submit a proxy card with a later date and signed as your name appears on your account;

•  Vote at a later time by telephone or the Internet; or

•  Vote virtually at the Annual Meeting.

	• Notify your bank, broker, or other holder of record in accordance with that entity’s procedures for revoking your voting instructions.	• Notify the trustee or fiduciary of the plan through which you hold your shares in accordance with its procedures for revoking your voting instructions.

94	Chevron Corporation—2021 Proxy Statement

voting and additional information

confidential voting

Chevron has a confidential voting policy to protect the privacy of your votes. Under this policy, ballots, proxy cards, and voting instructions returned to banks, brokers, and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator, and the Inspector of Election have access to the ballots, proxy cards, and voting instructions. Anyone who processes or inspects the ballots, proxy cards, and voting instructions signs a pledge to treat them as confidential. None of these persons is a Chevron Director, officer, or employee. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy cards, and voting instructions only in the event of a proxy contest or as otherwise required by law.

notice and access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 26, 2021:

The Notice of 2021 Annual Meeting, 2021 Proxy Statement, and 2020 Annual Report are available at www.proxyvote.com.

This year, we are again furnishing Proxy Materials over the Internet to a number of our stockholders under the SEC’s notice and access rules. Many of our stockholders will receive a Notice Regarding the Availability of Proxy Materials (the “Notice”) in the mail instead of a paper copy of this Proxy Statement, a proxy card or voting instruction card, and our 2020 Annual Report. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our Proxy Materials.

The Notice contains instructions on how to access our Proxy Materials and vote over the Internet at www.proxyvote.com and how stockholders can receive a paper copy of our Proxy Materials, including this Proxy Statement, a proxy card or voting instruction card, and our 2020 Annual Report. At www.proxyvote.com, stockholders can also request to receive future Proxy Materials in printed form by mail or electronically by email.

All stockholders who do not receive a Notice will receive a paper copy of the Proxy Materials by mail unless they have previously elected to receive Proxy Materials by email. We remind stockholders who receive a Notice that the Notice is not itself a proxy card and should not be returned with voting instructions.

If you would like an additional copy of the 2020 Annual Report or the 2021 Proxy Statement, with exhibits, these documents are available on the Company’s website, https://www.chevron.com/investors/corporate-governance. These documents are also available without charge to any stockholder, upon request, by writing to: Chevron Corporation, Attn: Corporate Governance Department, 6001 Bollinger Canyon Road, T3189, San Ramon, CA 94583-2324.

method and cost of soliciting and tabulating votes

Chevron will bear the costs of soliciting proxies and tabulating your votes. Proxies may be solicited by mail, Notice and Access (described in “Notice and Access,” above), email, telephone, or other means. Chevron has retained Broadridge Financial Solutions, Inc., to assist in distributing these Proxy Materials. Alliance Advisors LLC will act as our proxy solicitor in soliciting votes at an estimated cost of $30,000 plus additional fees for telephone and other solicitation of proxies, if needed, and its reasonable out-of-pocket expenses. Chevron employees may solicit your votes without additional compensation.

Chevron will reimburse banks, brokers, and other holders of record for reasonable, out-of-pocket expenses for forwarding these Proxy Materials to you, according to certain regulatory fee schedules. We estimate that this reimbursement will cost Chevron approximately $2 million. The actual amount will depend on variables such as the number of proxy packages mailed, the number of stockholders receiving electronic delivery, and postage costs. See “Email Delivery of Future Proxy Materials” in this section for information on how you can help reduce printing and mailing costs.

Broadridge Financial Solutions, Inc., will be the proxy tabulator, and CT Hagberg LLC will act as the Inspector of Election.

Chevron Corporation—2021 Proxy Statement	95

voting and additional information

householding information

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and receive hard copies of our Proxy Materials will receive only one copy, unless we are notified that one or more of these stockholders wish to continue receiving individual copies.

Householding conserves natural resources and reduces our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you and another stockholder of record with whom you share an address are receiving multiple copies of our Proxy Materials, you can request to participate in householding and receive a single copy of our Proxy

Materials in the future by calling Broadridge Financial Solutions, Inc., toll-free at 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Alternatively, if you and another stockholder of record with whom you share an address participate in householding and you wish to receive an individual copy of our Proxy Materials now or discontinue your future participation in householding, please contact Broadridge Financial Solutions, Inc., as indicated above. Proxy Materials will be delivered promptly and free of charge.

If you are a street name stockholder, you can request information about householding from your bank, broker, or other holder of record through which you own your shares.

email delivery of future proxy materials

You can elect to receive future Proxy Materials by email, which will save us the cost of producing and mailing documents to you, by enrolling at www.icsdelivery.com/cvx. If you choose to receive future Proxy Materials by email, you will receive an email with instructions containing a link to the website where those materials are available and where you can vote.

stockholder of record account maintenance

Chevron engages a transfer agent, Computershare, to assist the Company in maintaining the accounts of individuals and entities that hold Chevron common stock in their own name on the records of the Company, sometimes referred to as “stockholders of record” or “registered stockholders.” All communications concerning accounts of stockholders of record, including name and address changes, requirements to transfer shares, and similar matters, may be handled by calling Computershare’s toll-free number, 1-800-368-8357, or by contacting Computershare through its website at www.computershare.com/investor. You may also address correspondence to Computershare at P.O. Box 505000,

Louisville, KY 40233-5000 or, if by overnight delivery, 462 South 4th Street, Suite 1600, Louisville, KY 40202. The Computershare Investment Plan provides interested investors with an alternative for purchasing and selling shares of Chevron common stock and with the ability to enroll in dividend reinvestment. Additional information is available on Computershare’s website at www.computershare.com/investor.

If you are a street name stockholder, you may contact your bank, broker, or other holder of record with questions concerning your account.

96	Chevron Corporation—2021 Proxy Statement

voting and additional information

submission of stockholder proposals for 2022 annual meeting

Proposals for inclusion in next year’s Proxy Statement (SEC Rule 14a-8)

SEC Rule 14a-8 permits stockholders to submit proposals for inclusion in our Proxy Statement if the stockholders and the proposals meet certain requirements specified in that rule.

•

When to send these proposals. Any stockholder proposal submitted in accordance with SEC Rule 14a-8 must be received at our principal executive offices no later than the close of business (6:00 p.m. Pacific Standard Time) on December 9, 2021.

•

Where to send these proposals. Proposals should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324.

•	What to include. Proposals must conform to and include the information required by SEC Rule 14a-8.

Director nominees for inclusion in next year’s Proxy Statement (proxy access)

Article IV, Section 7, of our By-Laws permits a stockholder or group of stockholders (up to 20) who have owned at least 3 percent of Chevron common stock for at least three years to submit director nominees (up to the greater of two nominees or 20 percent of the Board) for inclusion in our Proxy Statement if the nominating stockholder(s) satisfies the requirements specified in our By-Laws. Additional information about these proxy access requirements can be found in our By-Laws, available at www.chevron.com/investors/corporate-governance.

•

When to send these proposals. Notices of director nominees submitted pursuant to our proxy access By-Laws must be received no earlier than November 9, 2021, and no later than the close of business on December 9, 2021.

•

Where to send these proposals. Notices should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324.

•	What to include. Notices must include the information required by our proxy access By-Laws.

Other proposals or nominees for presentation at next year’s Annual Meeting (advance notice)

Article IV, Section 6, of our By-Laws requires that any stockholder proposal, including director nominations, that is not submitted for inclusion in next year’s Proxy Statement (either under SEC Rule 14a-8 or our proxy access By-Laws), but is instead sought to be presented directly at the 2022 Annual Meeting, must be received at our principal executive offices no earlier than the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the 2021 Annual Meeting. Additional information about these advance notice requirements can be found in our By-Laws, available at www.chevron.com/investors/corporate-governance.

•

When to send these proposals. Proposals and nominations submitted pursuant to our advance notice By-Laws must be received no earlier than January 26, 2022, and no later than the close of business on February 25, 2022.

•

Where to send these proposals. Proposals and nominations should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324.

•	What to include. Proposals and nominations must include the information required by our advance notice By-Laws.

Chevron Corporation—2021 Proxy Statement	97

voting and additional information

rules for admission for the virtual annual meeting

You are entitled to attend and participate in the Annual Meeting only if you were a stockholder as of the close of business on March 29, 2021, or if you are a valid legal proxy holder for the Annual Meeting. If you plan to attend the Virtual Annual Meeting, please be aware of what you will need to gain admission, as described below. If you do not comply with the procedures described here for attending the Virtual Annual Meeting, you will not be able to participate in the annual meeting.

•	Stockholders of record will need to use their control number available in their proxy materials to log into www.virtualshareholdermeeting.com/CVX2021.

•

Beneficial stockholders who do not have a control number may access the meeting by logging into their bank or brokerage firm’s website and selecting the stockholder communications mailbox to link through to the annual meeting. Instructions are also available on the voting instruction card provided by the bank or broker.

See below “attending the virtual annual meeting—We encourage participation” for additional information.

attending the virtual annual meeting

The Annual Meeting will be held on Wednesday, May 26, 2021, online by live audio webcast. The meeting will begin promptly at 8:00 a.m. PDT.

important notice regarding admission to the 2021 annual meeting

Virtual Annual Meeting

We are pleased to announce that the Company will conduct its 2021 Annual Meeting of Stockholders (“Annual Meeting”) on the above date and time solely by live audio webcast in lieu of an in-person meeting. Your Board believes this format will enhance and facilitate attendance by providing convenient access for all of our stockholders. In addition, this meeting format will eliminate public health concerns around the COVID-19 pandemic and the significant costs associated with holding an in-person meeting. We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency.

We encourage participation

Stockholders of record owning Chevron common stock at the close of business on Monday, March 29, 2021, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered stockholders as of the record date during the meeting, stockholders should go to the meeting website at www.virtualshareholdermeeting.com/CVX2021, enter the 16-digit control number found on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials, and follow the instructions on the website. If your voting instruction form or Notice Regarding the Availability of Proxy Materials does not indicate that you may vote those shares through the www.proxyvote.com website and it does not include a 16-digit control number, you should contact your bank, broker, or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The Annual Meeting will be opened for access beginning at 7:45 a.m. PDT on May 26, 2021. Proponents of the stockholder proposals included in this Proxy Statement will be given the option to prerecord or call in live through a dedicated line to ensure their ability to present their proposals.

We welcome questions from stockholders

Questions may be submitted in advance of the meeting at www.proxyvote.com or live during the meeting at www.virtualshareholdermeeting.com/CVX2021. If we are not able to get to every question submitted, we will post a summary of the remaining questions and answers on www.chevron.com/investors/stockholder-services.

Technical difficulties and additional questions

If you have difficulty accessing the Annual Meeting, please call 844-976-0738 (toll free) or 303-562-9301 (international). Technicians will be available to assist you. Please submit any additional questions, comments, or suggestions by email at corpgov@chevron.com or by telephone by calling 1-877-259-1501.

In the event of a technical malfunction or other situation that the meeting Chair determines may affect the ability of the meeting to satisfy the requirements for a stockholder meeting to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the Chair will convene the Annual Meeting at 8:30 a.m. PDT on the date specified above at the Company’s headquarters in San Ramon, California, solely for the purpose of adjourning the meeting to reconvene at a date, time, and physical or virtual location announced by the meeting Chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the investor relations page of the Company’s website at www.chevron.com/investors/stockholder-services.

98	Chevron Corporation—2021 Proxy Statement

the chevron way

getting results the right way

The Chevron Way explains our beliefs, vision, purpose and values. It guides how we work and establishes a common understanding of our culture and aspirations.

the human energy company

Human ingenuity has the power to solve any challenge and overcome any obstacle. Meeting the world’s growing energy needs demands pursuit of innovations and advancements that deliver a better future for all.

This is our past, our present and our future.

our vision To be the global energy company most admired for its people, partnership and performance.	our purpose We develop the affordable reliable, ever-cleaner energy that enables human progress.

our beliefs

energy is essential to modern life

We work to provide the energy that enables human progress around the world. We live this purpose every day.

human ingenuity fuels innovation

The imagination and perseverance of people will deliver solutions to energy’s greatest challenges.

the future is lower carbon

Our actions will make energy and global supply chains more sustainable, helping industries and customers who use our products advance a lower carbon world.

leadership carries great responsibility

Meeting rising expectations demands performance and accountability at the highest level. We aim to deliver industry-leading results.

our values

diversity and inclusion

We learn from and respect the cultures in which we operate. We have an inclusive work environment that values the uniqueness and diversity of individual talents, experiences and ideas.

leading performance

We develop leaders and collaborate as one team to deliver industry-leading performance. We continually raise the bar on actions and outcomes that meet the high expectations of our stakeholders.

partnership

We build trusting, mutually beneficial relationships. We work together – and with our partners – to achieve solutions and breakthroughs that benefit our shareholders and society.

protect people and the environment

We aim to lead our industry in health, safety and environmental performance. The protection of people, assets, communities and the environment is our highest priority.

trust and integrity

We earn trust and respect by acting with integrity and operating with the highest ethical standards. Our culture and reputation are built upon these principles.

©2021 Chevron. All rights reserved.

VOTE BY TELEPHONE OR INTERNET OR MAIL

24 Hours a Day, 7 Days a Week

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date or on the applicable Employee Voting Plan cutoff date. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CVX2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or on the applicable Employee Voting Plan cutoff date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D46292-P52734-Z79456        KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHEVRON CORPORATION

If you wish to vote in accordance with the Board of Directors’ recommendations on all matters, you need only sign, date, and return this proxy card.

Your Board recommends you vote FOR the election of the following Board Nominees for Director 1a through 1l:
		For	Against	Abstain

1a.	Wanda M. Austin	☐	☐	☐

1b.	John B. Frank	☐	☐	☐

1c.	Alice P. Gast	☐	☐	☐

1d.	Enrique Hernandez, Jr.	☐	☐	☐

1e.	Marillyn A. Hewson	☐	☐	☐

1f.	Jon M. Huntsman Jr.	☐	☐	☐

1g.	Charles W. Moorman IV	☐	☐	☐

1h.	Dambisa F. Moyo	☐	☐	☐

1i.	Debra Reed-Klages	☐	☐	☐

1j.	Ronald D. Sugar	☐	☐	☐

1k.	D. James Umpleby III	☐	☐	☐

1l.	Michael K. Wirth	☐	☐	☐

Your Board recommends you vote FOR Board proposals 2 and 3:		For	Against	Abstain

2.	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm	☐	☐	☐

3.	Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐

Your Board recommends you vote AGAINST stockholder proposals 4 through 9:		For	Against	Abstain

4.	Reduce Scope 3 Emissions	☐	☐	☐

5.	Report on Impacts of Net Zero 2050 Scenario	☐	☐	☐

6.	Shift to Public Benefit Corporation	☐	☐	☐

7.	Report on Lobbying	☐	☐	☐

8.	Independent Chair	☐	☐	☐

9.	Special Meetings	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Dear Stockholder:

The lower portion of this form is your proxy card for voting at Chevron Corporation’s 2021 Annual Meeting of Stockholders. It is important that you vote. You may vote by telephone, Internet, or mail by following the instructions printed on this form. If you vote by mail, please mark, sign, date, and return the proxy card (the lower portion of this form) using the enclosed postage-paid envelope or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. You must sign, date, and return the proxy card for your vote to be counted.

Important Notice Regarding Admission to the 2021 Annual Meeting

Virtual Annual Meeting

We are pleased to announce that Chevron will conduct its 2021 Annual Meeting of Stockholders (“Annual Meeting”) on the below date and time solely by live audio webcast in lieu of an in-person meeting. Your Board believes this format will enhance and facilitate attendance by providing convenient access for all of our stockholders. In addition, this meeting format will eliminate public health concerns around the COVID-19 pandemic and the significant costs associated with holding an in-person meeting. We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency.

We encourage participation

Stockholders of record owning Chevron common stock at the close of business on Monday, March 29, 2021, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered stockholders as of the record date during the meeting, stockholders should go to the meeting website at www.virtualshareholdermeeting.com/CVX2021, enter the 16-digit control number found on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials, and follow the instructions on the website. If your voting instruction form or Notice Regarding the Availability of Proxy Materials does not indicate that you may vote those shares through the www.proxyvote.com website and it does not include a 16-digit control number, you should contact your bank, broker, or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The Annual Meeting will be opened for access beginning at 7:45 a.m. PDT on May 26, 2021. Proponents of the stockholder proposals included in this Proxy Statement will be given the option to prerecord or call in live through a dedicated line to ensure their ability to present their proposals.

We welcome questions from stockholders.

Questions may be submitted in advance of the meeting at www.proxyvote.com or live during the meeting at www.virtualshareholdermeeting.com/CVX2021. If we are not able to get to every question submitted, we will post a summary of the remaining questions and answers on www.chevron.com/investors/stockholder-services.

Technical difficulties and additional questions

If you have difficulty accessing the Annual Meeting, please call 844-976-0738 (toll free) or 303-562-9301 (international). Technicians will be available to assist you. Please submit any additional questions, comments, or suggestions by email at corpgov@chevron.com or by telephone by calling 1-877-259-1501. In the event of a technical malfunction or other situation that the meeting Chair determines may affect the ability of the meeting to satisfy the requirements for a stockholder meeting to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the Chair will convene the Annual Meeting at 8:00 a.m. PDT on the date specified below at the Company’s headquarters in San Ramon, California, solely for the purpose of adjourning the meeting to reconvene at a date, time, and physical or virtual location announced by the meeting Chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the investor relations page of the Company’s website at www.chevron.com/investors/stockholder-services.

Sincerely,

Mary A. Francis

Corporate Secretary and Chief Governance Officer

Annual Meeting of Stockholders

• Meeting Date:	Wednesday, May 26, 2021

• Meeting Time:	8:00 a.m. PDT (open for access beginning at 7:45 a.m.)

• Meeting Location:	Online by live audio webcast (www.virtualshareholdermeeting.com/CVX2021)

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Wednesday, May 26, 2021:

The Notice of the 2021 Annual Meeting, 2021 Proxy Statement, and 2020 Annual Report are available at www.proxyvote.com.

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D46293-P52734-Z79456

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEVRON CORPORATION

The undersigned stockholder of Chevron Corporation hereby appoints Michael K. Wirth, R. Hewitt Pate, and Mary A. Francis, and each of them, proxy holders of the undersigned, each with full power of substitution, to represent and to vote all the shares of Chevron Corporation common stock held of record by the undersigned on Monday, March 29, 2021, at Chevron Corporation’s Annual Meeting of Stockholders, to be held on Wednesday, May 26, 2021, and any adjournment or postponement thereof. The proxy holders will vote as directed by the undersigned. If the undersigned signs, dates, and returns this proxy card but gives no directions for voting, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof, including, without limitation, any proposal to adjourn the meeting to a later time and place for the purpose of soliciting additional proxies, unless the undersigned strikes out this sentence.

If shares of Chevron Corporation common stock are issued to or held for the account of the undersigned under employee stock or retirement benefit plans and voting rights are attached to such shares (an “Employee Voting Plan”), the undersigned hereby directs the respective fiduciary of each applicable Employee Voting Plan to vote all shares of Chevron Corporation common stock held in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at Chevron Corporation’s Annual Meeting of Stockholders and any adjournment or postponement thereof, on all matters properly coming before the meeting, including but not limited to the matters set forth on the reverse side. If the undersigned has shares in an Employee Voting Plan and does not vote those shares, the Employee Voting Plan fiduciary may or may not vote the shares, in accordance with the terms of the Employee Voting Plan. All votes of Employee Voting Plan shares must be received by the respective fiduciary by 11:59 p.m. EDT, Sunday, May 23, 2021, or other Employee Voting Plan cutoff date determined by the Employee Voting Plan fiduciary, in order to be counted. Employee Voting Plan shares may not be voted at the meeting.

Your telephone or Internet vote authorizes the named proxy holders and/or the respective Employee Voting Plan fiduciary to vote the shares in the same manner as if you marked, signed, and returned your proxy form.

If you vote your proxy via telephone or Internet, you do not need to mail back your proxy card.

If you vote by mail, please mark, sign, date, and return the proxy card on the reverse side and return it using the enclosed postage-paid envelope or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.